                                                 This filing is made pursuant
                                                 to Rule 424(b)(3) under the
                                                 Securities Act of 1933 in
     Lifestyle from Manulife Financial           connection with Registration
                                                 No. 33-57020
     Prospectus for

     Multi-Account Flexible
     Payment Variable Annuity

     Issued by

     The Manufacturers Life Insurance
     Company of America

     Lifestyle from Manulife Financial

     Multi-Account Flexible Payment
     Variable Annuity

This prospectus describes Multi-Account Flexible Payment Variable Annuity Policies ("Policies" or "Policy") issued by The Manufacturers Life Insurance Company of America ("Manufacturers Life of America"). The Policies are designed for use in connection with retirement plans that may or may not be entitled to special income tax treatment. The Policies will be offered on both an individual basis and in connection with group or sponsored arrangements.

During the Accumulation Period, the Policies provide for the accumulation of value on a fixed, variable, or fixed and variable basis. Annuity payments are available on a fixed basis only.

Policy Value accumulated on a variable basis will be held in one or more of the sub-accounts of Manufacturers Life of America's Separate Account Two. The assets of each sub-account will be used to purchase shares of a particular investment portfolio ("Portfolio") of NASL Series Trust. The accompanying prospectus for NASL Series Trust describes the investment objectives of the Portfolios in which purchase payments may be invested. These Portfolios are: the Emerging Growth Trust, the Balanced Trust, the Capital Growth Bond Trust, the Money Market Trust, the Quantitative Equity Trust (formerly Common Stock
Fund), the Real Estate Securities Trust, the International Stock Trust, and the Pacific Rim Emerging Markets Trust. Other subaccounts and Portfolios may be added in the future.

In some jurisdictions the Policyowner may allocate Policy Value to various Fixed Accounts during the Accumulation Period. Policy Value so allocated will earn a fixed rate of interest for a specified period of time (the "Guarantee Period"); however, the Policy Value so allocated and the interest earned thereon is guaranteed only if the allocation is maintained to the Maturity Date. If the allocation is not maintained to the Maturity Date, the value thereof may be increased or decreased by the Market Value Adjustment. Fixed Account Value may be held either in Manufacturers Life of America's Separate Account A or, if applicable state law permits, in Manufacturers Life of America's General Account.

The Policyowner may also allocate Policy Value to the Guaranteed Interest Account during the Accumulation Period. Policy Value so allocated will earn a rate of interest guaranteed not to be less than 3% per annum and may, at Manufacturers Life of America's discretion, exceed that rate.

Prior to the Annuity Commencement Date, Manufacturers Life of America will furnish to each Policyowner at least annually a report showing certain account information including unit values, current rates, current purchase payment allocations and cash surrender value. In addition, reports that include financial statements of NASL Series Trust and information about the investment holdings of the various Portfolios will be sent to the Policyowner semi-annually.

This prospectus contains a detailed discussion of the information a prospective purchaser ought to know before making a purchase. Please read this prospectus carefully and keep it for future reference. It is valid only when accompanied by a current prospectus for NASL Series Trust.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Manufacturers Life Insurance
Company of America
500 N. Woodward Avenue
Bloomfield Hills, Michigan 48304

Service Office:
200 Bloor Street East
Toronto, Ontario, Canada M4W 1E5
Telephone: 1-800-827-4546 (1-800-VARILIN[E])

The date of this Prospectus is December 31, 1996.

Prospectus Contents
                                                                          Page
                                                                          ----
Definitions..........................................................        5
Summary Of Policies..................................................        7
Policyowner Inquiries................................................        9
Expense Table........................................................       10
Condensed Financial Information......................................       13
General Information About Manufacturers Life of America
     Manufacturers Life of America And
         Manufacturers Life..........................................       15
     General Information about
     Manufacturers Life of
     America's Separate Accounts.....................................       15
     Manufacturers Life of America's
     Separate Account Two:
     The Variable Accounts...........................................       15
General Information About NASL Series Trust..........................       16
     What Are the Investment Objectives and Certain Policies
         Of The Portfolios?..........................................       17
Description Of The Policies..........................................       19
     Purchasing A Policy.............................................       19
     "Free Look" Right...............................................       19
     Restrictions Applicable To
     Purchase Payments...............................................       20
     Policy Value....................................................       20
         The Fixed Accounts..........................................       21
         The Guaranteed Interest Account.............................       22
         The Variable Accounts.......................................       22
     Annuity Value Guarantee.........................................       24
     Transfers of Policy Value.......................................       24
         Dollar Cost Averaging.......................................       25
         Asset Allocation Balancer...................................       26
     Surrender Or Withdrawal Rights..................................       26
     Special Policy Access...........................................       27
     Provisions on Death.............................................       28
         Survivor Benefit Amount.....................................       28
         Death of the Policyowner....................................       29
         Death of the Annuitant......................................       30
     Commencement of Annuity Payments................................       31
     Substitution of Portfolio Shares................................       31
     Policy Charges..................................................       32
         Withdrawal Charge...........................................       32
         Record-Keeping Charge.......................................       34
         Transfer Charge.............................................
         Dollar Cost Averaging Charge................................       34
         Asset Allocation Balancer
         Charge
         Special Policy Access Charge................................       35

                                                                          Page
                                                                          ----
         Premium Tax Deduction.......................................       35
         Mortality And Expense Risks
         Charges.....................................................       35
         Administration Charge.......................................       36
     Market Value Adjustment.........................................       36
     Other General Policy Provisions.................................       37
         Deferral of Payments........................................       38
         Annual Statements...........................................       38
         Rights of Ownership.........................................       38
         Beneficiary.................................................       40
         Modification................................................       40
Federal Tax Matters..................................................       40
     Taxation of Manufacturers Life of
     America.........................................................       40
     Tax Treatment Of The Policies...................................       41
     Purchase of Policies by Qualified Plans.........................       43
Additional Information About
Manufacturers Life of America........................................       44
     Description of Business.........................................       44
     Responsibilities Assumed By
     Manufacturers Life..............................................       44
     Selected Financial Data.........................................       46
     Management Discussion and Analysis of Financial
     Condition and Results of Operation..............................       47
     Executive Officers and Directors................................       54
     Executive Compensation..........................................       56
     Legal Proceedings...............................................       57
     State Regulations...............................................       57
Other Matters........................................................       58
     Special Provisions For Group Or
     Sponsored Arrangements..........................................       58
     Sale of the Policies............................................       58
     Voting Rights...................................................       59
     Further Information.............................................       60
     Legal Matters...................................................       60
     Experts.........................................................       60
     Performance and Other Comparative Information...................       60
     Advertising Performance of Variable Accounts....................       61
Financial Statements.................................................       64
Appendix A...........................................................       67
     Annuity Options.................................................       67
Appendix B...........................................................       68
     Sample Calculations Of Market Value Adjustments
     And Withdrawal Charges..........................................       68


THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO PERSON IS AUTHORIZED TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS.

Definitions

"Accumulation Period" is the period from the date Manufacturers Life of America receives the first purchase payment to the Elected Annuity Date.

"Annuitant" means a person upon whose life annuity payments are based. An Annuitant has no rights under the Policy.

"Annuity Commencement Date" means the date on which the first annuity payment is made.

"Business Day" is any day that the New York Stock Exchange is open for trading and trading is not restricted. The net asset value of the underlying shares of a Variable Account will be determined on each Business Day.

"Charitable Remainder Trust" means a trust established pursuant to Section 664 of the Internal Revenue Code of 1986, as amended.

"Cumulative Net Earnings" means the greater of (i) zero and (ii) the Policy Value less the sum of Net Premiums remaining after adjustments for any prior withdrawals.

"Elected Annuity Date" means the date selected by the Policyowner on which the first annuity payment is due.

"Fixed Account" or "Fixed Accounts" are the various accounts in which allocations are credited with a Guaranteed Rate for a set period of time if the allocations are maintained until the Maturity Date.

"Fixed Account Value" is the sum of the values of a Policy's interest in the Fixed Accounts prior to application of any Market Value Adjustment calculated as set forth in Description of the Policies -- "Policy Value" (the Fixed Accounts).

"General Account" is all assets of Manufacturers Life of America except those allocated to Separate Account Two, Separate Account A, or other separate accounts of Manufacturers Life of America.

"Gross Withdrawal Amount" is the amount of any full surrender or partial withdrawal prior to (i) the deduction of any applicable charges or withholding taxes and (ii) any adjustment for applicable Market Value Adjustments.

"Guarantee Period" is a period during which a Guaranteed Rate will be paid on an allocation to a Fixed Account.

"Guaranteed Interest Account" is the account in which allocations earn interest at a rate guaranteed not to fall below 3% per annum and which can be reset daily.

"Guaranteed Interest Account Value" is the value of a Policy's interest in the Guaranteed Interest Account.

"Guaranteed Rate" is the rate of interest credited by Manufacturers Life of America on a Fixed Account for a given Guarantee Period.

"Market Value Adjustment" is an adjustment to any portion of the Fixed Account Value which is surrendered, withdrawn, annuitized or transferred prior to the Maturity Date.

"Maturity Date" is the last day of a Guarantee Period.

"Net Premiums" are gross premiums less deductions for applicable premium taxes.

"Payee" is a person designated by the Policyowner to receive the annuity payments due and payable on and after the Annuity Commencement Date.

"Policy Value" means the value during the Accumulation Period of amounts accumulated under the Policy. The Policy Value is the sum of the Variable Policy Value, the Guaranteed Interest Account Value and the Fixed Account Value.

"Policy Years", "Policy Anniversaries" and "Policy Months" are determined from the date the initial purchase payment is allocated. The first Policy Anniversary will be on the same date of the same month one year later.

"Purchase Payment" is an amount paid under the Policy.

"Qualified Policy" means a Policy used in connection with a retirement plan which receives favorable federal income tax treatment under sections 401 or 408 of the Internal Revenue Code of 1986, as amended ("Code").

"Service Office" is the office designated by Manufacturers Life of America to service the Policy.

"Survivor Benefit Amount" is the amount to which the Policy Value may be set on the death of the original Policyowner.

"Unit" is an index used to measure the value of a Policy's interest in a Variable Account.

"Variable Account" or "Variable Accounts" are any one or more of the various sub-accounts of Separate Account Two.

"Variable Policy Value" is the sum of the value of a Policy's interest in each of the Variable Accounts calculated as set forth in Description of the Policies -- "Policy Value" (The Variable Accounts).

Summary Of Policies

Eligible Purchasers. The Policies described in this prospectus are designed to provide a flexible investment program for the accumulation of amounts for retirement purposes under plans which receive favorable federal income tax treatment pursuant to sections 401 or 408 of the Code ("Qualified Policies"), or under plans and trusts not entitled to any special tax treatment ("Nonqualified Policies"). The Policies, which will generally be issued to persons up to age 75, will be offered both on an individual basis and in connection with group or sponsored arrangements. (See Description of the Policies -- "Purchasing A Policy".)

Funding Arrangements. The Policies are designed to provide flexibility as to the timing and amount of purchase payments and the available funding media. Purchase payments may be allocated among three types of accounts -- the Variable Accounts, the Guaranteed Interest Account and, in some jurisdictions, the Fixed Accounts. The Variable Accounts are sub-accounts of Separate Account Two, each sub-account investing in a corresponding Portfolio of NASL Series Trust. The Guaranteed Interest Account is an account in which allocated purchase payments earn interest at a rate which can be reset daily but is guaranteed not to be less than 3% per annum. The Fixed Accounts are accounts which earn a fixed rate of interest only if held to maturity.

Purchase Payments. The minimum initial purchase payment is $5,000 ($2,000 for Qualified Plans). Subsequent purchase payments must be at least $500. Manufacturers Life of America reserves the right to alter these minimum payment amounts on 90 days written notice to the Policyowner and it further reserves the right to institute a pre-authorized payment plan which provides for automatic monthly deductions and which may permit smaller payments. Purchase payments may be allocated among the Variable Accounts, Fixed Accounts and Guaranteed Interest Account in any manner the Policyowner wishes. A Policyowner should specify how each purchase payment is to be allocated. Allocations among the Variable Accounts, Fixed Accounts and Guaranteed Interest Account are made as a percentage of Net Premiums. The percentage allocation to any account may be any whole number between 0 and 100, provided the total percentage allocations equal
100. A Policyowner may change the way in which Net Premiums are allocated at any time without charge. If no allocation is specified, a purchase payment will be allocated as set forth in the Policyowner's previous allocation request.
(See Description of the Policies -- "Restrictions Applicable To Purchase Payments".)

Charges and Deductions. There is no deduction from purchase payments for sales expenses. However, full surrender of a Policy or a partial withdrawal thereunder may be subject to a withdrawal charge (contingent deferred sales charge), which is a percentage of the Gross Withdrawal Amount subject to the withdrawal charge. The applicable percentage will depend upon when the purchase payment to which such amount is deemed attributable was made. The maximum withdrawal charge is 8% of the Gross Withdrawal Amount, decreasing over time until, beginning in the seventh year after the purchase payment was made, it is 0%. However, in no event may the charge exceed 8% of the total purchase payments made. The Gross Withdrawal Amount will also be adjusted by any applicable Market Value Adjustment and reduced by any applicable record-keeping charges or withholding taxes.

When amounts allocated to a Fixed Account are not maintained until the applicable Maturity Date, whether as a result of a surrender, partial withdrawal, transfer or the Annuity Commencement Date, the Market Value Adjustment may cause a deduction from, or an addition to, the amounts surrendered, withdrawn, transferred or annuitized. In an investment environment of rapidly increasing interest rates, the Market Value Adjustment could cause the amount available from a Fixed Account prior to the Maturity Date of that Fixed Account upon surrender, withdrawal, transfer or on the Annuity Commencement Date to be substantially less than the amount allocated to that Fixed Account.

A record-keeping charge equal to 2% of the Policy Value up to a maximum of $30 will be deducted on the last day of each Policy Year or on the date of a full surrender made prior to the end of a Policy Year.

Deductions are made for (i) mortality and expense risks charges, and (ii) an administration charge. Mortality and expense risks charges are deducted daily at an annual rate of .80% of assets of Separate Account Two, and monthly, at the beginning of each Policy Month, at an annual rate of .45% of the Variable Policy Value and Fixed Account Value. The administration charge is deducted daily at an annual rate of .20% of the assets of Separate Account Two.

A deduction may be made for any applicable premium taxes attributable to the Policies (currently such taxes range from 0% to 3%).

There is no charge for Dollar Cost Averaging transfers if Policy Value exceeds $15,000; otherwise there is a charge of $5 per transfer. (See Description of the Policies -- "Policy Charges".)

Annuity Payments. Annuity payments will begin on the Elected Annuity Date and will be on a fixed basis only. The Policyowner may change the Elected Annuity Date to any date so long as payments will commence by the end of the year in which the Annuitant reaches age 85. The date the first annuity payment is made is the Annuity Commencement Date. Under some Qualified Policies, annuity payments must commence no later than April 1 following the year the Annuitant attains the age of 70. If application of the Policy Value would result in annuity payments of less than $20 monthly, $60 quarterly, $100 semi-annually or $200 annually, the Policy Value will be paid to the Policyowner in a single sum. (See Description of the Policies -- "Commencement of Annuity Payments".)

Surrenders or Withdrawals. At any time prior to the Annuity Commencement Date, a Policyowner may fully surrender the Policy for, or make a cash withdrawal in an amount not exceeding, its Policy Value, reduced by any applicable withdrawal charge and record-keeping charge, and adjusted for any Market Value Adjustment. A full surrender or cash withdrawal may be subject to a tax penalty. (See "Tax Treatment Of The Policies".) The minimum cash withdrawal that may be requested at any one time is $500. Some Qualified Policies must contain restrictions on withdrawal rights. (See Description of the Policies -- "Surrender Or Withdrawal Rights".)

Transfers. Subject to certain limitations, transfers may be made at any time among the Guaranteed Interest Account, the Variable Accounts and the Fixed Accounts (subject, in the case of transfers from Fixed Accounts, to any applicable Market Value Adjustment). Transfers into the accounts may be made in any amount. Transfers from any account of less than the entire account value must be at least $500, including transfers under the Dollar Cost Averaging program, except transfers made pursuant to the Asset Allocation Balances program or transfers designed to reallocate assets among accounts. Transfers from the Guaranteed Interest Account are limited in any one Policy Year to the greater of $500 or 15% of the Guaranteed Interest Account Value at the previous Policy Anniversary. (See Description of the Policies -- "Transfers of Policy Value".)

Free Look Right. Within ten days after receiving a Policy, the Policyowner may return it for cancellation by mailing it to the Service Office. Within seven days after receipt, except where state insurance law requires return of any purchase payments, Manufacturers Life of America will refund the Policy Value plus or minus any applicable Market Value Adjustment.

                                    *  *  *

The above summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus and the accompanying prospectus of NASL Series Trust to which reference should be made.

Policyowner Inquiries

All communications or inquiries relating to a Policy should be addressed to the Manufacturers Life of America Service Office at 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5. All notices and elections under a Policy must be received at that Service Office to be effective.

                                 EXPENSE TABLE

                                                                      NUMBER OF COMPLETE
                                                                         POLICY YEARS
                                                                            SINCE
                                                                           PURCHASE
                                                                           PAYMENT          WITHDRAWAL
                                                                           WAS MADE           CHARGE
                                                                      ------------------    ----------
1.   POLICY AND TRANSACTION CHARGES:                                        0-2.99           8.00%
     (a) Withdrawal Charge (contingent deferred sales charge) (as             3              6.00%
         a percentage of the lesser of amount surrendered or                  4              4.00%
         purchase payments)1:                                                 5              2.00%
                                                                          6 or more           None
     (b) Record-Keeping Charge                                                                $ 30 2
     (c) Dollar Cost Averaging Charge (if selected and                                        $  5
         applicable)3


                                                                                            ANNUAL RATE
                                                                                            -----------
2.   MORTALITY AND EXPENSE RISKS CHARGE
     (a) Variable (Separate) Accounts
         - Charged daily as a percentage of average Variable
           Account Values 6                                                                  0.80%
         - Charged monthly as a percentage of the policy
           month-start Fixed Account Assets 4                                                0.45%
                                                                                             -----
                                                                                             1.25%

     (b) Fixed Accounts
         - Charged monthly as a percentage
           of the policy month-start Fixed Account Assets                   0.45%

     (c) Guaranteed Interest Account                                        0.00%

3.   OTHER SEPARATE ACCOUNT EXPENSES
         Charge for administration charged daily as a
         percentage of average Variable Account Values                                       0.20%
                                                                                             -----
     TOTAL SEPARATE ACCOUNT AND OTHER ASSET BASED CHARGES                                    1.45%

1 The withdrawal charge decreases over time depending on the number of complete Policy Years elapsed since the purchase to which the withdrawal is deemed attributable was made. A withdrawal other than one made pursuant to the free withdrawal provision is deemed to be a liquidation of a purchase payment. The free withdrawal provision allows the Policyowner to withdraw in any Policy Year after the first up to 10% of the Policy Value as of the most recent Policy Anniversary free of the withdrawal charge. In addition, a Market Value Adjustment may cause a deduction from or addition to amounts withdrawn from the Fixed Accounts.

2 A record-keeping charge of 2% of the Policy Value up to a maximum of $30 is deducted during the Accumulation Period on the last day of a Policy Year. The charge is also deducted upon full surrender of a Policy on a date other than the last day of a Policy Year.

3 Transfers pursuant to the optional Dollar Cost Averaging program are free if Policy Value exceeds $15,000 at the time of the transfer, but otherwise incur a $5 charge.

4 A mortality and expense risks charge of .80% per annum is deducted daily from Separate Account Two assets, and a mortality and expense risks charge of .45% per annum is deducted monthly from Variable Policy Values and Fixed Account Values.

                                                                                      ANNUAL RATE
                                                                                      -----------

4. EXPENSES:
   As a percentage of underlying fund's average net assets

   PORTFOLIO EXPENSES AFTER APPLICABLE                    INVESTMENT        OTHER       TOTAL TRUST
   FEE WAIVERS AND EXPENSE REIMBURSEMENT               MANAGEMENT FEES   EXPENSES*      EXPENSES
   -------------------------------------               ---------------   ---------     -----------
   Emerging Growth Trust.........................          1.05%           .10%           1.15%
   Quantitative Equity Trust
       (formerly Common Stock Fund)..............           .50%           .06%            .50%**
   Real Estate Securities Trust..................           .70%           .10%            .50%**
   Balanced Trust................................           .80%           .15%            .95%
   Capital Growth Bond Trust.....................           .65%           .10%            .50%**
   Money Market Trust............................           .50%           .04%            .54%
   International Stock Trust.....................          1.05%           .20%           1.25%
   Pacific Rim Emerging Markets Trust............           .85%           .30%           1.15%

*Other Expenses include custody fees, registration fees, legal fees, audit fees, trustees' fees, insurance fees and other miscellaneous expenses. The amounts set forth in the table above are expense estimates for the current fiscal year based upon historical NASL new portfolio cash inflows. NASL Financial has agreed pursuant to its advisory agreement with NASL Series Trust to reduce its advisory fee or reimburse NASL Series Trust to the extent that such other expenses (excluding taxes, portfolio brokerage commissions, interest, litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of business) exceed .75% in the case of the International Stock Trust and Pacific Rim Emerging Markets Trust and, in the case of each of the other NASL Trusts listed above, .50% of the average annual net assets of such NASL Portfolio. Such expense limitations with respect to the NASL Trusts will continue in effect from year to year unless otherwise terminated at any year end by NASL Financial on 30 days' notice to NASL Series Trust.

**NASL Financial Services, Inc. has voluntarily agreed to waive fees payable to it and/or to reimburse expenses for a period of one year beginning the effective date of this prospectus to the extent necessary to prevent the total of advisory fees and expenses for the Quantitative Equity Trust (formerly Common Stock
Fund), Real Estate Securities Trust and Capital Growth Bond Trust for such period from exceeding .50% of average net assets.

                                                  1 YEAR        3 YEARS      5 YEARS      10 YEARS
                                                  ------        -------      -------      --------
Example 5

If you surrender your Policy at the end of the applicable time period:
 You would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets:

  NASL SERIES TRUST
      International STOCK TRUST                     108            144         167           310
      PACIFIC RIM EMERGING MARKETS TRUST            107            141         162           301
      EMERGING GROWTH TRUST                         107            141         162           301
      QUANTITATIVE EQUITY TRUST
           FORMERLY COMMON STOCK FUND               101            123         129           235
      REAL ESTATE SECURITIES TRUST                  101            123         129           235
      BALANCED TRUST                                105            135         152           281
      CAPITAL GROWTH BOND TRUST                     101            123         129           235
      MONEY MARKET TRUST                            101            124         131           239

If you do NOT surrender your Policy or if you annuitize at the end of the applicable time period:

 You would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets:

 NASL SERIES TRUST
      INTERNATIONAL STOCK TRUST                      28             86         147           310
      PACIFIC RIM EMERGING MARKETS TRUST             27             83         142           301
      EMERGING GROWTH TRUST                          27             83         142           301
      QUANTITATIVE EQUITY TRUST
           FORMERLY COMMON STOCK FUND                21             64         109           235
      REAL ESTATE SECURITIES TRUST                   21             64         109           235
      BALANCED TRUST                                 25             77         132           281
      CAPITAL GROWTH BOND TRUST                      21             64         109           235
      MONEY MARKET TRUST                             21             65         111           239

5 In the examples above, the $30 annual record-keeping charge has been reflected in the calculation of annual expenses by converting it to a percentage charge. In converting the charge to a percentage an average account size of $40,000 was used. The 10% free withdrawal has been incorporated where applicable.

The purpose of the above table is to assist a Policyowner in understanding the various costs and expenses that he or she will bear directly or indirectly. The table reflects expenses of Separate Account Two, the Fixed Accounts and NASL Series Trust, but it does not reflect any deduction made to cover any premium taxes attributable to a Policy. Such taxes may be as much as 3% depending on the law of the applicable state or local jurisdiction. In addition, although the table does not reflect any charge for the Special Policy Access feature, Manufacturers Life of America reserves the right to charge an administrative fee not to exceed $150 for withdrawal under this provision. However, currently no charge is imposed. The example included in the above table should not be considered a representation of past or future expenses, and actual expenses may be greater or less than those shown.

Information concerning charges assessed under the Policies is set forth below. See Description of the Policies -- "Policy Charges". Information concerning the management fees paid by NASL Series Trust is provided under the caption "Investment Management Arrangements" in the accompanying NASL Series Trust prospectus.

CONDENSED FINANCIAL INFORMATION

                    SCHEDULE OF ACCUMULATION UNIT VALUES AND
                         ACCUMULATION UNITS OUTSTANDING

The accumulation unit values set forth in the following table are accounting data that do not reflect the impact of the following charges (which are not deducted as part of the calculation of accumulation unit values): withdrawal charges, record-keeping charges, the portion of the mortality and expense risk charges deducted monthly, deductions for premium taxes (if any), Dollar Cost Averaging, or Special Policy Access transactions. Accordingly, the change in accumulation unit values over time should not be viewed as an accurate measure of the investment performance of Separate Account Two. The data for the period from January 1, 1996 - September 30, 1996 is based on unaudited financial statements of Manufacturers Life of America.

           FOR THE PERIOD NOVEMBER 3, 1987 THROUGH SEPTEMBER 30, 1996
                                  SUB-ACCOUNTS

                                                        EMERGING GROWTH TRUST
                                                (FORMERLY EMERGING GROWTH EQUITY FUND)
                                                --------------------------------------
                                                                                                                      September 30,
                           1987     1988    1989      1990      1991      1992      1993      1994        1995            1996
                           ----     ----    ----      ----      ----      ----      ----      ----        ----        -------------
November 3 (Commencement)  $10.00
January 1 value                     $10.87  $12.58    $17.72    $14.93    $ 25.33   $ 30.55   $   37.47   $   35.58     $   45.01
December 31 value          $10.87   $12.58  $17.72    $14.93    $25.33    $ 30.55   $ 37.47   $   35.58   $   45.01
December 31 units             329   11,285  22,539    41,687    76,705    288,277   874,970   1,454,901   1,670,956
September 30 value                                                                                                      $   45.27
September 30 units                                                                                                      1,763,771


                                                             BALANCED TRUST
                                                     (FORMERLY BALANCED ASSETS FUND)
                                                     -------------------------------
                                                                                                                      September 30,
                           1987     1988    1989     1990      1991      1992      1993        1994        1995           1996
                           ----     ----    ----     ----      ----      ----      ----        ----        ----       -------------
November 3 (Commencement)  $10.00
January 1 value                     $10.20  $10.87   $ 13.06   $ 13.13   $ 16.04   $   16.87   $   18.70   $   17.75    $   21.91
December 31 value          $10.20   $10.87  $13.06   $ 13.13   $ 16.04   $ 16.87   $   18.70   $   17.75   $   21.91
December 31 units           1,645   21,509  47,074   118,664   201,901   515,812   1,293,922   2,001,928   2,189,632
September 30 value                                                                                                       $   23.02
September 30 units                                                                                                       2,335,872

                                                     CAPITAL GROWTH BOND TRUST
                                                (FORMERLY CAPITAL GROWTH BOND FUND)
                                                -----------------------------------
                                                                                                                  September 30,
                           1987     1988    1989      1990      1991      1992      1993      1994      1995          1996
                           ----     ----    ----      ----      ----      ----      ----      ----      ----      -------------
November 3 (Commencement)  $10.00
January 1 value                     $10.15  $10.77    $12.14    $12.81    $ 14.76   $ 15.47   $ 16.94   $ 16.02      $ 19.07
December 31 value          $10.15   $10.77  $12.14    $12.81    $14.76    $ 15.47   $ 16.94   $ 16.02   $ 19.07
December 31 units           1,039   17,737  36,191    51,268    69,024    168,747   499,877   672,365   789,655
September 30 value                                                                                                   $ 18.81
September 30 units                                                                                                   822,289

                                                             MONEY MARKET TRUST
                                                         (FORMERLY MONEY-MARKET FUND)
                                                         ----------------------------
                                                                                                                    September 30,
                           1987     1988    1989     1990       1991       1992      1993      1994     1995            1996
                           ----     ----    ----     ----       ----       ----      ----      ----     ----        -------------
November 3 (Commencement)  $10.00
January 1 value                     $10.07  $10.68   $ 11.51    $ 12.28    $ 12.84   $ 13.15   $ 13.37  $   13.75     $   14.38
December 31 value          $10.07   $10.68  $11.51   $ 12.28    $ 12.84    $ 13.15   $ 13.37   $ 13.75  $   14.38
December 31 units           7,161   23,091  32,907   160,484    122,681    176,160   328,922   918,869  1,290,129
September 30 value                                                                                                    $   14.81
September 30 units                                                                                                    1,462,581

                                                    QUANTITATIVE EQUITY TRUST
                                                   (FORMERLY COMMON STOCK FUND)
                                                   ----------------------------
                                                                                                                 September 30,
                            1987     1988     1989     1990      1991      1992      1993     1994      1995          1996
                            ----     ----     ----     ----      ----      ----      ----     ----      ----      -------------
November 3 (Commencement)   $10.00
January 1 value                      $10.43   $11.35   $14.68    $13.94    $ 17.97   $ 18.88  $ 21.19   $ 20.10      $   25.72
December 31 value           $10.43   $11.35   $14.68   $13.94    $17.97    $ 18.88   $ 21.19  $ 20.10   $ 25.72
December 31 units              709    7,257   20,202   43,044    78,327    194,079   485,195  803,568   977,871
September 30 value                                                                                                   $   28.47
September 30 units                                                                                                   1,133,450


                                                     REAL ESTATE SECURITIES TRUST
                                                 (FORMERLY REAL ESTATE SECURITIES FUND)
                                                 --------------------------------------
                                                                                                                    September 30,
                            1987     1988     1989     1990      1991      1992      1993     1994      1995            1996
                            ----     ----     ----     ----      ----      ----      ----     ----      ----        -------------
November 3 (Commencement)   $10.00
January 1 value                      $ 9.99   $11.05   $11.95    $11.30    $ 15.78   $ 18.96  $   23.01  $   22.16    $   25.26
December 31 value           $9.99    $11.05   $11.95   $11.30    $15.78    $ 18.96   $ 23.01  $   22.16  $   25.26
December 31 units           1,642    12,733   17,676   17,834    24,956    134,707   711,630  1,205,880  1,149,409
September 30 value                                                                                                    $   28.03
September 30 units                                                                                                    1,125,387


                                                 INTERNATIONAL STOCK TRUST
                                               (FORMERLY INTERNATIONAL FUND)
                                               -----------------------------
                                                                                   September 30,
                                                 1994             1995                 1996
                                                 ----             ----             -------------
October 4 (Commencement)                         $10.00
January 1 value                                                   $  9.72             $ 10.71
December 31 value                                $ 9.72           $ 10.71
December 31 units                                89,180           354,776
September 30 value                                                                    $ 11.26
September 30 units                                                                    579,677


                                             PACIFIC RIM EMERGING MARKETS TRUST
                                        (FORMERLY PACIFIC RIM EMERGING MARKETS FUND)
                                        --------------------------------------------
                                                                                   September 30,
                                                   1994            1995                 1996
                                                   ----            ----             -------------
October 4 (Commencement)                           $10.00
January 1 value                                                    $  9.41            $ 10.38
December 31 value                                  $ 9.41          $ 10.38
December 31 units                                  67,272          261,208
September 30 value                                                                     $ 11.16
September 30 units                                                                     454,714

General Information About Manufacturers
Life of America

Manufacturers Life of America And
Manufacturers Life

Manufacturers Life of America, a wholly-owned subsidiary of The Manufacturers Life Insurance Company (U.S.A.) ("Manufacturers USA"), is a stock life insurance company organized under the laws of Pennsylvania on April 11, 1977 and redomesticated under the laws of Michigan on December 9, 1992. It is a licensed life insurance company in the District of Columbia and all states of the United States except New York. Manufacturers USA, a life insurance company organized in 1955 under the laws of Maine and redomesticated under the laws of Michigan on December 30, 1992, is a wholly-owned subsidiary of Manulife Reinsurance Corporation (U.S.A.), a life insurance company organized in 1983 under the laws of Michigan which in turn is a wholly-owned subsidiary of The Manufacturers Life Insurance Company ("Manufacturers Life"), a mutual life insurance company based in Toronto, Canada. Manufacturers Life and its subsidiaries, together, constitute one of the largest life insurance companies in North America and ranks among the 60 largest life insurers in the world as measured by assets. Manufacturers Life and Manufacturers Life of America have received the following ratings from independent rating agencies: Standard and Poor's Insurance Rating Service -- AA+ (for claims paying ability), A.M. Best Company -- A++ (for financial strength), Duff & Phelps Credit Rating Co. -- AAA (for claims paying ability), and Moody's Investors Service, Inc. -- Aa3 (for financial strength). However, neither Manufacturers Life of America nor Manufacturers Life guarantees the investment performance of the Separate Account.

General Information about Manufacturers Life of America's Separate Accounts

Manufacturers Life of America is the legal owner of the assets in its separate accounts. The income, gains and losses of the separate accounts, whether or not realized, are, in accordance with applicable contracts, credited to or charged against the accounts without regard to the other income, gains or losses of Manufacturers Life of America. Manufacturers Life of America will at all times maintain assets in the accounts with a total market value at least equal to the reserves and other liabilities relating to Variable Account or Fixed Account benefits under all Policies participating in the accounts. While the assets of Separate Account Two may not be charged with liabilities which arise from any other business Manufacturers Life of America conducts, the assets of Separate Account A may be so charged. However, all obligations under the Policies are general corporate obligations of Manufacturers Life of America.

The investments made by the separate accounts are subject to the requirements of applicable state laws. These investment requirements may differ between those for separate accounts supporting variable obligations and those for separate accounts supporting fixed obligations.

Manufacturers Life of America's
Separate Account Two:
The Variable Accounts

Manufacturers Life of America established its Separate Account Two on May 25, 1983 as a separate account under Pennsylvania law. Since December 9, 1992 the Separate Account has been operated under Michigan law. This account holds assets that are segregated from all of Manufacturers Life of America's other assets. Separate Account Two is currently used only to support the Variable Account obligations under variable annuity contracts.

Separate Account Two is registered with the Securities and Exchange Commission ("S.E.C.") under the Investment Company Act of 1940 ("1940 Act") as a unit investment trust. A unit investment trust is a type of investment company which invests its assets in specified securities, such as the shares of one or more investment companies, rather than in a portfolio of unspecified securities. Registration under the 1940 Act does not involve any supervision by the S.E.C. of the management or investment policies or practices of Separate Account Two. For state law purposes Separate Account Two is treated as a part or division of Manufacturers Life of America.

General Information About
NASL Series Trust

Each sub-account of Separate Account Two will purchase shares only of a particular Fund of NASL Series Trust. NASL Series Trust is registered under the 1940 Act as an open-end management investment company. Separate Account Two will purchase and redeem shares of NASL Series Trust at net asset value. Shares will be redeemed to the extent necessary for Manufacturers Life of America to provide benefits under the Policies, to transfer assets from one sub-account to another or to the General Account or Separate Account A as requested by Policyowners, and for other purposes consistent with the Policies. Any dividend or capital gain distribution received from a Portfolio will be reinvested immediately at net asset value in shares of that Portfolio and retained as assets of the corresponding sub-account. NASL Series Trust shares are issued to fund benefits under both variable annuity contracts and variable life insurance policies issued by Manufacturers Life of America, or other insurance companies affiliated with the Company. Shares of NASL Series Trust will also be issued to Manufacturers Life of America's general account for certain limited investment purposes including initial portfolio seed money. For a description of the procedures for handling potential conflicts of interest arising from the funding of such benefits, see the accompanying NASL Series Trust prospectus.

NASL Series Trust receives investment advisory services from NASL Financial Services, Inc. NASL Financial Services, Inc. is a registered investment adviser under the Investment Advisers Act of 1940. NASL Series Trust also employs subadvisers. The following subadvisers provide investment subadvisory services to the indicated portfolios:

     PORTFOLIO                           SUBADVISER

Aggressive Growth Portfolios
     Pacific Rim Emerging Markets Trust  Manufacturers Adviser Corporation*
     Emerging Growth Trust               Warburg, Pincus Counsellors, Inc.
     International Stock Trust           Rowe Price-Fleming International, Inc.

Equity Portfolios
     Quantitative Equity Trust           Manufacturers Adviser Corporation*
     (formerly Common Stock Fund)
     Real Estate Securities Trust        Manufacturers Adviser Corporation*

Balanced Portfolio
     Balanced Trust                      Founders Asset Management, Inc.

Bond Portfolio
     Capital Growth Bond Trust           Manufacturers Adviser Corporation*

Money Market Portfolio
     Money Market Trust                  Manufacturers Adviser Corporation*


* Manufacturers Adviser Corporation is an indirect wholly-owned subsidiary of Manufacturers Life.

What Are The Investment Objectives and Certain Policies Of The Portfolios?

The investment objectives and certain policies of the Portfolios currently available to policyowners through corresponding sub-accounts are set forth below. There is, of course, no assurance that these objectives will be met.

Emerging Growth Trust. The investment objective of the Emerging Growth Trust is maximum capital appreciation. Warburg, Pincus Counsellors, Inc. manages the Emerging Growth Trust and will pursue this objective by investing primarily in a portfolio of equity securities of domestic companies. The Emerging Growth Trust ordinarily will invest at least 65% of its total assets in common stocks or warrants of emerging growth companies that represent attractive opportunities for maximum capital appreciation.

Balanced Trust. The investment objective of the Balanced Trust is current income and capital appreciation. Founders Asset Management, Inc. is the manager of the Balanced Trust and seeks to attain this objective by investing in a balanced portfolio of common stocks, U.S. and foreign government obligations and a variety of corporate and fixed-income securities.

Capital Growth Bond Trust. The investment objective of the Capital Growth Bond Trust is to achieve growth of capital by investing in medium-grade or better debt securities, with income as a secondary consideration. Manufacturers Adviser Corporation manages the Capital Growth Bond Trust. The Capital Growth Bond Trust differs from most "bond" funds in that its primary objective is capital appreciation, not income.

Money Market Trust. The investment objective of the Money Market Trust is to obtain maximum current income consistent with preservation of principal and liquidity. Manufacturers Adviser Corporation manages the Money Market Trust and seeks to achieve this objective by investing in high quality, U.S. dollar denominated money market instruments.

Quantitative Equity Trust (formerly Common Stock Fund). The investment objective of the Common Stock Trust is to achieve intermediate and long-term growth through capital appreciation and current income by investing in common stocks and other equity securities of well established companies with promising prospects for providing an above-average rate of return. Manufacturers Adviser Corporation manages the Common Stock Trust.

Real Estate Securities Trust. The investment objective of the Real Estate Securities Trust is to achieve a combination of long-term capital appreciation and satisfactory current income by investing in real estate related equity and debt securities. Manufacturers Adviser Corporation manages the Real Estate Securities Trust.

International Stock Trust. The investment objective of the International Stock Trust is to achieve long-term growth of capital. Rowe Price-Fleming International, Inc. manages the International Stock Trust and seeks to obtain this objective by investing primarily in common stocks of established, non-U.S. companies.

Pacific Rim Emerging Markets Trust. The investment objective of the Pacific Rim Emerging Markets Trust is to achieve long-term growth of capital. Manufacturers Adviser Corporation manages the Pacific Rim Emerging Markets Trust and seeks to achieve this investment objective by investing in a diversified portfolio that is comprised primarily of common stocks and equity-related securities of corporations domiciled in countries of the Pacific Rim region.


A full description of the NASL Series Trust, its investment objectives, policies and restrictions, the risks associated therewith, its expenses, and other aspects of its operation is contained in the accompanying NASL Series Trust prospectus, which should be read together with this prospectus.

Description Of The Policies

Purchasing A Policy

The Policies are designed for use in connection with retirement plans entitled to special tax treatment under Sections 401 or 408 of the Code and retirement plans and trusts not entitled to any special tax treatment. The Policies are appropriate for group or sponsored plans with individual accounts or for purchase directly by individuals. (See Other Matters -- "Special Provisions for Group or Sponsored Arrangements".) A Policy will generally be issued to persons up to age 75. In certain circumstances Manufacturers Life of America may, in its sole discretion, issue a Policy to persons above age 75.

Except where application information and the initial purchase payment are supplied by electronic transmission, persons seeking to purchase Policies must submit an application and a check for the initial purchase payment. The application, whether written, or via electronic transmission, is subject to underwriting standards adopted by Manufacturers Life of America and Manufacturers Life of America reserves the right to reject any application. A properly completed application that is accompanied by the initial purchase payment and all information necessary for the processing of the application will normally be accepted within two business days. An incomplete application which is subsequently made complete will normally be accepted within two business days of completion; however, if an application is not completed properly or necessary information is not obtained within 5 working days, Manufacturers Life of America will offer to return the purchase payment.

Special provisions for electronic transmission of application information and purchase payments. In jurisdictions where it is not prohibited, Manufacturers Life of America will accept transmittal of initial and subsequent purchase payments by electronic transfer to the Service Office provided the transmission is (i) initiated by a broker-dealer from whom Manufacturers Life of America has agreed to accept such transfers and (ii) accompanied by the information necessary to issue a Policy and/or allocate the premium payments.

Initial purchase payments made via electronic transfer and accompanied by the information necessary to issue a Policy will normally be accepted within two business days. If the accompanying information is incomplete but is subsequently made complete, it will normally be accepted within two business days; however, if the requested information cannot be obtained within five business days, Manufacturers Life of America will inform the broker-dealer, on the applicant's behalf, of the reasons for the delay and offer to return the purchase payment.

Based on the information provided by the electronic transmission, Manufacturers Life of America will generate an application and Policy to be forwarded to the applicant for signature.

"Free Look" Right

Within ten days after receiving a Policy, the Policyowner may return it for cancellation by mailing it to the Service Office. Within seven days after receipt, except where state insurance law requires return of any purchase payments made, Manufacturers Life of America will refund the Policy Value plus or minus any applicable Market Value Adjustment.

Restrictions Applicable To Purchase Payments

Purchase payments are made directly by the Policyowner. They may be made at any time until the Annuity Commencement Date or until the Policy is fully surrendered. If the Policyowner is an individual, purchase payments will not be permitted after the Policyowner's death unless the beneficiary is the Policyowner's spouse. If the Policyowner is not an individual, purchase payments will not be permitted after the Annuitant's death, unless the Policyowner is the trustee of a trust which is part of a qualified retirement plan described in section 401(a) of the Code. See Description of the Policies -- "Provisions on Death" (Death of the Policyowner and Death of the Annuitant). Purchase payments must be made to the Manufacturers Life of America Service Office.

The minimum initial purchase payment is $5,000 ($2,000 for Qualified Plans). This can be allocated to the Variable Accounts, the Guaranteed Interest Account or the Fixed Accounts. Subsequent purchase payments must be at least $500. If an additional purchase payment would cause the Policy Value to exceed $1,000,000, or if the Policy Value should already exceed $1,000,000, the prior approval of Manufacturers Life of America will be required for an additional purchase payment. If, for any reason, the Policy Value should fall to zero, the Policy and all rights of the Policyowner and any other person under the Policy, will terminate and no further purchase payments may be made.

Manufacturers Life of America reserves the right to alter the minimum payment amounts on 90 days written notice to the Policyowner and it further reserves the right to institute a pre-authorized payment plan which will provide for automatic monthly deductions and which may permit smaller payments.

A Policyowner should specify how each purchase payment is to be allocated. The percentage allocation to any account may be any whole number between 0 and 100, provided the total percentage allocations equal 100. A Policyowner may change the way in which Net Premiums are allocated at any time without charge. The change will take effect on the date a written or telephonic request for change satisfactory to Manufacturers Life of America is received at its Service Office. If no allocation is specified, a purchase payment will be allocated using the same percentages as specified in the last allocation request received from the Policyowner. Such allocation will be made at the end of the Business Day in which the purchase payment is received at the Manufacturers Life of America Service Office. Manufacturers Life of America will send a confirmation of its receipt of each purchase payment.

Policy Value

The Policy Value at any time is equal to the sum of the Variable Policy Value, the Fixed Account Value and the Guaranteed Interest Account Value. The Policy Value is available to the Policyowner through a partial withdrawal or a full surrender. See "Surrender or Withdrawal Rights" below. The portion of the Policy Value based on the Variable Policy Value is not guaranteed and will vary each Business Day with the investment performance of the underlying Portfolios.

Reserves for Policy Values allocated to the Guaranteed Interest Account will be held in the General Account of Manufacturers Life of America. Reserves for Policy Values allocated to the Fixed Accounts will either be held in Separate Account A or in the General Account of Manufacturers Life of America, depending upon the requirements of the jurisdiction in which a Policy is purchased.

The Fixed Accounts

Manufacturers Life of America established its Separate Account A on December 1, 1992 as a separate account under Michigan law. It is not a registered investment company. This account holds assets that are segregated from all of Manufacturers Life of America's other assets. Separate Account A is currently used only to support the Fixed Account obligations under variable annuity contracts. These Fixed Account obligations are based on interest rates credited to Fixed Accounts and do not depend on the investment performance of Separate Account A. Any gain or loss in Separate Account A accrues solely to Manufacturers Life of America and Manufacturers Life of America assumes any risk associated with the possibility that the value of the assets in Separate Account A might fall below the reserves and other liabilities that must be maintained. Should the value of the assets in Separate Account A fall below reserve and other liabilities, Manufacturers Life of America will transfer assets from its General Account to Separate Account A to make up the shortfall. Manufacturers Life of America reserves the right to transfer to its General Account any assets of Separate Account A in excess of such reserves and other liabilities and to maintain assets in Separate Account A which support any number of annuities which Manufacturers Life of America offers or may offer. The assets of Separate Account A are not insulated from the claims of Manufacturers Life of America's creditors and may be charged with liabilities which arise from other business conducted by Manufacturers Life of America. Thus Manufacturers Life of America may, at its discretion if permitted by applicable state law, transfer existing Fixed Account assets to, or place future Fixed Account allocations in, its General Account for purposes of administration.

The assets of Separate Account A will be invested in those assets chosen by Manufacturers Life of America and permitted by applicable state laws for separate account investments.

The Policyowner may allocate Net Premiums directly to the Fixed Accounts or transfer Policy Values to the Fixed Accounts provided such allocations are permitted by the Policyowner's jurisdiction. Each allocation to a Fixed Account is accounted for separately and earns a fixed rate of interest for a set period of time called a "Guarantee Period".

Currently, Guarantee Periods ranging from 1 to 10 years are offered under the Policies.

To the extent permitted by law, Manufacturers Life of America reserves the right at any time to offer Guarantee Periods with durations that differ from those available at the date of this prospectus. Manufacturers Life of America also reserves the right at any time to stop accepting new allocations, transfers or renewals for a particular Guarantee Period. These actions may be taken upon 60 days written notice to the Policyowner.

If the Policyowner surrenders, withdraws or transfers any Policy Value attributable to the Fixed Accounts prior to the end of the applicable Guarantee Period, a Market Value Adjustment will apply. (See Description of the Policies -- "Policy Charges" -- Market Value Adjustment).

If Manufacturers Life of America does not receive written notice at least 7 days prior to the end of the Guarantee Period of a Fixed Account indicating what action to take with respect to funds in the Fixed Account upon maturity thereof, the funds will be allocated to a new Fixed Account for the same Guarantee Period as the matured Fixed Account. If the same Guarantee Period is no longer available, we will use the next shortest available Guarantee Period; provided that Manufacturers Life of America will not allocate funds to a Guarantee period that extends beyond the Elected Annuity Date. If the required Guarantee Period is not available, funds will be transferred to the Guaranteed Interest Account.

Fixed Account Value. The value of a Policyowner's interest in a Fixed Account reflects all interest credited to or accrued to date on the Fixed Account, all purchase payments or transfers allocated to the Fixed Account, any withdrawals or transfers from the Fixed Account, any applicable withdrawal or other charges deducted from the account, and any applicable Market Value Adjustments previously made.

The Guaranteed Interest Account

As noted above, Policyowners may accumulate value on a variable basis, by allocating purchase payments to one or more sub-accounts of Separate Account Two, or on a fixed basis by allocating purchase payments either to one or more of the Fixed Accounts, or, if permitted by the Policyowner's jurisdiction, to the Guaranteed Interest Account. Amounts allocated to the Guaranteed Interest Account will earn a minimum interest rate of 3% per annum. Manufacturers Life of America may credit interest at a rate in excess of 3% per annum; however, it is not obligated to do so. The rate of interest credited is subject to change daily. No specific formula governs the determination of the rate to be credited in excess of 3% per annum.

Guaranteed Interest Account Value. The value of a Policyowner's interest in the Guaranteed Interest Account reflects all interest credited to or accrued to date on the account, all purchase payments or transfers allocated to the Guaranteed Interest Account, any withdrawals or transfers from the Guaranteed Interest Account and any applicable withdrawal and other charges deducted from the Guaranteed Interest Account.

The Variable Accounts

Variable Policy Value. Upon receipt of a purchase payment at its Service Office, Manufacturers Life of America credits the Policy with a number of units for each Variable Account based upon the portion of the purchase payment allocated to the Variable Account. Units are also credited to reflect any transfers to a Variable Account. Units are cancelled whenever amounts are deducted, transferred or withdrawn from a Variable Account, any charge or deduction is assessed against a Variable Account, on the Annuity Commencement Date, or on payment of proceeds payable on death.

The number of units credited or cancelled for a specific transaction is based on the dollar amount of the transaction divided by the value of the unit on the Business Day on which the transaction occurs. The number of units credited with respect to an initial payment submitted with a completed purchase application will be based on the applicable unit values for either the Business Day on which the payment is received at the Manufacturers Life of America's Service Office or other office or entity so designated by Manufacturers Life of America or the following Business Day, depending on when the application is accepted. Units will be credited with respect to any subsequent purchase payments allocated to, or transfers into, a Variable Account based on the applicable unit values of the Business Day on which the payment or transfer request is so received. The number of units cancelled in connection with partial withdrawals, transfers out of a Variable Account or deduction of charges from a Variable Account will also be based on the applicable unit values of the Business Day on which the requests for a partial withdrawal or transfer are so received, or on which deductions are made.

Units are valued at the end of each Business Day. A Business Day is deemed to end at the time of the determination of the net asset value of the Fund shares. When an order involving the crediting or cancelling of units is received after the end of a Business Day or on a day which is not a Business Day, the order will be processed on the basis of unit values determined on the next Business Day. Similarly, any determination of Policy Value or Variable Account Value to be made on a day which is not a Business Day will be made on the next Business Day.

The value of a unit of each Variable Account was initially fixed at $10.00. For each subsequent Business Day the unit value of a particular Variable Account is the value of the adjusted net assets of that account at the end of the Business Day divided by the total number of units.

The value of a unit may increase, decrease or remain the same, depending on the investment performance of a Variable Account from one Business Day to the next. The unit value for any Variable Account for any Business Day is the result of
(a) minus (b) divided by (c), where:

(a)  is the net assets of the Variable Account as of the end of such Business
     Day;

(b) is a charge not exceeding .000027397 for each calendar day since the preceding Business Day, multiplied by the net assets of the Variable Account as of the end of such Business Day, corresponding to a charge of 0.80% per annum for mortality and expense risks, and 0.20% per annum for the administration charge; and

(c)  is the total number of units of the Variable Account.

Manufacturers Life of America reserves the right to adjust the above formula to provide for any taxes determined by it to be attributable to the operations of Separate Account Two.

Annuity Value Guarantee

The Annuity Value Guarantee guarantees that, in those jurisdictions where permitted, under certain conditions the Policy Value available at the Annuity Commencement Date will be the greater of the Policy Value or an amount reflecting the purchase payments and withdrawals made by the Policyowner.

Such amount is calculated as follows: (1) when the Policy is issued, the amount is set equal to the initial purchase payment; (2) each time a purchase payment is made the amount is increased by the amount of the purchase payment; and (3) each time a withdrawal is made, the amount is reduced by the same percentage as the Gross Withdrawal Amount bears to the Policy Value.

This Guarantee will be effective only for Policies owned individually or jointly with another individual, unless otherwise required by state law, and only if the Annuity Commencement Date is a date within 30 days of the later of the tenth Policy Anniversary or the first Policy Anniversary after the original policyowner (or the older of two original joint Policyowners) is age 65. If the Annuity Commencement Date does not fall within this time frame, the Policy may still be eligible for this Guarantee. Thereafter eligibility will re-occur every fifth anniversary, provided the Annuity Commencement Date is within 30 days thereof.

The Policyowner will cease to be eligible for the Annuity Value Guarantee if, at any time, (i) the Policyowner makes a withdrawal or transfers money out of a Fixed Account prior to that account's Maturity Date or (ii) the Annuity Commencement Date is prior to the Maturity Date of any Fixed Account to which the Policyowner has allocated values.

Transfers of Policy Value

Subject to the restrictions described below, transfers may be made among any of the accounts at any time during the Policy Year free of charge. Manufacturers Life of America does, however, reserve the right to limit, upon notice, the maximum number of transfers a Policyowner may make to one per month or six at any time within a Policy Year. In addition, Manufacturers Life of America also reserves the right to modify or terminate the transfer privilege at any time in accordance with applicable law.

The minimum dollar amount of all transfers pursuant to a single transfer request, except for transfers pursuant to the Asset Allocation Balancer program or transfers designed to reallocate assets among accounts, is $500. The maximum amount that may be transferred from the Guaranteed Interest Account in any one Policy Year is the greater of $500 or 15% of the Guaranteed Interest Account Value at the previous Policy anniversary. Any transfer which involves a transfer out of the Guaranteed Interest Account may not involve a transfer to the Variable Accounts' Money Market Trust.

Transfer requests must be satisfactory to Manufacturers Life of America and in writing, or by telephone if a currently valid telephone transfer authorization form is on file. Although failure to follow reasonable procedures may result in Manufacturers Life of America's liability for any losses due to unauthorized or fraudulent telephone transfers, Manufacturers Life of America will not be liable for following instructions communicated by telephone that it reasonably believes to be genuine. Manufacturers Life of America will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. Such procedures shall consist of confirming a valid telephone authorization form is on file, tape recording all telephone transactions and providing written confirmation thereof.

Limitations. To the extent that surrenders, partial withdrawals and transfers out of a Variable Account exceed net premium allocations and transfers into that Variable Account, portfolio securities of the underlying Fund may have to be sold. Excessive sales of the Fund's portfolio securities in such a situation could be detrimental to that Fund and to Policyowners with Policy Values allocated to Variable Accounts investing in that Fund. To protect the interests of all Policyowners, the Policy's transfer privilege is limited as described below.

So long as effecting all requested transfers out of a Variable Account in a particular Business Day would not reduce the number of shares of the underlying Fund outstanding at the close of the prior Business Day by more than 5%, all such requests will be effected. However, net transfers out of a Variable Account greater than 5% would be permitted only if, and to the extent that, in the judgment of Manufacturers Adviser Corporation, they would not result in detriment to the underlying Fund or to the interests of Policyowners or others with assets allocated to that Fund. If and when transfers must be limited to avoid such detriment, some requests will not be effected. In determining which requests will be effected, transfers pursuant to the Dollar Cost Averaging program will be effected first, followed by Asset Allocation Balancer transfers, written requests next and telephone requests last. Within each such group, requests will be processed in the order received, to the extent possible. Policyowners whose transfer requests are not effected will be so notified. Current S.E.C. rules preclude Manufacturers Life of America from processing at a later date those requests that were not effected. Accordingly, a new transfer request would have to be submitted in order to effect a transfer that was not effected because of the limitations described in this paragraph. Manufacturers Life of America may be permitted to limit transfers in certain other circumstances. (See Description of the Policies -- "Other General Policy Provisions" -- Deferral of Payments).


Dollar Cost Averaging

Manufacturers Life of America will offer Policyowners a Dollar Cost Averaging program. Under this program amounts will be automatically transferred at predetermined intervals from one Variable Account to any other Variable Account(s), or a Fixed Account or the Guaranteed Interest Account.

Under the Dollar Cost Averaging program the Policyowner will designate a dollar amount of available assets to be transferred at predetermined intervals from one Variable Account into any other Variable Account(s) or a Fixed Account or the

Guaranteed Interest Account. Each transfer under the Dollar Cost Averaging program must be at least $500 and Manufacturers Life of America reserves the right to change this minimum at any time upon notice to the Policyowner. Currently, there is no charge for this program if Policy Value exceeds $15,000; otherwise a charge of $5 per transfer or series of transfers occurring on the same transfer date will apply. If insufficient funds exist to effect a Dollar Cost Averaging transfer, including the charge, if applicable, the transfer will not be effected and the Policyowner will be so notified. Manufacturers Life of America reserves the right to cease to offer the Dollar Cost Averaging program on 90 days' written notice to the Policyowner.

Asset Allocation Balancer

Manufacturers Life of America will also offer Policyowners the ability to have amounts automatically transferred among stipulated accounts to maintain an allocated percentage in each stipulated account.

Under the Asset Allocation Balancer program the Policyowner will designate an allocation of Policy Value among the Variable Accounts. Every six Policy Months, Manufacturers Life of America will move amounts out of Variable Accounts and into other Variable Accounts as necessary to maintain the Policyowner's chosen allocation. Currently, there is no charge for this program. A change to the policyowner's premium allocation instructions will automatically result in a change in Asset Allocation Balancer instructions so that the two are identical unless the Policyowner instructs Manufacturers Life of America otherwise or has a Dollar Cost Averaging request in effect. Manufacturers Life of America reserves the right to institute a charge for this program or to cease to offer the Asset Allocation Balancer Program on 90 days' written notice to the Policyowner.

Surrender Or Withdrawal Rights

At any time prior to the Elected Annuity Date, a Policyowner may fully surrender the Policy for, or make a partial withdrawal in an amount not exceeding, its Policy Value, reduced by any applicable withdrawal or record-keeping charge and any applicable withholding taxes and reduced or augmented by any applicable Market Value Adjustment. (See Description of the Policies -- "Policy Charges".) For certain Qualified Policies, exercise of the right to surrender may require the consent of the Policyowner's spouse under regulations promulgated by the Treasury or Labor Department.

In any Policy Year after the first and before the Elected Annuity Date, up to 10% of the Policy Value as of the most recent Policy Anniversary may be surrendered or withdrawn free of the withdrawal charge. In states where permitted, if the Policyowner is a Charitable Remainder Trust, in any Policy Year after the first and before the Elected Annuity Date, the Policyowner may withdraw, free of the withdrawal charge, the greater of (i) 10% of the Policy Value as of the most recent Policy Anniversary or (ii) Cumulative Net Earnings under the Policy. During the first Policy Year, if the Policyowner is a Charitable Remainder Trust, the Policyowner may withdraw, free of the withdrawal charge, up to 10% of the cumulative Net Premiums as reduced by prior withdrawals. The amount received on withdrawal will be adjusted for any applicable Market Value Adjustment. Amounts surrendered or withdrawn during a Policy Year which exceed the foregoing sums will be subject to a withdrawal charge.

In the case of a full surrender of a Policy, Manufacturers Life of America will pay the Policy Value reduced by any applicable withdrawal or record-keeping charges and any applicable withholding taxes, and adjusted by any applicable Market Value Adjustment as of the Business Day on which the request for surrender is received at its Service Office, and the Policy will be cancelled. In the case of a partial withdrawal from the Variable Accounts, Manufacturers Life of America will pay the amount requested and cancel that number of units credited to each Variable Account necessary to equal the amount of the partial withdrawal plus any applicable withdrawal charges and withholding taxes. In the case of a partial withdrawal from the Fixed Account or the Guaranteed Interest Account, Manufacturers Life of America will pay the amount requested. The Fixed Account Value and/or the Guaranteed Interest Account Value will be reduced by the amount withdrawn and any applicable withdrawal charges and withholding taxes, and adjusted by any applicable Market Value Adjustment. In any event, should there not be sufficient funds available in the designated account or accounts equal to the Gross Withdrawal Amount, Manufacturers Life of America will notify the Policyowner and await further instruction before effecting any withdrawal. (For a discussion of withholding taxes see Federal Tax Matters -- "Tax Treatment of the Policies".)

For a partial withdrawal, the Policyowner should specify the account(s) from which the withdrawal should be made. If no specification is indicated, the withdrawal will not be made and the Policyowner will be so notified.

There is no limit on the frequency of partial withdrawals; however, the requested withdrawal must be at least $500. Any request for a partial withdrawal or a full surrender of a Policy must be in writing and delivered to the Manufacturers Life of America Service Office. If the amount to be withdrawn exceeds $10,000, it must be accompanied by a guarantee of the Policyowner's signature by a commercial bank, trust company, member of the National Association of Securities Dealers, Inc., a notary public, or any other individual or association designated by Manufacturers Life of America.


Special Policy Access

In those states where permitted, if the Policyowner should become terminally ill, he or she will be permitted to make one full surrender or partial withdrawal without imposition of withdrawal charges. If partial withdrawal is chosen, the Survivor Benefit Amount and Annuity Value Guarantee, if applicable, will be reduced accordingly. To be eligible, Manufacturers Life of America must receive written evidence acceptable to Manufacturers Life of America, including a written statement from a licensed medical doctor, that the Policyowner is terminally ill and has a life expectancy of one year or less and the consent of any irrevocable beneficiary and any assignee.

There is currently no charge associated with this feature. However, Manufacturers Life of America reserves the right to impose an administrative charge not to exceed $150 for a partial withdrawal or full surrender pursuant to this provision.


Provisions on Death

In the discussions that follow, references to the age, death, life expectancy, or marital status of a Policy owner do not apply to a Policyowner who owns a Policy other than individually or jointly with another person, except the Survivor Benefit amount which will apply upon death of the annuitant if the Policyowner is a charitable remainder trust. In addition, references to the death of the original Policyowner include the first to die of two joint Policyowners.


Survivor Benefit Amount

Upon occurrence of the death of the original Policyowner, Manufacturers Life of America will compare the Policy Value to the Survivor Benefit Amount and, if the Policy Value is lower, Manufacturers Life of America will deposit sufficient funds into the Money-Market Variable Account to make the Policy Value equal the Survivor Benefit Amount. Any funds which Manufacturers Life of America deposits into the Money-Market Variable Account will not be deemed a purchase payment for purposes of calculating withdrawal charges.

The Survivor Benefit Amount is calculated as follows: (1) when the Policy is issued, the Survivor Benefit Amount is set equal to the initial purchase payment; (2) each time a purchase payment is made, the Survivor Benefit Amount is increased by the amount of the purchase payment; (3) each time a withdrawal is made, the Survivor Benefit Amount is reduced by the same percentage as the Gross Withdrawal Amount bears to the Policy Value; (4) in jurisdictions where it is allowed, on every sixth Policy Anniversary Manufacturers Life of America will set the Survivor Benefit Amount to the greater of its current value or the Policy Value on that Policy Anniversary, provided the original Policyowner is still alive and is not older than age 85.

Subsequent to the death of the original Policyowner, the Variable Policy Value will continue to reflect the investment performance of the selected Variable Accounts.


Joint Ownership

If the Policy is owned jointly, the proceeds of the Survivor Benefit Amount will be payable on the first death of a Policyowner. However, if the surviving Policyowner is the spouse of the deceased and elects to continue the Policy, payment of the Survivor Benefit Amount will be deferred. The Survivor Benefit Amount will continue to be calculated as described above if payment is deferred.

If the surviving Policyowner is not the spouse of the deceased Policyowner, the proceeds of the Survivor Benefit Amount will be payable as set out in the non-spousal ownership provisions of the section entitled Provisions on Death -- "Death of the Policyowner".

Death of the Policyowner

Death Prior to Annuity Commencement Date. If any Policyowner dies before the Elected Annuity Date, all amounts will remain as allocated by that Policyowner until Manufacturers Life of America receives further instructions from the new Policyowner, or the surviving Policyowner if the Policy was owned jointly. The new or surviving Policyowner can make withdrawals, transfer amounts, assign the policy and name a payee, prior to payment of the Policy Value as described below.

If the new or surviving Policyowner is the spouse, he or she can:

(a)  continue the Policy and may make further purchase payments; or

(b) make a full surrender or partial withdrawal of the Policy Value within 60 days after the death without imposition of a Market Value Adjustment or withdrawal charge except with respect to withdrawal of purchase payments received after the death of the Policyowner; or

(c) elect to receive payment under a guaranteed annuity option. If the payment is made as an annuity, the Policy Value used to provide the annuity will be determined as of the date Manufacturers Life of America receives written notification of the election at its Service Office.

However, if a partial withdrawal or a full surrender of the Policy Value occurs more than 60 days after the death of the Policyowner, the payment will be based on the Policy Value determined as of the date of payment, adjusted for any applicable Market Value Adjustment and withdrawal charge. (See Description of the Policies -- "Market Value Adjustment" and "Policy Charges".)

The Policy will continue under option (a) in the absence of a written notification from the surviving spouse to do otherwise.

If the new or surviving Policyowner is not the spouse, he or she can:

(a) continue the Policy. If this option is selected, no further purchase payments can be made, and the Policy must be surrendered within 5 years of the death. Applicable Market Value Adjustments and withdrawal charges will be imposed. (See Description of the Policies -- "Market Value Adjustment" and "Policy Charges".); or

(b) make a full surrender or partial withdrawal of the Policy Value within 60 days after the death without imposition of a Market Value Adjustment or withdrawal charge; or

(c) elect to receive payment under a guaranteed annuity option. If the payment is made as an annuity, (i) the Policy Value used to provide the annuity will be determined as of the date Manufacturers Life of America receives written notification of the election at its Service Office, (ii) the only Annuity Options available are options 1, 2(b), or 2(c) of the

     Annuity Options described in Appendix A, (iii) the period selected for payment must not extend beyond the new or surviving Policyowner's life expectancy, and (iv) payments under the Annuity Option selected must begin no later than December 31 of the year following death of the Policyowner.

The Policy will continue under option (a) in the absence of written notification to do otherwise.

Death After Annuity Commencement Date. If the Policyowner dies after the Annuity Commencement Date, payments will continue under the annuity option selected if the terms of the annuity so provide.

Death of the Annuitant

Death Prior to Annuity Commencement Date. If the Policyowner is an individual who is not the Annuitant, and the Annuitant dies before the Annuity Commencement Date, the Policy will continue and the Policyowner may continue to make purchase payments. If the Policyowner has appointed a contingent Annuitant, he or she will become the new Annuitant. If no such appointment has been made, the Policy owner must appoint a new Annuitant within 60 days of the death of the original Annuitant; otherwise the Policyowner will be deemed to be the new Annuitant.

If the Policyowner is not an individual, the Policy is not a Qualified Policy owned by the trustee of a plan described in Section 401 of the Code, and the Annuitant dies before the Annuity Commencement Date, the Policyowner can:

(a) continue the Policy. If this option is selected, no further purchase payments can be made, and the Policy must be surrendered for a lump sum within 5 years of the Annuitant's death. Market Value Adjustments and all applicable charges will continue to be imposed. (See Description of the Policies -- "Market Value Adjustment" and "Policy Charges".); or

(b) make a full surrender or partial withdrawal of the Policy Value within 60 days after the Annuitant's death without imposition of a Market Value Adjustment or withdrawal charge.

The Policy will continue under option (a) in the absence of written notification to do otherwise.

If the Policyowner is not an individual, the Policy is a Qualified Policy owned by a trustee of a plan described in Section 401 of the Code, and the Annuitant dies before the Annuity Commencement Date, the Policyowner can:

(a) continue the Policy. If this option is selected, a new Annuitant must be appointed and no further purchase payments can be made. Market Value Adjustments and all applicable charges will continue to be imposed. (See Description of the Policies -- "Market Value Adjustment" and "Policy Charges".); or

(b) make a full surrender or partial withdrawal of the Policy Value within 60 days after the Annuitant's death without imposition of a Market Value Adjustment or withdrawal charge.

The Policy will continue under option (a) in the absence of written notification to do otherwise.

Death After Annuity Commencement Date. If the Policyowner is an individual who is not the Annuitant and the Annuitant dies after the Elected Annuity Date, payments will continue under the annuity option selected if the terms of the annuity so provide.


Commencement of Annuity Payments

The Policyowner elects an annuity date in the application (the "Elected Annuity Date"). The Policyowner may change the Elected Annuity Date to any date prior to the end of the Policy Year in which the Annuitant reaches age 85 except in the case of Qualified Policies and Policies where the owner is a Charitable Remainder Trust. If the Policyowner is a Charitable Remainder Trust there is no required annuitization age. Written request for change of the Elected Annuity Date must be received by the Manufacturers Life of America Service Office at least thirty days prior to the new Elected Annuity Date.

Annuity payments will be made by application of the Policy Value to provide an annuity. Annuity payments will be made on a fixed basis only; the Policy Value will no longer reflect the investment performance of the Variable Accounts, the Fixed Accounts or the Guaranteed Interest Account. The annuity options available are described in Appendix A under "Annuity Options". The date on which the first annuity payment is made is the Annuity Commencement Date.

There are legal restrictions on the Elected Annuity Date selected for Qualified Policies. In general, the Annuity Commencement Date for Qualified Policies owned by an individual cannot be later than April 1 following the calendar year in which the Policyowner attains age 70 1/2. There are some exceptions to this requirement. If the Policy is owned by the trustee of a trust established pursuant to an employer retirement plan, the Elected Annuity Date is determined by the terms of the trust and plan.

Annuity payments may be made monthly, quarterly, semi-annually or annually. If application of the Policy Value would result in annuity payments of less than $20 monthly, $60 quarterly, $100 semi-annually or $200 annually, Manufacturers Life of America will pay the Policy Value to the Policyowner in a single sum in lieu of annuity payments.


Substitution of Portfolio Shares

Although Manufacturers Life of America believes it to be highly unlikely, it is possible that in the judgment of its management, one or more of the Portfolios may become unsuitable for investment by Separate Account Two because of a change in investment policy or a change in the tax laws, because the shares are no longer available for investment, or for some other reason. In that event, Manufacturers Life of America may seek to substitute the shares of another Portfolio or of an entirely different mutual fund. Before this can be done, the approval of the S.E.C. and one or more state insurance departments may be required.

Manufacturers Life of America also reserves the right to combine other registered separate accounts with Separate Account Two investing in additional Funds of the Series Fund or another investment company, to establish additional sub-accounts within Separate Account Two, to operate Separate Account Two as a management investment company or other form permitted by law, to transfer assets from Separate Account Two to another registered separate account and from another registered separate account to Separate Account Two, and to deregister Separate Account Two under the 1940 Act. Any such change would be made only if permissible under applicable federal and state law.

Policy Charges

The various charges and deductions applicable to the Policy and the separate accounts are set forth below.

Withdrawal Charge

A withdrawal charge (contingent deferred sales charge) may be imposed on partial withdrawals from, and the full surrender of, a Policy. In any Policy Year after the first and before the Elected Annuity Date, up to 10% of the Policy Value as of the most recent Policy Anniversary may be surrendered or withdrawn free of the withdrawal charge. In states where permitted, if the Policyowner is a Charitable Remainder Trust, in any Policy Year after the first and before the Elected Annuity Date, the Policyowner may withdraw, free of the withdrawal charge, the greater of (i) 10% of the Policy Value as of the most recent Policy Anniversary, or (ii) the Cumulative Net Earnings under the Policy. During the first Policy Year, if the Policyowner is a Charitable Remainder Trust, the Policyowner may withdraw, free of the withdrawal charge, up to 10% of the cumulative Net Premiums as reduced by prior withdrawals. The amount received on withdrawal will be adjusted for any applicable Market Value Adjustment. The withdrawal charge is deducted as a percentage of amounts withdrawn in a Policy Year in excess of the foregoing sums minus any applicable record-keeping charge (imposed on Policy Anniversaries and on full surrenders made on other than a Policy Anniversary) and plus or minus any applicable Market Value Adjustment.

The withdrawal charge is designed to partially compensate Manufacturers Life of America for the cost of selling and distributing the Policies. The cost includes agents' commissions, advertising, agent training and the printing of prospectuses and sales literature.

The withdrawal charge is determined by applying a percentage to the Gross Withdrawal Amount subject to the withdrawal charge. The applicable percentage depends upon when the purchase payments to which the withdrawal or surrender is deemed attributable were made, as indicated in the following schedule:

Number of complete Policy Years elapsed       The Withdrawal
    since purchase payment was made:             Charge is

                0-2.99                              8%
                   3                                6%
                   4                                4%
                   5                                2%
               6 or more                           None


Where the Gross Withdrawal Amount is deemed attributable to purchase payments made in different Policy Years, different percentages will be applied to the portions of the Gross Withdrawal Amount attributable to such payments.

For purposes of determining the withdrawal charge applicable to a full surrender or partial withdrawal, any Gross Withdrawal Amount, other than an amount not subject to a withdrawal charge by reason of the free withdrawal provisions described above, will be deemed to be a liquidation of a purchase payment. The oldest previously unliquidated purchase payment will be deemed to have been liquidated first, then the next oldest and so forth. In addition, all purchase payments made during a Policy Year will be deemed to have been made on the first day of that year. Once all purchase payments have been liquidated, additional amounts surrendered or withdrawn will not be subject to a withdrawal charge. Thus, in no event may aggregate withdrawal charges exceed 8% of the total purchase payments made.

No withdrawal charge will be applied: (1) if the Policy Value is applied to an annuity, (2) when a full surrender or partial withdrawal is made within 60 days of the death of the original Policyowner (except that a withdrawal charge will be applied to a Gross Withdrawal Amount consisting of purchase payments made after the date of death of the original Policyowner), (3) when the Policyowner is not an individual and a full surrender or partial withdrawal is made within 60 days of the death of the Annuitant, or (4) upon a full surrender or the first partial withdrawal made after the Policyowner becomes terminally ill. (See Description of the Policies -- "Provisions on Death" and "Special Policy Access".)

On a full surrender of the Policy, the Gross Withdrawal Amount is the Policy Value. Upon full surrender, the Policyowner will receive the Gross Withdrawal Amount adjusted by any applicable Market Value Adjustment, less applicable withdrawal charges and withholding taxes, and less the record-keeping charge.

On a partial withdrawal, the Policyowner will receive the amount he or she requests. Manufacturers Life of America will calculate the Gross Withdrawal Amount such that after all applicable withdrawal charges, withholding taxes and Market Value Adjustments have been applied, the Policyowner will receive the amount requested. See Appendix B for examples of the application of withdrawal charges.

Withdrawal charges on a partial withdrawal will be deducted from the accounts proportionately to the Gross Withdrawal Amount, adjusted by any applicable Market Value Adjustments attributable to the respective accounts. Should there not be sufficient funds available in the designated account or accounts equal to the Gross Withdrawal Amount, Manufacturers Life of America will notify the Policyowner and await further instruction before effecting any withdrawal.

Manufacturers Life of America does not expect to recover its total sales expenses through the withdrawal charge. To the extent that the withdrawal charge is insufficient to recover sales expenses, Manufacturers Life of America will pay sales expenses from its other assets or surplus. These assets may include proceeds from the mortality and expense risks charges described below.

Record-Keeping Charge

A record-keeping charge equal to 2% of the Policy Value up to a maximum of $30 will be deducted from Policy Value on the last day of each Policy Year during the Accumulation Period. This charge will also be deducted upon full surrender of a Policy on a date other than the last day of a Policy Year. The charge will be taken before any withdrawal charge is applied and before any applicable Market Value Adjustment. It will be deducted from the Variable Policy Value, the Fixed Account Value and the Guaranteed Interest Account Value in the same proportion that the value in each account bears to the Policy Value.

The record-keeping charge is paid to Manufacturers Life of America to compensate it for certain costs associated with the Policies and the operations of the separate accounts, including the establishing and maintaining of account and tax records for each Policyowner; communicating with Policyowners by mailing confirmations of transactions, Policy Anniversary statements, annual reports of NASL Series Trust and annually updated prospectuses for NASL Series Trust and the Policy and by responding to Policyowner requests to change information contained in his or her records such as names, addresses, allocation percentages, beneficiary or Annuitant designation, participation in the Dollar Cost Averaging or Asset Allocation Balancer programs, certain Fixed Account transactions such as calculations of Market Value Adjustments and transfers solely between Fixed Accounts, and responding to written or oral inquiries by Policyowners regarding the operations of the Policy, the separate accounts or NASL Series Trust. Although these expenses may rise in the future, Manufacturers Life of America guarantees that it will not increase the amount of the record-keeping charge applicable to outstanding Policies. Moreover, Manufacturers Life of America does not expect to recover from this charge any amount in excess of its accumulated applicable expenses.

Dollar Cost Averaging Charge

Currently, there is no charge for Dollar Cost Averaging transfers if Policy Value exceeds $15,000, otherwise there is a charge of $5.00 per transfer or series of transfers taking place on the same transfer date. This charge will be deducted from the account from which funds are transferred. If insufficient funds exist to effect a Dollar Cost Averaging transfer, including the charge, if applicable, the transfer will not be effected.

Special Policy Access Charge

There is currently no charge associated with this feature. However, Manufacturers Life of America reserves the right to impose an administrative charge not to exceed $150 for a partial withdrawal or full surrender pursuant to the provision.

Premium Tax Deduction

Manufacturers Life of America will deduct any premium or similar state or local tax attributable to a Policy. Currently, such taxes, if any, range up to 3% depending on applicable law. Although the deduction can be made from purchase payments or from Policy Value, it is anticipated that premium taxes will be deducted from the Policy Value at the time it is applied to provide an annuity unless required otherwise by applicable law. When deducted at the Annuity Commencement Date, the premium tax deduction will be taken from the Variable Policy Value, the Fixed Account Value and the Guaranteed Interest Account Value in the same proportion that the value in each account bears to the Policy Value.

Other than the premium taxes above, Manufacturers Life of America makes no charge for federal, state or local taxes that may be attributable to the separate accounts or to the operations of Manufacturers Life of America with respect to the Policies. However, if Manufacturers Life of America incurs any such such taxes, it may make a charge therefor, in addition to the foregoing.

Mortality And Expense Risks Charges

A charge at an annual rate of .45% is made for mortality and expense risks that Manufacturers Life of America assumes. This charge is deducted monthly at
 .0375% of assets at the beginning of each Policy Month from the Variable Account Value and the Fixed Account Value.

A charge at an annual rate of .80% is also made for mortality and expense risks that Manufacturers Life of America assumes. This charge is deducted daily from the assets of Separate Account Two.

The mortality risks assumed are (i) the risk that Annuitants may live for longer periods of time than the periods indicated in the mortality tables on which Manufacturers Life of America calculated the annuity tables in the Policies, (ii) the risk that mortality will cause a Policy to terminate before the assumed Annuity Commencement Date and (iii) the risk that mortality will cause Manufacturers Life of America to incur higher costs than anticipated for the Survivor Benefit Amount. The expense risks assumed are that the expenses of administration of and recordkeeping for the Policies will be greater than Manufacturers Life of America estimated. Manufacturers Life of America will realize a gain from these charges to the extent they are not needed to pay expenses under the Policies.

Although it is difficult to specify precisely the breakdown between expense and mortality risk elements of the mortality and expense risks charge, Manufacturers of America estimates that approximately .85% is for mortality risks and .40% for expense risks. A little more than half of the mortality risk element is estimated to be attributable to risks taken in connection with the Survivor Benefit Amount (a death benefit guarantee). As both the daily and monthly charges are imposed in connection with the same risks, each charge could be estimated to be divided into mortality risk and expense risk components at the same ratio as for the overall estimate.

Administration Charge

A charge at an annual rate of 0.20% of the Variable Account Value is made for the administration of the Policy. This charge is deducted daily by assessing a charge against the assets of Separate Account Two.

The administration charge is paid to Manufacturers Life of America to compensate it for costs associated with administration of the Policies and the separate accounts including those related to allocation of initial and subsequent purchase payments, processing purchase applications, withdrawals, surrenders, unit value calculations, transfers, calculation of proceeds payable on death, payment of proceeds payable on death, cash management prior to Policy issue, and establishing and maintaining computer system support for those or other administrative functions. Manufacturers Life of America reserves the right to increase the amount of the administration charge applicable to outstanding Policies in the future if costs associated with the Policies and the operations of the separate accounts should rise above current levels.

Manufacturers Life of America does not expect to recover from this charge any amount in excess of its accumulated administrative expenses.


Market Value Adjustment

A Market Value Adjustment ("MVA") will apply when money is removed from a Fixed Account prior to the Maturity Date for any of the following reasons: full surrender, partial withdrawal, transfer to another account (including another Fixed Account), or to purchase an annuity. However, the MVA will be waived if the amount is removed within the one month period prior to the Maturity Date.

The MVA will be applied after any transfer or contract charge is deducted, but before the application of any withdrawal charges.

The MVA reflects the difference between the Guaranteed Rate for the applicable Fixed Account, and the current Guaranteed Rate for the time period equal to the remaining Guarantee Period ("Current Rate"). Generally, if the Guaranteed Rate is higher than the Current Rate, the MVA will be positive. If the Guaranteed Rate is lower than the Current Rate, the MVA will be negative.

On a full surrender, a positive MVA will increase the amount received by the Policyowner, while a negative MVA will decrease the amount received by the Policyowner.

On a transfer, the amount of the requested transfer from a Fixed Account will not reflect any adjustment by the MVA. Any such adjustment will be reflected in the amount transferred to the new account(s). A positive MVA will increase the amount transferred into the new account(s), while a negative MVA will decrease the amount so transferred.

On the Annuity Commencement Date, a positive MVA will increase the amount applied to provide an annuity, while a negative MVA will decrease the amount applied to provide an annuity.

On a partial withdrawal, a positive MVA will decrease the Gross Withdrawal Amount required to provide the requested amount. A negative MVA will increase the Gross Withdrawal Amount so required.

The actual MVA is a proportion of the Gross Withdrawal Amount, determined by the following formula:

                               (1+G) exp N
                               -----        - 1
                               (1+C)


where:

G is the Guaranteed Rate for the money being subjected to the MVA.

C is the Guaranteed Rate offered by Manufacturers Life of America for deposits for a time period equal to the number of years remaining in the Guarantee Period, rounded up to the next full year (the "Current Rate"). If at the time of the MVA calculation, Manufacturers Life of America does not offer a Guarantee Period with the required number of years, then the rate J will be found by linear interpolation of the current rates for available Guarantee Periods.

N is the number of full months remaining in the Guarantee Period divided by 12.

See Appendix B for examples of MVA calculations.

Other General Policy Provisions

Deferral of Payments

Manufacturers Life of America reserves the right to postpone the transfer or payment of any value or benefit available under a Policy based upon the assets allocated to Separate Account Two for any period during which:

(1) the New York Stock Exchange ("Exchange") is closed for trading (other than customary weekend and holiday closings) or trading on the Exchange is otherwise restricted; or

(2) an emergency exists as defined by the S.E.C. or the S.E.C. requires that trading be restricted; or

(3) the S.E.C., by order, so permits a delay for the protection of security holders.

Manufacturers Life of America also reserves the right to delay transfer or payment of assets from the Fixed Accounts or the Guaranteed Interest Account for up to six months and will pay interest at a rate determined by it if there is a delay in payment for more than 30 days. In addition, transfers may be denied under the circumstances previously set forth. (See Description of the Policies -- "Provisions on Transfers".)

Annual Statements

Within 30 days after each Policy Anniversary, Manufacturers Life of America will send the Policyowner a statement showing:

(1) the summary of each active account up to the most recent Policy Anniversary including the Policy Value up to the Policy Anniversary date; and

(2) a description of the transactions affecting each active account during the Policy Year including total units cancelled, amounts deducted from each account for fees, and total units and amounts credited to each account as allocations or interest.

Rights of Ownership

The Policyowner is the person entitled to exercise all rights under a Policy. As such, any Policy rights or privileges may be exercised without the consent of the Annuitant, beneficiary or any other individual, except as provided by the Policyowner.

Except as discussed below, ownership of the Policy may be changed or the Policy collaterally assigned at any time prior to the Annuity Commencement Date, subject to the rights of any irrevocable beneficiary or other person. Any change of ownership or assignment must be made in writing and will not take effect until received at the Manufacturers Life of America Service Office. Manufacturers Life of America assumes no responsibility for the validity of any assignment.

In the case of a Qualified Policy, there may be restrictions on the privileges of ownership. Some plans do not permit the exercise of certain of the Policyowner's rights without the written consent of the Policyowner's spouse. Among the rights limited are the right to choose an optional form of payment; to make withdrawals; or to surrender the Policy.

A Qualified Policy which is not owned by a trustee of a trust which qualifies under section 401(a) of the Code, may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than to Manufacturers Life of America except as may be provided by applicable state or federal law. Ownership of a Qualified Policy which is owned by a trustee of a Qualified Plan may not be transferred to a participant prior to the Annuity Commencement Date. The transfer of a Qualified Policy to a participant prior to the Annuity Commencement Date would jeopardize the plan's qualified status as the Policy does not contain the restrictions on a participant's rights on withdrawal or on and after the Annuity Commencement Date required for plans under the Employee Retirement Income Security Act.

Change of Annuitant. The Policyowner may change the Annuitant prior to the Annuity Commencement Date. Eligible Annuitants are: (i) the Policyowner, (ii) Policyowner's spouse, or (iii) the Policyowner's parent(s), brother(s), sister(s), or child(ren).

If the Policyowner is not an individual, the Annuitant(s) may not be changed except with respect to certain Qualified Plans. In any event, the Annuitant(s) may not be changed after the Annuity Commencement Date.

Change of Elected Annuity Date. The Elected Annuity Date may be changed from that stated in the application to an earlier or later date. The new date cannot be later than the end of the Policy Year in which the Annuitant reaches age 85. A written request to change the Elected Annuity Date must be received by the Manufacturers Life of America Service Office at least 30 days prior to the new Elected Annuity Date. (See Description of the Policies -- "Annuity Value Guarantee").

Selection of Payee. The Policyowner must select a Payee to receive any payments due under the Policy. If the Payee is the Policyowner, any payments remaining on the Policyowner's death will be paid to the beneficiary. If a Payee other than the Policyowner has been selected, any payments remaining on the Policyowner's death will continue to be made to the Payee until Manufacturers Life of America receives written notice from the beneficiary to change the Payee.

The Payee for annuity payments should be chosen from the following:

(a)  The Annuitant;

(b)  The Annuitant's spouse, parent(s), brother(s), sister(s), child(ren); or

(c)  The Policyowner, if the Policyowner is an individual.

Any other choice of Payee will require the consent of Manufacturers Life of
America:

Change of Payee. The Policyowner may change the Payee at any time upon 30 days' written notice to Manufacturers Life of America. Such notice must specify the date on which payments to the new Payee should begin. A change in the Payee will not require the Payee's consent.

Beneficiary

Ownership of the Policy will pass to the designated beneficiary on the death of the Policyowner. The beneficiary is the person designated in the application or as subsequently designated. The beneficiary may be changed at any time by written notice to Manufacturers Life of America. Any change will be effective on the date written notice is received at the Manufacturers Life of America Service Office. If no beneficiary survives the Policyowner, ownership will pass to the Policyowner's estate. In the case of Qualified Policies, regulations promulgated by the Departments of Labor and Treasury prescribe certain limitations on the designation of a beneficiary.

Modification

A Policy may not be modified by Manufacturers Life of America without the consent of the Policyowner, except where required to conform to any applicable law or regulation or any ruling issued by a government agency.

Federal Tax Matters

Taxation of Manufacturers Life of America

Manufacturers Life of America is taxed as a life insurance company under Subchapter L of the Code. Since the operations of Separate Account Two are part of, and are taxed with, the operations of Manufacturers Life of America, Separate Account Two is not separately taxed as a "regulated investment company" under Subchapter M of the Code. Under existing federal income tax laws, investment income and capital gains of Separate Account Two are not taxed to the extent they are applied to increase reserves under the Policies. Since, under the Policies, investment income and realized capital gains of Separate Account Two are automatically applied to increase reserves, Manufacturers Life of America does not anticipate that it will incur any federal income tax liability attributable to Separate Account Two, other than a federal income tax based on premiums received which is currently absorbed by Manufacturers Life of America, and therefore Manufacturers Life of America does not intend to make provision for any such taxes. However, if changes in the federal tax laws or interpretations thereof result in Manufacturers Life of America being taxed on such income or gains, or taxes currently absorbed are increased, then Manufacturers Life of America may impose a charge against Separate Account Two in order to make provision for such taxes.

Tax Treatment Of The Policies

The Policies are designed for use in connection with retirement savings plans that may or may not qualify for special income tax treatment under the provisions of the Code. The following discussion of federal income tax aspects of amounts received under a variable annuity contract is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. A qualified tax adviser should always be consulted with regard to the application of law to individual circumstances.

The United States Congress has, in the past, considered legislation that, if enacted, would have taxed the inside build-up in certain annuities. While this proposal was not enacted, Congress remains interested in the taxation of the inside build-up of annuity contracts. Policyholders should consult their tax advisor regarding the status of new, similar provisions before purchasing the Policy.

Section 72 of the Code governs taxation of annuities in general. Under existing provisions of the Code, except as described below, any increase in the value of a Policy is not taxable to the Policyowner or Annuitant until received, either in the form of annuity payments, as contemplated by the Policy, or in some other form of distribution. However, as a general rule, deferred Policies held by a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal tax purposes. The investment income on such Policies is taxed as ordinary income that is received or accrued by the Policyowner during the taxable year.

In certain circumstances policies will be treated as held by a natural person if the nominal owner is a non-natural person and the beneficial owner is a natural person, but this special exception will not apply in the case of any employer who is the nominal owner of a Policy providing non-qualified deferred compensation for its employees. Exceptions to the general rule (of immediate taxation) for Policies held by a corporation, trust or similar entity may apply with respect to (1) annuities held by an estate of a decedent, (2) Policies issued in connection with qualified retirement plans, or IRAs, (3) certain annuities purchased by employers upon the termination of a qualified retirement plan, (4) certain annuities used in connection with structured settlement agreements, and (5) annuities purchased with a single premium when the annuity starting date is no later than a year from purchase of the annuity.

When annuity payments commence, each payment is taxable under Section 72 of the Code as ordinary income in the year of receipt if the Policyowner has not previously been taxed on any portion of the purchase payments. If any portion of the purchase payments has been included in the taxable income of the Policyowner, this aggregate amount will be considered the "investment in the contract." For fixed annuity payments, there is no tax on the portion of each payment which represents the same ratio that the "investment in the contract" bears to the total expected value of the annuity payments for the term of the annuity; the remainder of each payment is taxable. However, once the total amount of the taxpayer's "investment in the contract" is excluded using this ratio, annuity payments will be fully taxable. If annuity payments cease before the total amount of the taxpayer's "investment in the contract" is recovered, the unrecovered amount will be allowed as a deduction to the Policyowner in his or her last taxable year.

In the case of a withdrawal, amounts received are taxable as ordinary income to the extent that the Policy Value (determined without regard to any withdrawal charges) before the withdrawal exceeds the "investment in the contract." Amounts loaned under an annuity or amounts received pursuant to an assignment or pledge of an annuity are treated as withdrawals. There are special rules for loans to participants from annuities held in connection with qualified retirement plans or IRA's. With respect to contracts issued after April 22, 1987, if an individual transfers an annuity without adequate consideration to a person other than his or her spouse (or to his or her former spouse incident to divorce), he or she will be taxed on the difference between the value of the annuity minus any withdrawal charges and the "investment in the contract" at the time of transfer. In such case, the transferee's "investment in the contract" will be increased to reflect the increase in the transferor's income.

In addition, there is a 10% penalty tax on the taxable amount of any payment unless the payment is: (a) received on or after the date that the Policyowner reaches age 59 1/2; (b) attributable to the Policyowner's becoming disabled as defined in the Code; (c) made to a beneficiary on the death of the Policyowner;
(d) made to a beneficiary on the death of the primary annuitant if the Policyowner is not a natural person; (e) made as a series of substantially equal periodic payments for the life of the taxpayer (or the joint lives of the taxpayer and beneficiary), subject to certain recapture rules; (f) made under an annuity that is purchased with a single premium whose annuity starting date is no later than a year from purchase of the annuity; (g) attributable to "investment in the contract" before August 14, 1982; or (h) made with respect to certain annuities issued in connection with structured settlement agreements. Special rules may apply to annuities issued in connection with qualified retirement plans.

For both withdrawals and annuity payments under some types of plans qualifying for special federal income tax treatment ("qualified plans"), there may be no "investment in the contract" and the total amount received may be taxable.

Where the Policy is owned by an individual, Manufacturers Life of America will withhold and remit to the U.S. Government a part of the taxable portion of each distribution made under a Policy unless the distributee notifies Manufacturers Life of America at or before the time of the distribution that he or she elects not to have any amounts withheld. The withholding rates applicable to the taxable portion of periodic annuity payments are the same as the withholding rates generally applicable to payments of wages. The withholding rate applicable to the taxable portion of nonperiodic payments (including withdrawals prior to the annuity commencement date) is 10%. Where the Policy is not owned by an individual or it is owned in connection with a qualified plan, or when the owner is a non-resident alien, special withholding rules may apply.

In connection with the issuance of temporary regulations relating to diversification requirements for separate accounts or funds underlying variable life and annuity policies, the Treasury Department has announced that such regulations do not provide guidance concerning the extent to which Policyowners may direct their investments to particular sub-accounts of the Account. Regulations in this regard are expected in the future. It is not clear what these regulations will provide or whether they will be prospective only. It is possible that when regulations are issued, the Policy may need to be modified to comply with such regulations.

For purposes of determining a Policyowner's gross income from distributions which are not in the form of an annuity, the Code provides that all deferred annuities issued by the same company to the same Policyowner during any calendar year shall be treated as one annuity. Additional rules may be promulgated under this provision to prevent avoidance of its effect. For further information on current aggregation rules under this and other Code provisions, the Policyowner should consult his or her tax adviser.

Purchase of Policies by Qualified Plans

The Policies are available for use with several types of qualified plans. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Therefore, no attempt is made to provide more than general information about the use of the Policies with the various types of qualified plans. Policyowners, Annuitants and beneficiaries are cautioned that the rights of any person to any benefits under such qualified plans may be subject to the terms and conditions of the Policy. Following are brief descriptions of the various types of qualified plans in connection with which Manufacturers Life of America will issue a Policy.

Individual Retirement Annuities. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA". These IRAs are subject to limits on the amount that may be contributed, the persons who may be eligible and on the time when distributions may commence. Distributions from certain other types of qualified plans may be "rolled over" on a tax-deferred basis into an IRA. Sales of the Policies for use with IRAs may be subject to special requirements of the Internal Revenue Service. Distributions from these qualified plans are subject to special withholding rules. Consult your plan administrator before taking a distribution which you wish to roll over. A direct rollover from a qualified plan is permitted and is exempt from the special withholding rules. When issued in connection with an IRA, a Policy will be amended as necessary to conform to the requirements of federal laws governing such plans.

Corporate and Self-Employed (H.R. 10 and Keogh) Pension and Profit Sharing Plans. Section 401(a) of the Code permits corporate employers to establish various types of tax-favored retirement plans for employees. Self-employed individuals may establish plans for themselves and their employees. Such retirement plans may permit the purchase of the Policies in order to provide benefits under the plans. Employers intending to use Policies in connection with such plans should seek competent advice.

Purchase of Policies by Charitable Remainder Trusts

The Policies may be purchased by Charitable Remainder Trusts. If a Charitable Remainder Trust is the Policyowner, the character of amounts received by the income beneficiary of the Charitable Remainder Trust depends on the character of the income in the trust. To the extent the trust has any undistributed ordinary income, amounts received by the income beneficiary from the trust are taxed as ordinary income. The Internal Revenue Service has held in at least one private letter ruling that any increase in the value of a Policy will be treated as income to the trust in the year it accrues regardless whether it is actually received by the trust. However, a private letter ruling cannot be relied on as precedent by anyone other than the taxpayer who requests it.

State and Local Government Deferred Compensation Plans

Section 457 of the Code permits employees of state and local governments, rural electric cooperatives and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. To the extent Policies are used in connection with an eligible plan, employees are considered general creditors of the employer and the employer as owner of the Policy has the sole right to the proceeds of the Policy. Those who intend to use Policies in connection with such plans should seek qualified advice as to the tax and legal consequences of such an investment.

Additional Information About
Manufacturers Life of America

Description of Business

Manufacturers Life of America's primary purpose is to issue and sell variable universal life and variable annuity products in the United States. However, Manufacturers Life of America also commenced establishment of branch operations in Taiwan to develop and market traditional insurance for the Taiwanese market. Manufacturers Life of America began capitalizing this operation in 1993.

Responsibilities Assumed By Manufacturers Life

Manufacturers Life and Manufacturers USA has entered into an agreement with ManEquity, Inc. pursuant to which Manufacturers Life or Manufacturers USA, on behalf of ManEquity, Inc., will pay the sales commissions in respect of the Policies and certain other policies issued by Manufacturers Life of America, prepare and maintain all books and records required to be prepared and maintained by ManEquity, Inc. with respect to the Policies and such other policies, and send all confirmations required to be sent by ManEquity, Inc. with respect to the Policies and such other policies. ManEquity, Inc. will promptly reimburse Manufacturers Life or Manufacturers USA for all sales commissions paid by Manufacturers Life and Manufacturers USA and will pay Manufacturers Life and Manufacturers USA for its other services under the agreement in such amounts and at such times as agreed to by the parties.

Manufacturers Life and Manufacturers USA have also entered into a Service Agreement with Manufacturers Life of America pursuant to which Manufacturers Life or Manufacturers USA will provide to Manufacturers Life of America all issue, administrative, general services and record-keeping functions on behalf of Manufacturers Life of America with respect to all of its insurance policies including the Policies. Under this agreement Manufacturers Life of America is obligated to reimburse operating expenses and costs incurred by Manufacturers Life or Manufacturers USA on behalf of Manufacturers Life of America. For 1993, 1994, and 1995, Manufacturers Life of America paid $12,467,474, $21,326,446, and $23,211,484, respectively, to Manufacturers Life pursuant to the agreement.

Finally, Manufacturers USA has entered into an excess reinsurance arrangement with Manufacturers Life of America for certain obligations arising under the Survivor Benefit Amount. Except for its obligations to Manufacturers Life of America under this reinsurance agreement, Manufacturers Life (or said affiliate) has no financial obligation for any Policy benefits.

Manufacturers Life of America's ultimate parent company, Manufacturers Life, is a Canadian-based mutual life insurance company with worldwide operations and assets of $39.9 Billion (Canadian Dollars) and surplus of $3.5 Billion (Canadian Dollars) as of December 31, 1995. As in the past, Manufacturers Life of America may look to its ultimate parent company to provide the necessary capital to finance its operations.

The vast majority of Manufacturers Life's business in the United States is sold directly through the parent company; however, subsidiary companies are used for certain special purposes. The primary purpose of this subsidiary, Manufacturers Life of America, is to issue and sell variable universal life and variable annuity products. Manufacturers Life of America has no direct employees.

Manufacturers Life of America owns no property.

                                       SELECTED FINANCIAL DATA

                                   Jan. 1, 1996
                                        to                  FOR THE YEARS ENDED DECEMBER 31,
                                   September 30,            --------------------------------
                                       1996         1995        1994         1993         1992     1991
                                   -------------    ----        ----         ----         ----     ----
                                                          (IN THOUSANDS)
REVENUES
Premiums, Annuity Deposits and
 Other Revenue                       $144,979    $159,768    $193,649     $125,948    $ 39,885   $14,410
Investment Income, Net of
 Investment Expenses                    4,189       5,841       3,589        3,324       1,431       781
Commissions and Expense
 Allowances on Reinsurance
 Ceded                                    147         147         188           --          --        --
                                     --------    --------    --------     --------    --------   -------
                                      149,315     165,756     197,426      129,272      41,316    15,191
                                     --------    --------    --------     --------    --------   -------
BENEFITS AND EXPENSES
Policyholder Benefits                 110,769     120,371     159,215      109,571      32,720     9,252
Other Expenses                         53,660      59,751      52,899       32,229      12,799     4,363
Commissions and Expense
 Allowances on Reinsurance
 Assumed                                  387       1,014         810          330         269        81
                                     --------    --------    --------     --------    --------   -------
                                      164,816     181,136     212,924      142,130      45,788    13,696
                                     --------    --------    --------     --------    --------   -------
Gain (Loss) Before Policyholder
 Dividends and Federal
 Income Tax Provision (Benefit)       (15,501)    (15,380)    (15,498)     (12,858)     (4,472)    1,495
Dividends to Policyholders                570       2,367       1,150          837         634        25
                                     --------    --------    --------     --------    --------   -------
Gain (Loss) Before Federal
 Income Tax (Benefit)                 (16,071)    (17,747)    (16,648)     (13,695)     (5,106)    1,470
Federal Income Tax (Benefit)           (5,389)     (4,116)         --         (325)        340     1,351
                                     --------    --------    --------     --------    --------   -------
Net Gain (Loss) from
 Operations After
 Policyholders Dividends and
 Federal Income Tax                   (10,682)    (13,631)    (16,648)     (13,370)     (5,446)      119
Net Realized Capital Gains                (91)        (74)     (3,012)          93         139        --
                                     --------    --------    --------     --------    --------   -------
Net Gain (Loss) from Operations      $(10,773)   $(13,705)   $(19,660)    $(13,277)   $ (5,307)  $   119
                                     ========    ========    ========     ========    ========   =======
Total Assets                         $713,449    $588,742    $403,086     $253,392    $136,065   $92,501
                                     ========    ========    ========     ========    ========   =======

Management Discussion and Analysis

Overview
Manufacturers Life of America is a wholly-owned subsidiary of Manufacturers USA, (the Parent), which is in turn a wholly-owned subsidiary of Manufacturers Life, a Canadian mutual life insurance company with world wide operations and assets of $39.9 billion (Canadian Dollars) and a surplus of $3.5 billion (Canadian Dollars). Manufacturers Life and Manufacturers Life of America have received the following ratings from independent rating agencies: Standard & Poor's Insurance Rating Service - AA+, A. M. Best Company - A++, Moody's Investors Service, Inc.
- Aa3 and Duff & Phelps Credit Rating Co. - AAA. The Board of Directors of Manufacturers Life has resolved to currently provide a claims paying guarantee to the U.S. policyholders; however, neither Manufacturers Life of America nor Manufacturers Life guarantees the investment performance of the Separate Account.

Manufacturers Life of America is active in two distinct businesses:

     (1) Domestically, the sale of variable insurance products
     (2) Internationally, the sale of traditional insurance products through branch operations in Taiwan

VARIABLE PRODUCTS
- During the last four years Manufacturers Life of America has grown significantly through the successful growth in variable insurance sales. This growth reflects:
1) a continuing shift in consumer preference as they seek greater control over their investment decision making,
2)   more active marketing/sales practices by Manufacturers Life of America, and
3)   increased consumer acceptance of this relatively new product.
This growth has continued in 1996 with variable universal life premiums being 138% of the same period in 1995. Manufacturers Life of America's introduction in late 1995 of a five year no lapse guarantee on VUL that prevents policy lapse triggered by negative investment performance and the addition on February 14 of eight new investment accounts have been positively received and will be reflected in future sales growth.

In particular, the new investment accounts including outside fund managers have increased available investment options while providing policyholders with the ability to increase diversification not only by investment type but also by portfolio management style. Outside fund managers now include: Fidelity Management Trust Company, Salomon Brothers Asset Management and Wellington Management Trust.

Manufacturers Life of America remains positive about the future growth and profitability from this product line.

- Variable annuity premiums during this period are 94% of 1995. Manufacturers Life of America de-emphasized the sale of variable annuities and concentrated on the sale of estate planning variable life products which is more consistent with its client/producer base.

Variable annuities for Manufacturers Life are being marketed primarily through a recently acquired company, North American Security Life.

TAIWAN
Manufacturers Life of America entered Taiwan in 1993 as a start-up venture. During 1995 Manufacturers Life of America commenced full operations that have resulted in significant expenditures on agent recruitment and training. The level of recruitment and training continued in the first half of 1996, and while this has had a negative impact on short term earnings, future earnings will benefit from this investment. The growth in this region is promising and offers the opportunity for significant long term profit.
Financial Position

Financial results have been prepared on the basis of statutory accounting practices prescribed or permitted by the Insurance Department of Michigan which are considered generally accepted accounting principles for Manufacturers Life of America. A description of the accounting policies can be found in Note 2 to the financial statements.

Assets

September, 1996 Compared to December, 1995

At September 30, 1996, Manufacturers Life of America's total assets were $713.4 million, an increase of $124.7 million or 21% from year-end 1995. This change is principally a result of Separate Account asset growth of $123.2 million, reflecting net cash transfers to the separate accounts of $97.0 million plus $26.2 million in gains due to strong investment performance of the underlying investment funds.

Taxes recoverable increased to $8.9 million reflecting the benefit achieved through Manufacturers Life of America filing a consolidated tax return with its parent.

1995 Compared to 1994

At December 31, 1995, Manufacturers Life of America's total assets were $588.7 million, an increase of $185.6 million or 46% from year-end 1994. This change is principally a result of Separate Account asset growth of $177.7 million, reflecting net cash transfers to the separate accounts of $99.8 million plus $77.9 million in gains due to strong investment performance of the underlying investment funds.

General Account invested assets remained relatively flat. While bonds increased by $10.6 million, short term investments decreased $10.9 million. Short term investments were utilized to pay operating expenses while capital received during the year was invested in longer term bonds.

Taxes recoverable increased by $3.3 million reflecting the benefit achieved through the company filing a consolidated tax return with its parent.

Investments in subsidiaries increased by $1.1 million representing Manufacturers Life of America's investment in Manufacturers Adviser Corporation
(MAC). MAC is the investment adviser to Manulife Series Fund, Inc. (the investment funds underlying the separate accounts). During 1995, Manufacturers Life of America's Parent, through a capital contribution, transferred its ownership in MAC to Manufacturers Life of America.

Liabilities

September, 1996 Compared to December, 1995

Manufacturers Life of America's liabilities have increased by $119.7 million over year-end 1995 mainly due to Separate Account liabilities increasing $123.2 million. Separate Account liabilities move in tandem with changes in Separate Account assets.

The increase in reserves of $4.7 million is mainly due to the rapid growth in Taiwan of traditional business.

The increase in amounts due from separate accounts of $13.0 million recognizes the impact of separate account expense allowance previously netted against reserves.

1995 Compared to 1994

Manufacturers Life of America's liabilities have increased by $179 million over year-end 1994 mainly due to Separate Account liabilities increasing $177.7 million. Separate Account liabilities move in tandem with changes in Separate Account assets.

The interest maintenance,(IMR) and asset valuation (AVR) reserves increased by a total of $4.6 million. The IMR increases are a result of a statutory formula designed to smooth the impact of realized and unrealized capital gains on bonds of $1.6 million net of taxes. The AVR increases are to establish reserves against future asset default. These amounts increased significantly over 1994 as a result of realized and unrealized capital gains recognized during 1995.

Capital and Surplus

September, 1996 Compared to December, 1995

At September 30, 1996, Manufacturers Life of America's capital and surplus totalled $61.1 million, an increase of $4.8 million over year-end 1995 as a result of:

-    Operating losses totalling $10.8 million.

- Offsetting the operating losses was a capital contribution of $15 million from the issuance of common shares.

- The increase in AVR which flows through the statement of changes in capital surplus of $1.1 million was largely offset by the unrealized gains of $1.2 million on Manufacturers Life of America's seed money investment in Manulife Series Fund, Inc. and $510 thousand increase in the equity in Manufacturers Adviser Corporation.

1995 Compared to 1994

At December 31, 1995, Manufacturers Life of America's capital and surplus totalled $56 million, an increase of $6.9 million over year-end 1994 as a result of:

-    Operating losses totalling $13.7 million.

- Offsetting the operating losses were three capital contributions of (1) $12.5 million from issuance of common shares, (2) $8.5 million from issuance of a surplus note and (3) $1.1 million from transfer of Manufacturers Adviser Corporation from the Parent.

- The increase in AVR which flows through the statement of changes in capital surplus of $3.3 million was largely offset by the unrealized gains of $2.9 million on Manufacturers Life of America's seed money investment in Manulife Series Funds, Inc.

Manufacturers Life of America's surplus to general account liability ratio increased from 96.9% to 108.2%

Results of Operations

September, 1996 Compared to September, 1995

The loss from operations for the nine months ended September 30, 1996 decreased from $12.1 million in 1995 to $10.8 million in 1996. The main contributors to these losses were:

                            1996        1995
                            ----        ----
U.S.Operations             ($1.7)      ($5.9)
Taiwan Operations          (14.5)       (6.2)
Tax recovery                 5.4
                          ------      ------
                          ($10.8)     ($12.1)
                          ======      ======

U.S. operations improved due to increased policy fees on renewal business as business matures.

Taiwan's operating loss increased as a result of significant start up costs associated with Manufacturers Life of America's growing Taiwan Branch. In particular, costs associated with producer recruitment are heavy.

1995 Compared to 1994

The loss from operations for the year ended December 31, 1995 decreased from $19.7 million in 1994 to $13.7 million in 1995. The main contributors to these losses were:


                            1995        1994
                            ----        ----
U.S.Operations             ($8.8)     ($15.9)
Taiwan Operations           (9.0)       (3.8)
Tax recovery                 4.1
                          ------      ------
                          ($13.7)     ($19.7)
                          ======      ======

U.S. operations improved due to reduction of capital losses of $2.9 million through improved investment performance and $4.2 million resulting from decreased new business strain on reduced sales and increased policy fees as business matures.

Taiwan's operating loss increased as a result of significant start up costs associated with Manufacturers Life of America's growing Taiwan Branch. In particular, costs associated with producer recruitment are heavy.

1994 Compared to 1993

The loss from operations increased from $13.3 million in 1993 to $19.7 million in 1994, principally as a result of higher new business strain from increased sales. The loss of $19.7 million in 1994 was derived as follows:

(1) Under statutory accounting practices, all growing life insurance companies will experience operating losses in direct proportion to increased sales. During 1994, Manufacturers Life of America lost $15.9 million primarily due to the increased new business strain. In accordance with statutory life insurance accounting, high first-year business costs fall primarily to operations as higher expenses. These expenses are recovered over the life of the policy through policy/expense loads and will enhance future profit;

(2)  $3.8 million due to start-up operations in Taiwan.

     Manufacturers Life of America continues to expect significant growth in the sale of variable products. Given this, Manufacturers Life of America expects to experience statutory losses until the late 1990's at which time economies of scale should be achieved and profits should begin to emerge on business sold previously.

Cash Flow

The majority of Manufacturers Life of America's cash flows arise from policyholder transactions related to the Separate Accounts and, as such, the assets and liabilities of these products are exactly matched. In the case of death benefits, Manufacturers Life of America cedes a substantial portion of the risk to Manufacturers Life or affiliates thereof and its risk is therefore minimized. Manufacturers Life of America's cash flows on the policies are adequate to meet the obligations retained on these contracts.

Because of the excess of expense over income, which arises from first policy year issue, the continued success in generating sales will not only result in losses in the Results of Operations, but will create a cash flow strain as well. As a result, Manufacturers Life of America may look to Manufacturers Life to provide the necessary capital to support its operations. In this respect Manufacturers Life of America received an additional $15 million in capital contributions in the first quarter of 1996 to fund continuing growth in Taiwan. Manufacturers Life has provided a claims guarantee for all U.S. policyowners. The guarantee does not cover the performance of any Separate Accounts.

Manufacturers Life of America has no material commitments for capital expenditures and with the exception of the claims paying guarantee, is not the beneficiary of any financing commitments not reflected on the balance sheet.

Executive Officers and Directors

The directors and executive officers of Manufacturers Life of America, together with their principal occupations during the past five years, are as follows:

                          Position With
                          Manufacturers Life
     Name                 of America                Principal Occupation
     ----                 ------------------        --------------------
     Sandra M. Cotter     Director                  Attorney 1989-present, Dykema
        (34)                                        Gossett

     James D. Gallagher   Director, Secretary,      Vice President, Legal Services
        (42)              and General Counsel       -- January 1996-present, The
                                                    Manufacturers Life Insurance
                                                    Company; Vice President,
                                                    Secretary and General Counsel
                                                    -- 1994-present, North American
                                                    Security Life; Vice President
                                                    and Associate General Counsel
                                                    -- 1991-1994, The Prudential
                                                    Insurance Company of America

     Bruce Gordon*        Director                  Vice President, U.S. Operations
        (53)                                        - Pensions -- 1990-present, The
                                                    Manufacturers Life Insurance
                                                    Company

     Donald A. Guloien    Director and President    Senior Vice President, Business
        (39)                                        Development 1994-present, The
                                                    Manufacturers Life Insurance
                                                    Company; Vice President, U.S.
                                                    Individual Business -- 1990-1994,
                                                    The Manufacturers Life Insurance
                                                    Company


* Bruce Gordon is also a director of ManEquity, Inc.

                               Position With
                               Manufacturers Life
     Name                      of America              Principal Occupation
     ----                      ------------------      --------------------

     Theodore Kilkuskie, Jr.   Director                 Vice President, U.S. Individual
        (41)                                            Insurance -- June 1995-present,
                                                        The Manufacturers Life Insurance
                                                        Company; Executive Vice President,
                                                        Mutual Funds -- January 1995-
                                                        May 1995, State Street Research;
                                                        Vice President, Mutual Funds --
                                                        1987-1994, Metropolitan Life
                                                        Insurance Company

     Joseph J. Pietroski       Director                Senior Vice President, General
        (58)                                           Counsel and Corporate Secretary --
                                                       1988-present, The Manufacturers
                                                       Life Insurance Company

     John D. Richardson        Chairman and Director   Senior Vice President and General
        (58)                                           Manager, U.S. Operations
                                                       1995-present, The Manufacturers
                                                       Life Insurance Company; Senior
                                                       Vice President and General
                                                       Manager, Canadian Operations
                                                       1992-1994, The Manufacturers Life
                                                       Insurance Company; Senior Vice
                                                       President, Financial Services
                                                       1992, The Manufacturers Life
                                                       Insurance Company; Executive Vice
                                                       Chairman and CFO -- 1989-1991,
                                                       Canada Trust

     John R. Ostler            Vice President, Chief   Financial Vice President -- 1992-
        (43)                   Actuary and Treasurer   present, The Manufacturers Life
                                                       Insurance Company; Vice President,
                                                       Insurance Products -- 1990-1992,
                                                       The Manufacturers Life Insurance
                                                       Company

     Douglas H. Myers*         Vice President,         Assistant Vice President and
        (42)                   Finance and Compliance  Controller, U.S. Operations --
                                                       1988-present, The Manufacturers
                                                       Life Insurance Company

* Douglas Myers is also a director and president of ManEquity, Inc.

                               Position With
                               Manufacturers Life
     Name                      of America              Principal Occupation
     ----                      ------------------      --------------------

     Hugh McHaffie             Vice President          Vice President & Product Actuary --
     (37)                                              June 1990-present, North American
                                                       Security Life


Legal fees were paid to the firm of Dykema Gossett during Manufacturers Life of America's last fiscal year. A director of Manufacturers Life of America is associated with that firm; however, legal fees so paid did not exceed 5% of Dykema Gossett's consolidated gross revenues during its last full fiscal year.

Executive Compensation

All of the executive officers of Manufacturers Life of America also serve as officers of Manufacturers Life and receive no compensation directly from Manufacturers Life of America. Allocations have been made as to such officers' time devoted to duties as executive officers of Manufacturers Life of America and its subsidiaries. The aggregate allocated cash compensation of the president of Manufacturers Life of America for services rendered in all capacities to Manufacturers Life of America and its subsidiaries during 1995 was $22,173. This consisted of salary ($16,176), profit-sharing ($4,056), flexible spending benefits ($1,941) and incentive plans (not eligible). No executive officer had allocated cash compensation in excess of $100,000. These figures include salary, applicable profit-sharing and incentive plans and flexible spending benefits.

In addition to cash compensation, all officers are entitled to a standard benefit package including medical, health and pension. There are no other benefit packages which currently enhance overall compensation by more than 10%.

Directors of Manufacturers Life of America who are also officers or employees of Manufacturers Life or its affiliates receive no compensation in addition to their compensation as officers or employees of Manufacturers Life or its affiliates. Directors who are not also officers or employees will receive compensation as set by the Board. No shares of Manufacturers Life of America are owned by any executive officer or director.

Executive officers participate in certain plans sponsored by Manufacturers Life. A short-term profit sharing plan is in place for all employees of Manufacturers Life and its subsidiaries at "director" level and above. Pay-outs under the short-term profit sharing plan are based on a percentage of salary and the employee's level in the organization. Manufacturers Life also maintains a Long Term Incentive Plan for officers of Manufacturers Life who have attained the title of Vice President. Benefits are directly linked to long-term growth as measured by changes in Manufacturers Life's surplus.

Manufacturers' Life Insurance Company maintains a defined benefit pension plan for the benefit of all Canadian Staff which vests at two years of service. Benefit pay-out is a function of years of service and salary including all contractual incentive compensation.

Pay-outs under this program are regulated by the various provincial benefit acts and Section 248 of the Income Tax Act (Canada).

The maximum yearly pension benefit as permitted by Section 248 of the Income Tax Act (Canada) is $1,266 per year of service. There are no years of service restrictions limiting overall pay-outs under this section. The maximum yearly benefit is currently earned at a salary of $72,127. The yearly allowable benefit will be indexed commencing 1999 based on increases in average industrial wages.

All executive officers of Manufacturers Life of America currently accrue maximum yearly benefits under this plan.

In addition there is a supplemental pension arrangement available to officers of Manufacturers Life who have attained the title of Vice President. This is an unfunded, non-qualified arrangement intended to provide additional pension income consistent with the executive's pre-retirement income.

Combined pension benefits at age 65 under these arrangements is as follows:

                            Years of Service
                            ----------------
Remuneration*     15        20        25        30       35
-------------     --        --        --        --       --
$125,000        24,931    33,241    41,551    49,861    58,171
 150,000        30,445    40,594    50,742    60,890    71,039
 200,000        41,475    55,300    69,124    82,949    96,774
 250,000        52,504    70,005    87,507   105,008   122,509
 300,000        63,533    84,711   105,889   127,067   148,245
 400,000        85,592   114,123   142,654   171,185   199,715
 500,000       107,651   143,535   179,419   215,302   251,186

* Remuneration table is based on a 100% time allocation to Manufacturers Life of America.

Normal retirement age is 65. Pay-out is annuity based with either single life with a ten year guarantee or joint life with a five year guarantee.

Donald Guloien, President and Chief Operating Officer, has 14 years and 9 months of credited service.

Legal Proceedings

There are no pending legal proceedings affecting Separate Account Two or Manufacturers Life of America.

State Regulations

Manufacturers Life of America is subject to regulation and supervision by the Michigan Department of Insurance, which periodically examines its financial condition and operations. It is also subject to the insurance laws and regulations of all jurisdictions in which it is authorized to do business. The Policy has been filed with insurance officials and meets all standards set by law in each jurisdiction where it is sold.

Manufacturers Life of America is required to submit annual statements of its operations, including financial statements, to the insurance departments of the various jurisdictions in which it does business for the purposes of determining solvency and compliance with local insurance laws and regulations.

Other Matters

Special Provisions For Group Or
Sponsored Arrangements

Where permitted by state insurance laws, Policies may be purchased under group or sponsored arrangements, as well as on an individual basis. A "group arrangement" includes a program under which a trustee, employer or similar entity purchases Policies covering a group of individuals on a group basis. A "sponsored arrangement" includes a program under which an employer permits group solicitation of its employees or an association permits group solicitation of its members for the purchase of Policies on an individual basis.

Charges and deductions described above (see Description of the Policies--"Policy Charges") may be reduced for Policies issued in connection with group or sponsored arrangements. Such arrangements may also include sales without withdrawal charges and certain other charges to employees, officers, directors, agents, immediate family members of the foregoing and employees of agents of Manufacturers Life and its subsidiaries. Manufacturers Life of America will reduce the charges and deductions in accordance with its rules in effect as of the date an application for a Policy is approved. To qualify for such a reduction, a group or sponsored arrangement must satisfy certain criteria as to, for example, size of the group, expected number of participants and anticipated premium payments from the group. Generally, the sales contacts and effort, administrative costs and mortality risks and expense risks costs per Policy vary based on such factors as the size of the group or sponsored arrangements, the purposes for which Policies are purchased and certain characteristics of its members.

The amount of reduction and the criteria for qualification will reflect the reduced sales effort and administrative, mortality and expense risks costs resulting from sales to qualifying groups and sponsored arrangements.

Manufacturers Life of America may modify from time to time on a uniform basis, both the amounts of reductions and the criteria for qualification. Reductions in these charges will not be unfairly discriminatory against any person, including the affected Policyowners and all other owners of the Policies.

Sale of the Policies

ManEquity, Inc., an indirect wholly-owned subsidiary of Manufacturers Life, will act as the principal underwriter of, and continuously offer, the Policies pursuant to a Distribution Agreement with Manufacturers Life of America.

ManEquity, Inc. is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers. The Policies will be sold by registered representatives of either ManEquity, Inc. or other broker-dealers having distribution agreements with ManEquity, Inc. who are also authorized by state insurance departments to do so.

For the years ended December 31, 1993, December 31, 1994 and December 31, 1995, ManEquity, Inc. received $2,053,988, $2,389,494, and $3,355,185 respectively, as compensation for sales of other variable annuity policies issued by Separate Account Two by its registered representatives. Of these amounts $1,898,178, $2,283,353, and $3,262,711 respectively, were remitted to Manufacturers Life to reimburse it for commissions paid to such registered representatives. The total of all compensation received by ManEquity, Inc. for sales of variable products, including products issued by Separate Account Two, for the year ended December 31, 1995 was $15,817,793.

Agents will receive commissions on purchase payments not to exceed 4% thereof and, each year beginning with the seventh Policy Anniversary, 0.50% of the Policy Value at the respective Policy Anniversary. Under certain circumstances agents may be eligible for a bonus payment of not exceeding 1% of purchase payments. In addition, agents who meet certain productivity and persistency standards will be eligible for additional compensation.

Voting Rights

As stated above, all of the assets held in the Variable Accounts will be invested in shares of a particular Portfolio of NASL Series Trust.
Manufacturers Life of America is the legal owner of those shares and as such has the right to vote upon certain matters that are required by the 1940 Act to be approved or ratified by the shareholders of a mutual fund and to vote upon any other matters that may be voted upon at a shareholders' meeting. However, Manufacturers Life of America will vote shares held in the Variable Accounts in accordance with instructions received from Policyowners having an interest in such Accounts. Shares held in each Variable Account for which no timely instructions from Policyowners are received, including shares not attributable to Policies, will be voted by Manufacturers Life of America in the same proportion as those shares in that Variable Account for which instructions are received. Should the applicable federal securities laws or regulations change so as to permit Manufacturers Life of America to vote shares held in the Variable Accounts in its own right, it may elect to do so.

The number of shares in each Variable Account for which instructions may be given by a Policyowner is determined by dividing the portion of that Policy's Variable Policy Value derived from participation in that Variable Account, if any, by the value of one share of the corresponding Fund. The number will be determined as of a date chosen by Manufacturers Life of America, but not more than 90 days before the shareholders' meeting. Fractional votes are counted. Voting instructions will be solicited in writing at least 14 days prior to the shareholders' meeting.

Further Information

A registration statement under the Securities Act of 1933 has been filed with the S.E.C. relating to the offering described in the prospectus. The prospectus does not include all the information set forth in the registration statement. The omitted information may be obtained at the S.E.C.'s principal office in Washington, D.C. upon payment of the prescribed fee.

For further information you may also contact Manufacturers Life of America's Service Office, the address and telephone number of which are on the first page of this prospectus.

Legal Matters

The legal validity of the Policies has been passed on by Stephen C. Nesbitt, Esq., former Secretary and General Counsel of Manufacturers Life of America. Jones & Blouch L.L.P., Washington, D.C. has passed on certain matters relating to the federal securities laws.

Experts

The financial statements of The Manufacturers Life Insurance Company of America and of Separate Account Two of The Manufacturers Life Insurance Company of America appearing in this prospectus for the period ended December 31, 1995 have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon also appearing elsewhere herein. Such financial statements have been included herein in reliance upon such reports given upon the authority of such firm as experts in auditing and accounting.

Performance and Other Comparative Information

From time to time, in advertisements or in reports to Policyowners, Manufacturers Life of America may quote various independent quotation services for the purpose of comparing Manufacturers Life of America's Policies' performance and other rankings with other companies' variable annuity policies and for the purpose of comparing any of the Portfolios of NASL Series Trust with other mutual funds with similar investment objectives. Performance rankings are not to be considered indicative of the future performance of the Portfolios.
The quotation services which are currently followed by Manufacturers Life of America include Lipper Analytical Services, Inc.("Lipper"), Morningstar, Inc., Variable Annuity Research and Data Service, and Money Magazine; however, other nationally recognized rating services may be quoted in the future. The performance of certain indices may also be quoted in advertisements or in reports to Policyowners. These indices include Standard & Poor's 500 Index, National Association of Real Estate A11 REIT's Index, Salomon Brothers (broad corporate index), Dow Jones Industrial Average, Donoghue Prime Money Fund Index, 3 month Treasury Bills, the National Association of Securities Dealers Automated Quotation System, the Financial Times Actuaries World Index, and the following Lipper Indices: Money-Market Funds, Corporate Bond Funds, Balanced Funds, Growth Funds, Small-Company Growth Funds, Real Estate Funds, International Funds and Pacific Region Funds. These comparisons may include graphs, charts, tables or examples.

Advertising Performance of Variable Accounts

Manufacturers Life of America may publish advertisements or distribute sales literature that contain performance data relating to the sub-accounts of Separate Account Two. Performance data will include average annual return quotations for one year, five year (when applicable) and ten year (when applicable) periods ending the last day of the month. Quotations for the period since inception of the Portfolio underlying a sub-account will replace such periods for a Portfolio that has not been in existence for a full five year or ten year period. In the case of a new Portfolio that is less than one year old, the one year figure would be replaced by an aggregate for the period since inception. Average annual total returns may also be advertised for three year periods and one year periods as of the last day of any month.


Average annual total return is the average annual compounded rate of return that equates a purchase payment to the market value of that purchase payment on the last day of the period for which the return is calculated. Aggregate total return, which will also be advertised from time to time, is the percentage change that equates a purchase payment to the market value of that purchase payment on the last day of the period. For the purpose of the calculations it is assumed that an initial payment of $1000 is made on the first day of the period for which the total return is calculated. All recurring charges are reflected in the calculations. Asset charges are reflected in changes in unit values. For purposes of the calculations, the annual administration charge is estimated by dividing the total administration charges collected during a given year by the average total assets attributable to the Policies during that year (including amounts allocated to both Separate Account Two and the Guaranteed Interest Account), multiplying that percentage by the average of the beginning and ending values of the hypothetical investment and subtracting the result from the year end account value. The contingent deferred sales charge that would be applicable to withdrawals at the end of periods for which the total return is measured are assumed to be deducted at the end of the period.

The Policies have been offered to the public only since May 4, 1994. However, total return data may be advertised for as long a period of time as the underlying Portfolio has been active. The results for any period prior to the policies being offered would be calculated as if the policies had been offered during that period, deducting all recurring charges, including the annual record-keeping charge of $30 per policy, the daily mortality and expense and administration charges and the additional mortality and expense charge of
 .449928% annually (deducted monthly at a rate of .037494%). The average Policy Value for any period prior to the first full year in which the Policies are offered is determined assuming an initial deposit of $40,000 per Policy.

Total returns if surrendered for the period ending December 31, 1995 were as follows:

                                  AVG.        AVG.          AVG.             AVG.           AVG. ANNUAL  AGGREGATE
                                  ANNUAL      ANNUAL        ANNUAL           ANNUAL         TOTAL        TOTAL
                                  TOTAL       TOTAL         TOTAL            TOTAL          RETURN       RETURN
                                  RETURN      RETURN        RETURN           RETURN         SINCE        SINCE
MANULIFE FUNDS                    ONE YEAR    THREE YEARS   FIVE YEARS**     TEN YEARS**    INCEPTION*   INCEPTION*
--------------                    --------    -----------   ------------     ------------   ----------   ----------
Emerging Growth                       N/A          N/A            N/A              N/A            N/A          N/A
Balanced                              N/A          N/A            N/A              N/A            N/A          N/A
Capital Growth Bond                10.42%        4.86%          7.41%            7.71%          9.84%      194.55%
Quantitative Equity
(formerly Common Stock)            19.27%        8.61%         12.17%              N/A          8.25%       98.82%
Real Estate Securities              5.39%        7.76%         16.62%              N/A          9.50%      119.59%
Money Market                       -3.88%        0.68%          2.38%            4.10%          4.16%       53.74%
International Stock                   N/A          N/A            N/A              N/A            N/A          N/A
Pacific Rim Emerging Markets        1.78%          N/A            N/A              N/A         -3.89%       -4.78%


 * June 26, 1984 for the Capital Growth Bond Trust; June 18, 1985 for the Money Market Trust; May 1, 1987 for the Quantitative Equity and Real Estate Securities Trusts; October 4, 1994 for the Pacific Rim Emerging Markets Trust; and December 31, 1996 for the Emerging Growth, Balanced and International Stock Trust.

** Policies have only been offered since May 4, 1994. Performance data for earlier periods are hypothetical figures based on the performance of the Portfolio in which policy assets may be invested.

Total returns if not surrendered are as follows:

                                  AVG.            AVG.             AVG.           AVG.           AVG. ANNUAL    AGGREGATE
                                  ANNUAL          ANNUAL           ANNUAL         ANNUAL         TOTAL          TOTAL
                                  TOTAL           TOTAL            TOTAL          TOTAL          RETURN         RETURN
                                  RETURN          RETURN           RETURN         RETURN         SINCE          SINCE
MANULIFE FUNDS                    ONE YEAR        THREE YEARS      FIVE YEARS**   TEN YEARS**    INCEPTION*     INCEPTION*
--------------                    --------        -----------      ------------   -----------    ----------     ----------
Emerging Growth                       N/A               N/A              N/A           N/A            N/A             N/A
Balanced                              N/A               N/A              N/A           N/A            N/A             N/A
Capital Growth Bond                18.42%             6.64%            7.71%         7.71%          9.84%         194.55%
Quantitative Equity
(formerly Common Stock)            27.27%            10.28%           12.43%           N/A          8.25%          98.82%
Real Estate Securities             13.39%             9.46%           16.83%           N/A          9.50%         119.59%
Money Market                        4.12%             2.56%            2.75%         4.10%          4.16%          53.74%
International Stock                   N/A               N/A              N/A           N/A            N/A             N/A
Pacific Rim Emerging Markets        9.78%               N/A              N/A           N/A           2.59%          3.22%


 * June 26, 1984 for the Capital Growth Bond Trust; June 18, 1985 for the Money Market Trust; May 1, 1987 for the Quantitative Equity and Real Estate Securities Trusts; October 4, 1994 for the Pacific Rim Emerging Markets Trust; and December 31, 1996 for the Emerging Growth, Balanced and International Stock Trust.

** Policies have only been offered since May 4, 1994. Performance data for earlier periods are hypothetical figures based on the performance of the Portfolio in which policy assets may be invested.

Aggregate total returns if surrendered as of the end of each year since inception are as follows:


                               1995      1994      1993      1992      1991      1990      1989      1988
                               ----      ----      ----      ----      ----      ----      ----      ----
Emerging Growth                 N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
Balanced                        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
Capital Growth Bond           10.42%   -13.46%     0.89%    -3.72%     6.62%    -3.04%     4.16%    -2.49%
Quantitative Equity
(formerly Common Stock)       19.27%   -13.19%     3.67%    -3.53%    20.20%   -13.08%    20.68%     0.20%
Real Estate Securities         5.39%   -11.90%    12.75%    11.46%    30.95%   -13.50%    -0.42%     2.03%
Money Market                  -3.88%    -5.64%    -6.78%    -6.12%    -3.79%    -1.77%    -0.96%    -2.74%
International Stock             N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
Pacific Rim Emerging Markets   1.78%   -13.50%      N/A       N/A       N/A       N/A       N/A       N/A


                               1987      1986      1985      1984
                               ----      ----      ----      ----
Emerging Growth                 N/A       N/A       N/A       N/A
Balanced                        N/A       N/A       N/A       N/A
Capital Growth Bond          -10.92%    12.51%    16.22%     4.86%
Quantitative Equity
(formerly Common Stock)      -22.58%      N/A       N/A       N/A
Real Estate Securities       -16.61%      N/A       N/A       N/A
Money Market                  -3.38%    -3.76%    -5.17%      N/A
International Stock             N/A       N/A       N/A       N/A
Pacific Rim Emerging Markets    N/A       N/A       N/A       N/A


Aggregate total returns as of the end of each year since inception, if not surrendered are as follows:


                               1995      1994      1993      1992      1991      1990      1989      1988
                               ----      ----      ----      ----      ----      ----      ----      ----
Emerging Growth                 N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
Balanced                        N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
Capital Growth Bond           18.42%    -5.93%     8.89%     4.28%    14.62%     4.96%    12.16%     5.51%
Quantitative Equity
(formerly Common Stock)       27.27%    -5.64%    11.67%     4.47%    28.20%    -5.52%    28.68%     8.20%
Real Estate Securities        13.39%    -4.24%    20.75%    19.46%    38.95%    -5.98%     7.58%    10.03%
Money Market                   4.12%     2.36%     1.22%     1.88%     4.21%     6.23%     7.04%     5.26%
International Stock             N/A       N/A       N/A       N/A       N/A       N/A       N/A       N/A
Pacific Rim Emerging Markets   9.60%    -1.90%      N/A       N/A       N/A       N/A       N/A       N/A


                               1987      1986      1985      1984
                               ----      ----      ----      ----
Emerging Growth                 N/A       N/A       N/A       N/A
Balanced                        N/A       N/A       N/A       N/A
Capital Growth Bond           -3.17%    20.51%    24.22%    12.86%
Quantitative Equity
(formerly Common Stock)      -15.85%      N/A       N/A       N/A
Real Estate Securities        -9.35%      N/A       N/A       N/A
Money Market                   4.62%     4.24%     2.83%      N/A
International Stock             N/A       N/A       N/A       N/A
Pacific Rim Emerging Markets    N/A       N/A       N/A       N/A


All of the above performance data are based on the actual historical performance of the Portfolios for specified periods, and the figures are not intended to indicate future performance.

                              FINANCIAL STATEMENTS

The financial statements of Manufacturers Life of America included herein should be distinguished from the financial statements of the Account and should be considered only as bearing upon the ability of Manufacturers Life of America to meet its obligations under the Policies.

THE FOLLOWING FINANCIAL STATEMENTS OF SEPARATE ACCOUNT TWO OF THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA FOR THE PERIOD ENDED SEPTEMBER 30, 1996 ARE UNAUDITED.

                               SEPARATE ACCOUNT TWO OF
                  THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA
                         STATEMENT OF ASSETS AND LIABILITIES
                            SEPTEMBER 30, 1996 (Unaudited)


                                          Emerging Growth     Common Stock   Real Estate Securities  Balanced Assets
                                         Equity Sub-Account    Sub-Account         Sub-Account         Sub-Account
                                         ------------------   -------------  ----------------------  ---------------
Investment in Manulife Series Fund, Inc.
at market  value
  Emerging Growth Equity Fund,              $79,838,024
    3,797,092 shares (cost $77,990,408)
  Common Stock Fund,                                           $32,270,192
    1,693,004 shares (cost $26,314,711)
  Real Estate Securities Fund,                                                     $31,607,888
    1,975,222 shares (cost $28,769,439)
  Balanced Assets Fund,                                                                                $53,767,754
    3,077,296 shares (cost $47,625,675)
  Capital Growth Bond Fund,
    1,377,423 shares (cost $15,273,781)
  Money Market Fund,
    2,002,454 shares (cost $21,884,158)
  International Fund,
    578,818 shares (cost $6,082,136)
  Pacific Rim Emerging Markets Fund,
    452,725 shares (cost $4,771,507)
                                         ------------------   -------------  ----------------------  ---------------
                                             79,838,024         32,270,192          31,607,888          53,767,754
Receivable for Policy-related
  Transactions                                    8,069               (658)             (2,824)              3,437
                                         ------------------   -------------  ----------------------  ---------------
NET ASSETS                                  $79,846,093        $32,269,534         $31,605,064         $53,771,191
                                         ==================   =============  ======================  ===============
Units Outstanding                             1,763,771          1,133,450           1,125,387           2,335,872

Net asset value per unit                         $45.27             $28.47              $28.08              $23.02
                                         ==================   =============  ======================  ===============


                                                                                                   Pacific Rim
                                             Capital Growth     Money-Market    International    Emerging Markets
                                            Bond Sub-Account    Sub-Account      Sub-Account       Sub-Account         Total
                                           ------------------   ------------- -----------------  -----------------  ------------
Investment in Manulife Series Fund, Inc.
at market  value
  Emerging Growth Equity Fund,                                                                                       $79,838,024
    3,797,092 shares (cost $77,990,408)
  Common Stock Fund,                                                                                                 $32,270,192
    1,693,004 shares (cost $26,314,711)
  Real Estate Securities Fund,                                                                                       $31,607,888
    1,975,222 shares (cost $28,769,439)
  Balanced Assets Fund,                                                                                              $53,767,754
    3,077,296 shares (cost $47,625,675)
  Capital Growth Bond Fund,                   $15,466,401                                                            $15,466,401
    1,377,423 shares (cost $15,273,781)
  Money Market Fund,                                             $21,694,392                                         $21,694,392
    2,002,454 shares (cost $21,884,158)
  International Fund,                                                             $6,525,831                          $6,525,831
    578,818 shares (cost $6,082,136)
  Pacific Rim Emerging Markets Fund,                                                               $5,070,869         $5,070,869
    452,725 shares (cost $4,771,507)
                                           ------------------   ------------- -----------------  -----------------  ---------------
                                               15,466,401         21,694,392       6,525,831        5,070,869         246,241,351
Receivable for Policy-related
  Transactions                                      1,455            (33,714)          2,305            3,687             (18,243)
                                           ------------------   ------------- -----------------  -----------------  ---------------
NET ASSETS                                    $15,467,856        $21,660,678      $6,528,136       $5,074,556        $246,223,108
                                           ==================   ============= =================  =================  ===============
Units Outstanding                                 822,289          1,462,581         579,677          454,714

Net asset value per unit                           $18.81             $14.81          $11.26           $11.16
                                           ==================   ============= =================  =================


                            SEPARATE ACCOUNT TWO OF
            THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA
                            STATEMENT OF OPERATIONS
                  PERIOD ENDED SEPTEMBER 30, 1996 (Unaudited)

                                           Emerging Growth      Common Stock    Real Estate Securities     Balanced Assets
                                          Equity Sub-Account     Sub-Account          Sub-Account            Sub-Account
                                          ------------------    ------------    ----------------------     ---------------
Investment income:
  Dividend Income                              $7,991,777         $327,623             $1,737,901            $2,009,351

Expenses
  Mortality and expense risk charge               587,656          206,979                218,557               367,346
                                               ----------        ---------             ----------            ----------
  Net investment income (loss)                  7,404,121          120,644              1,519,344             1,642,005
                                               ----------        ---------             ----------            ----------

Realized and unrealized gain (loss) from
  security transactions:
  Proceeds  from sales                          9,847,314        2,909,318              3,698,453             3,389,387
  Cost of securities sold                       7,843,990        2,236,306              3,424,101             2,866,503
                                               ----------       ----------             ----------            ----------
Net realized gain (loss)                        2,003,324          673,012                274,352               522,884
                                               ----------       ----------             ----------            ----------

Unrealized appreciation (depreciation)
  of Investments
  Beginning of Year                            11,362,638        3,843,935              1,406,388             5,762,687
  End of Period                                 1,847,616        5,955,481              2,838,449             6,142,079
                                               ----------       ----------             ----------            ----------
Net unrealized depreciation
  during the year                              (9,515,022)       2,111,546              1,432,061               379,392
                                               ----------       ----------             ----------            ----------

Net realized and unrealized  gain (loss)
  on investments                               (7,511,698)       2,784,558              1,706,413               902,276
                                               ----------       ----------             ----------            ----------

Net increase (decrease) in net
  assets derived from operations                ($107,577)      $2,905,202             $3,225,757            $2,544,281
                                               ==========       ==========             ==========            ==========

                                                                                                    Pacific Rim
                                              Capital Growth     Money-Market   International     Emerging Markets
                                             Bond Sub-Account    Sub-Account     Sub-Account        Sub-Account          Total
                                             ----------------   ------------    -------------     ----------------       -----

Investment income:
  Dividend Income                                  $586           $783,502         $14,750              $5,713         $12,871,203

Expenses
  Mortality and expense risk charge             111,604            146,142          37,594              29,423           1,705,301
                                             ----------          ---------      ----------          ----------         -----------
  Net investment income (loss)                 (111,018)           637,360         (22,844)            (23,710)         11,165,902
                                             ----------          ---------      ----------          ----------         -----------
Realized and unrealized gain (loss) from
  security transactions:
  Proceeds  from sales                        2,138,095         12,641,205         380,370             688,441          35,692,583
  Cost of securities sold                     2,309,551         12,070,571         344,428             579,590          31,675,040
                                             ----------         ----------      ----------          ----------         -----------
Net realized gain (loss)                       (171,456)           570,634          35,942             108,851           4,017,543
                                             ----------         ----------      ----------          ----------         -----------
Unrealized appreciation (depreciation)
  of Investments
  Beginning of Year                             113,528            434,988         218,320             152,770          23,295,254
  End of Period                                 192,620           (189,766)        443,695             299,362          17,529,536
                                             ----------         ----------      ----------          ----------         -----------
Net unrealized depreciation
  during the year                                79,092           (624,754)        225,375             146,592          (5,765,718)
                                             ----------         ----------      ----------          ----------         -----------
Net realized and unrealized  gain (loss)
  on investments                                (92,364)           (54,120)        261,317             255,443          (1,748,175)
                                             ----------         ----------      ----------          ----------         -----------
Net increase (decrease) in net
  assets derived from operations              $(203,382)          $583,240        $238,473            $231,733          $9,417,727
                                             ==========         ==========      ==========          ==========         ===========


                            SEPARATE ACCOUNT TWO OF
            THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA
                       STATEMENT OF CHANGES IN NET ASSETS
       PERIOD ENDED SEPTEMBER 30, 1996 and DECEMBER 31, 1995 (Unaudited)

                                                   Emerging Growth              Common Stock           Real Estate Securities
                                                  Equity Sub-Account             Sub-Account                 Sub-Account
                                              --------------------------  -------------------------   -------------------------
                                              Period Ended    Year Ended  Period Ended   Year Ended   Period Ended   Year Ended
                                               Sept. 30/96    Dec. 31/95   Sept. 30/96   Dec. 31/95    Sept. 30/96   Dec. 31/95
                                              ------------   -----------  ------------   -----------  ------------   ----------
FROM OPERATIONS
Net investment income (loss)                   $ 7,404,121    $ 1,178,986   $   120,644  $  (199,735)  $1,519,344   $   213,629
Net realized gain (loss)                         2,003,324      1,683,869       673,012      251,649      274,352       223,127
Unrealized  appreciation (depreciation)
 of investments during the period               (9,515,022)    11,908,991     2,111,546    4,970,753    1,432,061     3,143,212
                                               -----------    -----------   -----------   ----------   ----------   -----------
Increase (decrease) in net assets
 derived from operations                          (107,577)    14,771,846     2,905,202    5,022,667    3,225,757     3,579,968
                                               -----------    -----------   -----------   ----------   ----------   -----------
FROM CAPTIAL TRANSACTIONS
Additions (deductions) from:
 Transfer of net premiums                        6,842,074      9,075,130     3,683,713    3,138,683    1,276,991     2,395,793
 Transfer on death                                 (74,407)       (40,037)      (60,084)      (7,409)     (39,670)      (17,513)
 Transfer on terminations                       (1,738,597)    (3,053,099)     (704,153)    (681,944)    (826,549)   (1,232,704)
 Transfer of maturity                              (69,790)        83,583         2,897       67,266     (114,691)        4,515
 Net interfund transfers                          (215,326)     2,606,912     1,291,122    1,459,853     (950,843)   (2,418,292)
                                               -----------    -----------   -----------   ----------   ----------   -----------
                                                 4,743,954      8,672,489     4,213,495    3,976,449     (654,762)    (1,268,201)
                                               -----------    -----------   -----------   ----------   ----------   -----------
Net increase in net assets                       4,636,377     23,444,335     7,118,697    8,999,116    2,570,995     2,311,767

NET ASSETS
 Beginning of Year                              75,209,716     51,765,381    25,150,837   16,151,721   29,034,069    26,722,302
                                               -----------    -----------   -----------  -----------   ----------   -----------
 End of Year                                   $79,846,093    $75,209,716   $32,269,534  $25,150,837  $31,605,064   $29,034,069
                                               ===========    ===========   ===========  ===========  ===========   ===========

                                                   Balanced Assets              Capital Growth                Money-Market
                                                     Sub-Account               Bond Sub-Account               Sub-Account
                                              --------------------------  -------------------------   -------------------------
                                              Period Ended    Year Ended  Period Ended   Year Ended   Period Ended   Year Ended
                                               Sept. 30/96    Dec. 31/95   Sept. 30/96   Dec. 31/95    Sept. 30/96   Dec. 31/95
                                              ------------   -----------  ------------   -----------  ------------   ----------
FROM OPERATIONS
Net investment income (loss)                   $ 1,642,005   $  (353,870)  $  (111,018)  $   919,430  $   637,360   $  (155,245)
Net realized gain (loss)                           522,884       233,943      (171,456)      (76,983)     570,634       322,742
Unrealized  appreciation (depreciation)
 of investments during the period                  379,392     8,830,332        79,092     1,343,599     (624,754)      531,125
                                               -----------   -----------   -----------   -----------  -----------   -----------
Increase (decrease) in net assets
 derived from operations                         2,544,281     8,710,405      (203,382)    2,186,046      583,240       698,622
                                               -----------   -----------   -----------   -----------  -----------   -----------
FROM CAPTIAL TRANSACTIONS
Additions (deductions) from:
 Transfer of net premiums                        5,115,315     5,071,298     2,332,972     2,368,800    5,723,769    10,039,733
 Transfer on death                                 (22,802)      (84,545)            0       (12,196)           0       (27,370)
 Transfer on terminations                       (1,979,580)   (1,647,362)   (1,043,541)     (719,239)  (1,364,981)   (2,420,434)
 Transfer of maturity                                5,141        12,834         7,396        25,737        6,170       (38,588)
 Net interfund transfers                           134,008       377,983      (684,308)      438,281   (1,839,582)   (2,334,352)
                                               -----------   -----------   -----------   -----------  -----------   -----------
                                                 3,252,082     3,730,208       612,519     2,101,383    2,525,376     5,218,989
                                               -----------   -----------   -----------   -----------  -----------   -----------
Net increase in net assets                       5,796,363    12,440,613       409,137     4,287,429    3,108,616     5,917,611

NET ASSETS
 Beginning of Year                              47,974,828    35,534,215    15,058,719    10,771,290   18,552,062    12,634,451
                                               -----------   -----------   -----------   -----------  -----------   -----------
 End of Year                                   $53,771,191   $47,974,828   $15,467,856   $15,058,719  $21,660,678   $18,552,062
                                               ===========   ===========   ===========   ===========  ===========   ===========


                                                                                Pacific Rim
                                                   International             Emerging Markets
                                                    Sub-Account                Sub-Account                       Total
                                              --------------------------  -------------------------   -------------------------
                                              Period Ended    Year Ended  Period Ended   Year Ended   Period Ended   Year Ended
                                               Sept. 30/96    Dec. 31/95   Sept. 30/96   Dec. 31/95    Sept. 30/96   Dec. 31/95
                                              ------------   -----------  ------------   -----------  ------------   ----------
FROM OPERATIONS
Net investment income (loss)                   $  (22,844)  $   64,804   $  (23,710)  $   15,504    $ 11,165,902   $  1,683,503
Net realized gain (loss)                           35,942        5,799      108,851       23,810       4,017,543      2,667,956
Unrealized  appreciation (depreciation)
 of investments during the period                 225,375      223,966      146,592      166,870      (5,765,718)    31,118,848
                                               ----------   ----------   ----------   ----------    ------------   ------------
Increase (decrease) in net assets
 derived from operations                          238,473      294,569      231,733      206,184       9,417,727     35,470,307
                                               ----------   ----------   ----------   ----------    ------------   ------------

FROM CAPTIAL TRANSACTIONS
Additions (deductions) from:
 Transfer of net premiums                       1,486,245    1,231,995    1,002,182      988,086      27,463,261     34,309,518
 Transfer on death                                      0            0            0            0
 Transfer on terminations                        (132,326)     (61,097)    (124,167)     (45,863)     (7,913,894)    (9,861,742)
 Transfer of maturity                                   0            0            0            0        (162,877)       155,347
 Net interfund transfers                        1,136,097    1,467,355    1,253,467      929,903         124,635      2,527,643
                                               ----------   ----------   ----------   ----------    ------------   ------------
                                                2,490,016    2,638,253    2,131,482    1,872,126      19,314,162     26,941,696
                                               ----------   ----------   ----------   ----------    ------------   ------------
Net increase in net assets                      2,728,489    2,932,822    2,363,215    2,078,310      28,731,889     62,412,003

NET ASSETS
 Beginning of Year                              3,799,647      866,825    2,711,341      633,031     217,491,219    155,079,216
                                               ----------   ----------   ----------   ----------    ------------   ------------
 End of Year                                   $6,528,136   $3,799,647   $5,074,556   $2,711,341    $246,223,108   $217,491,219
                                               ==========   ==========   ==========   ==========    ============   ============

THE FOLLOWING FINANCIAL STATEMENTS OF SEPARATE ACCOUNT TWO OF THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA FOR THE PERIOD ENDED DECEMBER 31, 1995 ARE AUDITED.

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                         Notes to Financial Statements

                               September 30, 1996





1.   ORGANIZATION

Separate Account Two of The Manufacturers Life Insurance Company of America (the "Separate Account") is a unit investment trust registered under the Investment Company Act of 1940, as amended. The Separate Account is currently comprised of eight investment sub-accounts, one for each series of shares of Manulife Series Fund, Inc., available for allocation of net premiums under variable life insurance policies (the "Policies") issued by The Manufacturers Life Insurance Company of America ("Manufacturers Life of America").

The Separate Account was established by Manufacturers Life of America, a wholly-owned subsidiary of Manulife Reinsurance Corporation (U.S.A.)(the Parent), (formerly The Manufacturers Life Insurance Company of Michigan), as a separate investment account on November 3, 1983. The Parent is a wholly-owned subsidiary of The Manufacturers Life Insurance Company ("Manulife Financial"), a mutual life insurance company based in Toronto, Canada.

The assets of the Separate Account are the property of Manufacturers Life of America. The portion of the Separate Account's assets applicable to the Policies will not be chargeable with liabilities arising out of any other business Manufacturers Life of America may conduct.


2.   SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Separate Account in preparation of its financial statements:

a. Valuation of Investments - Investments are made among the eight Funds of Manulife Series Fund, Inc. and are valued at the reported net asset values of these Funds. Transactions are recorded on the trade date. Net investment income and net realized and unrealized gain (loss) on investments in Manulife Series Fund, Inc. are reinvested.

b. Realized gains and losses on the sale of investments are computed on the first-in, first-out basis.

c.   Dividend income is recorded on the ex-dividend date.

d. Federal Income Taxes - Manufacturers Life of America, the Separate Account's sponsor, is taxed as a "life insurance company" under the Internal Revenue Code. Under these provisions of the Code, the operations of the Separate Account form part of the sponsor's total operations and are not taxed separately.

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                   Notes to Financial Statements (continued)




2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The current year's operations of the Separate Account are not expected to affect the sponsor's tax liabilities and, accordingly, no charges were made against the Separate Account for federal, state and local taxes. However, in the future, should the sponsor incur significant tax liabilities related to Separate Account operations, it intends to make a charge or establish a provision within the Separate Account for such taxes.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


3.   MORTALITY AND EXPENSE RISKS CHARGE

Manufacturers Life of America deducts from the assets of the Separate Account a daily charge equivalent to an annual rate of 1.0% of the average net value of the Separate Account's assets for mortality and expense risks.


4.   PURCHASES AND SALES OF MANULIFE SERIES FUND, INC. SHARES

Purchases and sales of the shares of common stock of Manulife Series Fund, Inc. for the period ended September 30, 1996 were $66,399,642 and $35,692,538 respectively, and for the year ended December 31, 1995 were $66,126,070 and $37,679,041.


5.   RELATED PARTY TRANSACTIONS

ManEquity, Inc., a registered broker-dealer and indirect wholly-owned subsidiary of Manulife Financial, acts as the principal underwriter of the Policies pursuant to a Distribution Agreement with Manufacturers Life of America. Registered representatives of either ManEquity, Inc. or other broker-dealers having distribution agreements with ManEquity, Inc. who are also authorized as variable life insurance agents under applicable state insurance laws, sell the Policies. Registered representatives are compensated on a commission basis.

Manufacturers Life of America has a formal service agreement with its affiliates, Manulife Financial, which can be terminated by either party upon two months' notice. Under this Agreement, Manufacturers Life of America pays for legal, actuarial, investment and certain other administrative services.

                         Report of Independent Auditors


To the Board of Directors
The Manufacturers Life Insurance
     Company of America

We have audited the accompanying statement of assets and liabilities of Separate Account Two of The Manufacturers Life Insurance Company of America (comprising, respectively, Emerging Growth Equity Sub-Account, Common Stock Sub-Account, Real Estate Securities Sub-Account, Balanced Assets Sub-Account, Capital Growth Bond Sub-Account, Money Market Sub-Account, International Sub-Account and Pacific Rim Emerging Markets Sub-Account) as of December 31, 1995 and the related statement of operations for the year then ended, and the statements of changes in net assets for each of the periods presented herein. These financial statements are the responsibility of The Manufacturers Life Insurance Company of America's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Separate Account Two of The Manufacturers Life Insurance Company of America at December 31, 1995, and the results of its operations for the year then ended and the changes in its net assets for each of the periods presented herein, in conformity with generally accepted accounting principles.



Philadelphia, Pennsylvania                             ERNST & YOUNG LLP
February 2, 1996

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                      Statement of Assets and Liabilities

                               December 31, 1995


                                                      EMERGING             COMMON           REAL ESTATE
                                                    GROWTH EQUITY           STOCK           SECURITIES
                                                     SUB-ACCOUNT         SUB-ACCOUNT        SUB-ACCOUNT
                                                    -------------        -----------        -----------
 ASSETS
 Investment in Manulife Series
 Fund, Inc.--at market value:
     Emerging Growth Equity Fund,
         3,253,525 shares (cost $63,821,544)        $ 75,184,182
     Common Stock Fund,
         1,455,513 shares (cost $21,291,543)                             $ 25,135,478
     Real Estate Securities Fund,
         1,920,277 shares (cost $27,596,075)                                                $ 29,002,463
     Balanced Assets Fund,
         2,796,100 shares (cost $42,199,124)
     Capital Growth Bond Fund,
         1,330,622 shares (cost $14,917,846)
     Money Market Fund,
         1,703,408 shares (cost $18,029,071)
     International Fund,
         356,021 shares (cost $3,579,877)
     Pacific Rim Emerging Markets Fund,
         261,205 shares (cost $2,552,133)
                                                    ------------         ------------       ------------
                                                      75,184,182           25,135,478         29,002,463

 Receivable for policy-related transactions               25,534               15,359             31,606
                                                    ------------         ------------       ------------
 Net assets                                         $ 75,209,716         $ 25,150,837       $ 29,034,069
                                                    ============         ============       ============
 Units outstanding                                     1,670,956              977,871          1,149,409
                                                    ============         ============       ============
 Net asset value per unit                                 $45.01               $25.72             $25.26
                                                    ============         ============       ============

See accompanying notes.

                                                                                                         PACIFIC RIM
                                                BALANCED       CAPITAL                                    EMERGING
                                                 ASSETS      GROWTH BOND   MONEY MARKET   INTERNATIONAL    MARKETS
                                               SUB-ACCOUNT   SUB-ACCOUNT   SUB-ACCOUNT     SUB-ACCOUNT    SUB-ACCOUNT     TOTAL
                                               -----------   -----------   ------------   -------------   -----------  ------------
ASSETS
Investment in Manulife Series
Fund, Inc.--at market value:
  Emerging Growth Equity Fund,
      3,253,525 shares (cost $63,821,544)                                                                               $75,184,182
  Common Stock Fund,
      1,455,513 shares (cost $21,291,543)                                                                                25,135,478
  Real Estate Securities Fund,
      1,920,277 shares (cost $27,596,075)                                                                                29,002,463
  Balanced Assets Fund,
      2,796,100 shares (cost $42,199,124)      $47,961,811                                                               47,961,811
  Capital Growth Bond Fund,
      1,330,622 shares (cost $14,917,846)                    $15,031,374                                                 15,031,374
  Money Market Fund,
      1,703,408 shares (cost $18,029,071)                                   $18,464,059                                  18,464,059
  International Fund,
      356,021 shares (cost $3,579,877)                                                    $3,798,197                      3,798,197
  Pacific Rim Emerging Markets Fund,
      261,205 shares (cost $2,552,133)                                                                   $2,704,903       2,704,903
                                               -----------   -----------    -----------   ----------     ----------    ------------
                                                47,961,811    15,031,374     18,464,059    3,798,197      2,704,903     217,282,467

Receivable for policy-related transactions          13,017        27,345         88,003        1,450          6,438         208,752
                                               -----------   -----------    -----------   ----------     ----------    ------------
Net assets                                     $47,974,828   $15,058,719    $18,552,062   $3,799,647     $2,711,341    $217,491,219
                                               ===========   ===========    ===========   ==========     ==========    ============
Units outstanding                                2,189,632       789,655      1,290,129      354,776        261,208
                                               ===========   ===========    ===========   ==========     ==========    ============
Net asset value per unit                            $21.91        $19.07         $14.38       $10.71         $10.38
                                               ===========   ===========    ===========   ==========     ==========    ============

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                            Statement of Operations

                          Year ended December 31, 1995


                                                          EMERGING           COMMON            REAL ESTATE
                                                        GROWTH EQUITY        STOCK             SECURITIES
                                                         SUB-ACCOUNT       SUB-ACCOUNT         SUB-ACCOUNT
                                                        -------------      -----------         -----------
Investment income:
  Dividend income                                         $1,809,461          $    -           $483,929
Expenses:
  Mortality and expense risks charge                         630,475         199,735            270,300
                                                        ------------      ----------          ---------
Net investment income (loss)                               1,178,986        (199,735)           213,629
                                                        ------------      ----------          ---------
Realized and unrealized gain (loss) on investments:
  Realized gain (loss) from security transactions:
    Proceeds from sales                                    8,790,460       1,833,948          5,825,223
    Cost of securities sold                                7,106,591       1,582,299          5,602,096
                                                        ------------      ----------          ---------
    Net realized gain (loss)                               1,683,869         251,649            223,127
                                                        ------------      ----------          ---------
Unrealized (depreciation) appreciation
  of investments:
    Beginning of year                                       (546,353)     (1,126,818)        (1,736,824)
    End of year                                           11,362,638       3,843,935          1,406,388
                                                        ------------      ----------          ---------
Net unrealized appreciation
  during the year                                         11,908,991       4,970,753          3,143,212
                                                        ------------      ----------          ---------
Net realized and unrealized gain on
  investments                                             13,592,860       5,222,402          3,366,339
                                                        ------------      ----------          ---------
Net  increase in net assets derived
  from operations                                        $14,771,846      $5,022,667         $3,579,968
                                                         ===========      ==========         ==========


See accompanying notes.

                                                                                                          PACIFIC RIM
                                                    BALANCED      CAPITAL                                  EMERGING
                                                     ASSETS     GROWTH BOND  MONEY MARKET  INTERNATIONAL    MARKETS
                                                   SUB-ACCOUNT  SUB-ACCOUNT  SUB-ACCOUNT   SUB-ACCOUNT    SUB-ACCOUNT    TOTAL
                                                   -----------  -----------  ------------  -------------  ----------- -----------
Investment income:
  Dividend income                                       $57,666   $1,046,495         $ 668      $89,871     $32,371    $3,520,461

Expenses:
  Mortality and expense risks charge                    411,536      127,065       155,913       25,067      16,867     1,836,958
                                                     ----------   ----------      --------     --------    --------   -----------
Net investment income (loss)                           (353,870)     919,430      (155,245)      64,804      15,504     1,683,503
                                                     ----------   ----------      --------     --------    --------   -----------
Realized and unrealized gain (loss) on investments:
  Realized gain (loss) from security transactions:
    Proceeds from sales                               4,206,198    2,183,478    13,837,707      270,103     731,924    37,679,041
    Cost of securities sold                           3,972,255    2,260,461    13,514,965      264,304     708,114    35,011,085
                                                     ----------   ----------      --------     --------    --------   -----------
    Net realized gain (loss)                            233,943      (76,983)      322,742        5,799      23,810     2,667,956
                                                     ----------   ----------      --------     --------    --------   -----------
Unrealized (depreciation) appreciation
  of investments:
    Beginning of year                                (3,067,645)  (1,230,071)      (96,137)      (5,646)    (14,100)   (7,823,594)
    End of year                                       5,762,687      113,528       434,988      218,320     152,770    23,295,254
                                                     ----------   ----------      --------     --------    --------   -----------
Net unrealized appreciation
  during the year                                     8,830,332    1,343,599       531,125      223,966     166,870    31,118,848
                                                     ----------   ----------      --------     --------    --------   -----------
Net realized and unrealized gain on
  investments                                         9,064,275    1,266,616       853,867      229,765     190,680    33,786,804
                                                     ----------   ----------      --------     --------    --------   -----------
Net  increase in net assets derived
  from operations                                    $8,710,405   $2,186,046      $698,622     $294,569    $206,184   $35,470,307
                                                     ==========   ==========      ========     ========    ========   ===========

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                      Statements of Changes in Net Assets

                     Years ended December 31, 1995 and 1994


                                     EMERGING GROWTH                COMMON STOCK              REAL ESTATE SECURITIES
                                    EQUITY SUB-ACCOUNT               SUB-ACCOUNT                   SUB-ACCOUNT
                                    ------------------              ------------              ----------------------
                                YEAR ENDED     YEAR ENDED      YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
                                DEC. 31/95     DEC. 31/94      DEC. 31/95     DEC. 31/94     DEC. 31/95     DEC. 31/94
                                ----------     ----------      ----------     ----------     ----------     ----------
FROM OPERATIONS
Net investment income (loss)     $1,178,986      $(235,238)      $(199,735)      $661,874       $213,629       $383,354
Net realized gain (loss)          1,683,869        281,851         251,649        114,996        223,127        166,653
Unrealized appreciation
  (depreciation) of
  investments
  during the year                11,908,991     (2,010,919)      4,970,753     (1,522,706)     3,143,212     (1,864,424)
                                -----------    -----------     -----------    -----------    -----------    -----------
Increase (decrease) in net
  assets
  derived from operations        14,771,846     (1,964,306)      5,022,667       (745,836)     3,579,968     (1,314,417)
                                -----------    -----------     -----------    -----------    -----------    -----------

FROM CAPITAL TRANSACTIONS
Additions (deductions) from:
  Transfer of net premiums        9,075,130     20,192,208       3,138,683      6,307,192      2,395,793     11,495,742
  Transfer on death                 (40,037)       (34,481)         (7,409)        (9,742)       (17,513)       (32,754)
  Transfer on terminations       (3,053,099)    (1,175,021)       (681,944)      (211,937)    (1,232,704)      (365,263)
  Transfer of maturity               83,583        (85,686)         67,266        (88,804)         4,515        (51,701)
  Net interfund transfers         2,606,912      2,047,524       1,459,853        619,575     (2,418,292)       616,085
                                -----------    -----------     -----------    -----------    -----------    -----------
                                  8,672,489     20,944,544       3,976,449      6,616,284     (1,268,201)    11,662,109
                                -----------    -----------     -----------    -----------    -----------    -----------
Net increase in net
  assets                         23,444,335     18,980,238       8,999,116      5,870,448      2,311,767     10,347,692


NET ASSETS
Beginning of year                51,765,381     32,785,143      16,151,721     10,281,273     26,722,302     16,374,610
                                -----------    -----------     -----------    -----------    -----------    -----------
End of year                     $75,209,716    $51,765,381     $25,150,837    $16,151,721    $29,034,069    $26,722,302
                                ===========    ===========     ===========    ===========    ===========    ===========

See accompanying notes.

                                     BALANCED ASSETS                CAPITAL GROWTH                MONEY MARKET
                                       SUB-ACCOUNT                 BOND SUB-ACCOUNT               SUB-ACCOUNT
                                     ---------------               ----------------               ------------
                                YEAR ENDED     YEAR ENDED      YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
                                DEC. 31/95     DEC. 31/94      DEC. 31/95     DEC. 31/94     DEC. 31/95     DEC. 31/94
                                ----------     ----------      ----------     ----------     ----------     ----------
FROM OPERATIONS
Net investment income (loss)      $(353,870)    $1,558,050       $919,430        $610,867      $(155,245)      $290,192
Net realized gain (loss)            233,943        126,212        (76,983)       (126,465)       322,742         33,679
Unrealized appreciation
  (depreciation) of
  investments
  during the year                 8,830,332     (3,343,719)     1,343,599      (1,003,242)       531,125        (76,402)
                                -----------    -----------     -----------    -----------    -----------    -----------
Increase (decrease) in net
  assets
  derived from operations         8,710,405     (1,659,457)     2,186,046        (518,840)       698,622        247,469
                                -----------    -----------     -----------    -----------    -----------    -----------

FROM CAPITAL TRANSACTIONS
Additions (deductions) from:
  Transfer of net premiums        5,071,298     14,684,868      2,368,800       4,091,955     10,039,733      9,297,572
  Transfer on death                 (84,545)       (51,630)       (12,196)         (2,484)       (27,370)            --
  Transfer on terminations       (1,647,362)      (715,314)      (719,239)       (530,903)    (2,420,434)      (504,302)
  Transfer of maturity               12,834        (59,741)         25,737        (49,450)       (38,588)        (2,334)
  Net interfund transfers           377,983       (860,845)        438,281       (686,906)    (2,334,352)      (801,647)
                                -----------    -----------     -----------    -----------    -----------    -----------
                                  3,730,208     12,997,338       2,101,383      2,822,212      5,218,989      7,989,289
                                -----------    -----------     -----------    -----------    -----------    -----------

Net increase in net
  assets                         12,440,613     11,337,881       4,287,429      2,303,372      5,917,611      8,236,758

NET ASSETS
Beginning of year                35,534,215     24,196,334      10,771,290      8,467,918     12,634,451      4,397,693
                                -----------    -----------     -----------    -----------    -----------    -----------
End of year                     $47,974,828    $35,534,215     $15,058,719    $10,771,290    $18,552,062    $12,634,451
                                ===========    ===========     ===========    ===========    ===========    ===========

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                Statements of Changes in Net Assets (continued)

                     Years ended December 31, 1995 and 1994


                                                                         PACIFIC RIM
                                            INTERNATIONAL              EMERGING MARKETS
                                             SUB-ACCOUNT                 SUB-ACCOUNT                    TOTAL
                                            -------------              ----------------                 -----
                                      YEAR ENDED  *PERIOD ENDED   YEAR ENDED   *PERIOD ENDED    YEAR ENDED    YEAR ENDED
                                      DEC. 31/95   DEC. 31/94     DEC. 31/95     DEC. 31/94     DEC. 31/95    DEC. 31/94
                                       ---------  -------------   ----------   -------------    ----------    ----------
FROM OPERATIONS
Net investment income (loss)           $64,804         $1,326        $15,504         $1,553      $1,683,503      $3,271,978
Net realized  gain (loss)                5,799            (89)        23,810           (873)      2,667,956         595,964
Unrealized appreciation
  (depreciation) of investments
  during the year                      223,966         (5,646)       166,870        (14,100)     31,118,848      (9,841,158)
                                    ----------       --------     ----------       --------    ------------    ------------
Increase (decrease) in net assets
  derived from operations              294,569         (4,409)       206,184        (13,420)     35,470,307      (5,973,216)
                                    ----------       --------     ----------       --------    ------------    ------------

FROM CAPITAL TRANSACTIONS
Additions (deductions) from:
  Transfer of net premiums           1,231,995        266,607        988,086        162,380      34,309,518      66,498,524
  Transfer on death                         --             --             --             --        (189,070)       (131,091)
  Transfer on terminations             (61,097)           (69)       (45,863)           (40)     (9,861,742)     (3,502,849)
  Transfer of maturity                      --             --             --             --         155,347        (337,716)
Net interfund transfers              1,467,355        604,696       929,903,        484,111       2,527,643       2,022,593
                                    ----------       --------     ----------       --------    ------------    ------------
                                     2,638,253        871,234      1,872,126        646,451      26,941,696      64,549,461
                                    ----------       --------     ----------       --------    ------------    ------------

Net increase in net
  assets                             2,932,822        866,825      2,078,310        633,031      62,412,003      58,576,245

NET ASSETS
Beginning of year                      866,825             --        633,031             --     155,079,216      96,502,971
                                    ----------       --------     ----------       --------    ------------    ------------
End of year                         $3,799,647       $866,825     $2,711,341       $633,031    $217,491,219    $155,079,216
                                    ==========       ========     ==========       ========    ============    ============


* Reflects the period from commencement of operations October 4, 1994 through December 31, 1994.

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                         Notes to Financial Statements

                               December 31, 1995


1. ORGANIZATION

Separate Account Two of The Manufacturers Life Insurance Company of America (the "Separate Account") is a unit investment trust registered under the Investment Company Act of 1940, as amended. The Separate Account is currently comprised of eight investment sub-accounts, one for each series of shares of Manulife Series Fund, Inc., available for allocation of net premiums under variable annuity policies (the "Policies") issued by The Manufacturers Life Insurance Company of America ("Manufacturers Life of America").

The Separate Account was established by Manufacturers Life of America, a wholly-owned subsidiary of Manulife Reinsurance Corporation (U.S.A.)
("MRC"), as a separate investment account on November 3, 1987. MRC is a life insurance holding company organized in 1983 under Michigan law and a wholly-owned subsidiary of The Manufacturers Life Insurance Company ("Manulife Financial"), a mutual life insurance company based in Toronto, Canada.

The assets of the Separate Account are the property of Manufacturers Life of America. The portion of the Separate Account's assets applicable to the Policies will not be charged with liabilities arising out of any other business Manufacturers Life of America may conduct.


2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Separate Account in preparation of its financial statements:

a. Valuation of Investments - Investments are made among the eight Funds of Manulife Series Fund, Inc. and are valued at the reported net asset values of these Funds. Transactions are recorded on the trade date. Net investment income and net realized and unrealized gain (loss) on investments in Manulife Series Fund, Inc. are reinvested.

b. Realized gains and losses on the sale of investments are computed on the first-in, first-out basis.

c.   Dividend income is recorded on the ex-dividend date.

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                   Notes to Financial Statements (continued)


2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

d. Federal Income Taxes - Manufacturers Life of America, the Separate Account's sponsor, is taxed as a "life insurance company" under the Internal Revenue Code. Under these provisions of the Code, the operations of the Separate Account form part of the sponsor's total operations and are not taxed separately.

     The current year's operations of the Separate Account are not expected to affect the sponsor's tax liabilities and, accordingly, no charges were made against the Separate Account for federal, state and local taxes. However, in the future, should the sponsor incur significant tax liabilities related to Separate Account operations, it intends to make a charge or establish a provision within the Separate Account for such taxes.


USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. MORTALITY AND EXPENSE RISKS CHARGE

Manufacturers Life of America deducts from the assets of the Separate Account a daily charge equivalent to an annual rate of 1.0% of the average net value of the Separate Account's assets for mortality and expense risks.

4. PURCHASES AND SALES OF MANULIFE SERIES FUND, INC. SHARES

Purchases and sales of the shares of common stock of Manulife Series Fund, Inc. for the year ended December 31, 1995 were $66,126,070 and $37,679,041, respectively and for the year ended December 31, 1994 were $83,423,197 and $15,243,525, respectively.

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                   Notes to Financial Statements (continued)



5. RELATED PARTY TRANSACTIONS

ManEquity, Inc., a registered broker-dealer and indirect wholly-owned subsidiary of Manulife Financial, acts as the principal underwriter of the Policies pursuant to a Distribution Agreement with Manufacturers Life of America. Registered representatives of either ManEquity, Inc. or other broker-dealers having distribution agreements with ManEquity, Inc. who are also authorized as variable life insurance agents under applicable state insurance laws, sell the Policies. Registered representatives are compensated on a commission basis.

Manufacturers Life of America has a formal service agreement with its affiliate, Manulife Financial, which can be terminated by either party upon two months' notice. Under this Agreement, Manufacturers Life of America pays for legal, actuarial, investment and certain other administrative services.

THE FOLLOWING FINANCIAL STATEMENTS OF THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA FOR THE PERIOD ENDED SEPTEMBER 30, 1996 ARE UNAUDITED.

              The Manufacturers Life Insurance Company of America

                                 Balance Sheet

                                                                      September 30        December 31
                                                                          1996               1995
                                                                      ------------       ------------
                                                                      (Unaudited)
Assets
Bonds, at amortized cost (market $58,250,725 --1996
     and $66,046,733- - 1995)                                          $57,763,786        $62,757,202
Stocks                                                                  19,658,787         22,584,259
Short-term investments                                                   1,666,000                  0
Policy loans                                                             8,633,442          6,955,292
                                                                      ------------       ------------
Total investments                                                       87,722,015         92,296,753

Cash on hand and on deposit                                              7,118,793          9,674,362
Insurance premiums deferred and uncollected                              1,329,534            504,818
Accrued investment income                                                1,050,518          1,059,536
Separate account assets                                                603,572,134        480,404,450
Funds receivable on reinsurance ceded                                       74,035             73,300
Receivable for undelivered securities                                    1,864,999            146,328
Taxes recoverable                                                        8,926,316          3,308,316
Investment in subsidiary                                                 1,590,846          1,080,184
Other assets                                                               199,392            193,715
                                                                      ------------       ------------
                                                                      $713,448,582       $588,741,762
                                                                      ============       ============

Liabilities, capital and surplus
Aggregate policy reserves                                              $69,370,778        $63,426,096
Contract deposit funds                                                   6,044,164          6,462,516
Amounts due from separate accounts                                     (52,800,170)       (39,799,129)
Interest maintenance and asset valuation reserves                        5,503,906          4,742,400
Policy and contract claims                                                 294,457            582,853
Provision for policyholder dividends payable                             1,792,087          2,346,258
Amounts due to affiliates                                               11,529,256          9,049,217
Accrued liabilities                                                      5,361,074          5,147,865
Amounts payable for undelivered securities                               1,666,000             80,821
Separate account liablilities                                          603,572,134        480,404,450
                                                                      ------------       ------------
Total liabilities                                                      652,333,686        532,443,347


Capital and surplus:
    Common shares, par value $1.00; authorized,
        5,000,000 shares; issued and outstanding shares
        (4,501,858 -- 1996, 4,501,857 -- 1995)                           4,501,858          4,501,857
   Preferred shared, par value $100; authorized,
        5,000,000 shares; issued and outstanding shares
        (105,000 -- 1996 and 1995)                                      10,500,000         10,500,000
   Surplus note                                                          8,500,000          8,500,000
   Capital paid in excess of par value                                  78,500,179         63,500,180
   Surplus                                                             (40,887,141)       (30,703,622)
                                                                      ------------       ------------
Total capital and surplus                                               61,114,896         56,298,415
                                                                      ------------       ------------
Total liablilities, capital, and surplus                              $713,448,582       $588,741,762
                                                                      ============       ============

              The Manufacturers Life Insurance Company of America

                            Statement of Operations
                                  (Unaudited)

                                                          Three Months Ended               Nine Months Ended
                                                             September  30                    September 30
                                                          1996           1995              1996           1995
                                                       -----------    -----------      ------------    -----------
Revenues:
   Life premiums                                       $37,441,887    $26,917,056      $115,841,149    $82,246,124
   Annuity deposits                                      9,109,896      9,176,744        27,904,066     29,606,973
   Life premiums, reinsurance assumed                     (831,831)      (372,238)        1,101,533      5,540,618
   Investment income, net of investment expenses         1,437,890      1,197,939         4,188,644      3,854,192
   Amortization of interest maintenance reserve              6,169          8,353            23,309         14,172
   Commission and expense allowances on
        reinsurance ceded                                   43,397              0           147,093
   Foreign exchange gain (loss)                             (1,451)      (329,945)           40,625       (329,662)
  Other revenue                                            (19,985)        37,106            68,843         92,821
                                                       -----------    -----------      ------------    -----------
Total revenues                                          47,185,972     36,635,015       149,315,262    121,025,238


Benefits paid or provided:
   Increase (decrease) in aggregate policy reserves     (2,507,208)       412,750         5,944,682     10,575,029
   Increase (decrease) in liability for deposit funds      531,581       (381,781)         (418,352)      (223,494)
   Transfers to separate accounts, net                  26,345,507     19,094,364        83,952,586     65,495,626
   Death benefits                                          (68,162)       694,831         2,782,394      2,163,196
   Annuity benefits                                         66,181       (506,892)          401,929         30,802
   Disability benefits                                      46,294              0           151,750
   Surrender benefits                                    8,169,058      6,683,913        17,953,597     12,938,150
                                                       -----------    -----------      ------------    -----------
                                                        32,583,251     25,997,185       110,768,586     90,979,309

Insurance expenses:
   Management fee                                        6,587,000      5,289,000        16,820,000     16,764,000
   Commissions                                           6,896,707      4,471,643        20,718,353     13,449,277
   General expenses                                      3,908,813      4,665,024        15,695,580      9,470,575
   Commission and expense allowances
      on reinsurance assumed                                55,942         13,329           386,701        942,979
   Interest expense                                        142,375              0           427,125              0
                                                       -----------    -----------      ------------    -----------
                                                        17,590,837     14,438,996        54,047,759     40,626,831
                                                       -----------    -----------      ------------    -----------
Loss before policyholder's dividends
   and federal income tax                               (2,988,116)    (3,801,166)      (15,501,083)   (10,580,902)
Dividends to policyholders                                  45,402        263,345           569,900      2,172,621
                                                       -----------    -----------      ------------    -----------
Loss before federal income tax                          (3,033,518)    (4,064,511)      (16,070,983)   (12,753,523)
Federal income tax benefit                              (1,009,802)             0        (5,388,798)             0
                                                       -----------    -----------      ------------    -----------
Net loss  from operations after policyholders'
   dividends and federal income tax                     (2,023,716)    (4,064,511)      (10,682,185)   (12,753,523)
Net realized capital loss                                   48,859         38,348           (90,480)       630,788
                                                       -----------    -----------      ------------    -----------
Net loss from operations                               ($1,974,857)   ($4,026,163)     ($10,772,665)  ($12,122,735)
                                                       ===========    ===========      ============    ===========

              The Manufacturers Life Insurance Company of America

                  Statement of Changes in Capital and Surplus
                                  (Unaudited)

                                                            Capital
                                                            Paid in
                                                           Excess of
                                          Capital          Par Value         Surplus           Total
                                         -----------      -----------     ------------      -----------
Balance, December 31, 1995               $23,501,857      $63,500,180     ($30,703,622)     $56,298,415

Net loss from operations                                                   (10,772,665)     (10,772,665)
Issuance of common shares                          1       14,999,999                        15,000,000
Increase in asset valuation reserve                                         (1,118,541)      (1,118,541)
Increase in nonadmitted assets                                                  58,854           58,854
Change in net unrealized capital
   gains                                                                     1,754,077        1,754,077
Change in liability for reinsurance
   in unauthorized companies                                                  (105,244)        (105,244)
                                         -----------      -----------     ------------      -----------
Balance, September 30, 1996              $23,501,858      $78,500,179     ($40,887,141)     $61,114,896
                                         ===========      ===========     ============      ===========

              The Manufacturers Life Insurance Company of America

                            Statement of Cash Flows
                                  (Unaudited)

                                                           Nine Months Ended
                                                              September 30
                                                        1996                 1995
                                                    ------------         ------------
Operating activities:
Premiums collected, net                             $144,041,813         $117,159,968
Policy benefits paid, net                            (21,547,307)         (15,137,221)
Commissions and other expenses paid                  (51,399,430)         (43,854,220)
Net investment income                                  4,116,058            3,569,190
Other income and expenses                             (2,402,311)          (1,351,829)
Transfers to separate accounts, net                  (96,953,627)         (72,596,690)
                                                    ------------         ------------
Net cash (used in) provided by
   operating activities                              (24,144,804)         (12,210,802)

Investing activities
Sale, maturity, or repayment of investments           85,756,967           62,744,420
Purchase of investments                              (77,501,732)         (67,892,880)
                                                    ------------         ------------
Net cash used in investing activities                  8,255,235           (5,148,460)

Financing activities
Issuance of stock                                     15,000,000            5,150,000
                                                    ------------         ------------
Net cash provided by financing activities             15,000,000            5,150,000
                                                    ------------         ------------

Net increase in cash and short-term
   investments                                          (889,569)         (12,209,262)
Cash and short-term investments
   at beginning of year                                9,674,362           15,983,758
                                                    ------------         ------------
Cash and short-term investments
   at end of year                                   $  8,784,793         $  3,774,496
                                                    ============         ============

              The Manufacturers Life Insurance Company of America

                         Notes to Financial Statements

                               September 30, 1996



1.   ORGANIZATION

ORGANIZATION

The Manufacturers Life Insurance Company of America (Manufacturers Life of America or the Company) is a wholly-owned subsidiary of Manulife Reinsurance Corporation (USA) (The Parent), (formerly Manufacturers Life Insurance Company of Michigan), which is in turn a wholly-owned subsidiary of The Manufacturers Life Insurance Company (Manulife Financial), a Canadian-based mutual life insurance company (Notes 4 and 5).

The Company issues and sells variable universal life and variable annuity products in the United States. The Company also has a branch operation in Taiwan to develop and market traditional insurance for the Taiwanese market. At September 30, 1996 the Company had assets of $16,056,539 and liabilities of $10,333,710 in the Taiwan branch.

During the nine months ended September 30, 1996, the Company received a capital contribution of $15,000,000 from the Parent in return for one share of common stock (par value $1).


2.   SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying unaudited financial statements of The Manufacturers Life Insurance Company of America have been prepared in accordance with accounting practices for interim financial information and with the instructions to Form 10-Q and Article 10 of regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the financial statements and footnotes thereto included in the Annual Report on Form 10-K of the Company the year ended December 31, 1995. In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial statements for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.

              The Manufacturers Life Insurance Company of America

2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

BASIS OF PRESENTATION (CONTINUED)

In April 1993, the Financial Accounting Standard Board issued Interpretation 40, "Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and Other Enterprises." The Interpretation as amended is effective for 1996 annual financial statements and thereafter, will no longer allow statutory financial statements to be described as being prepared in conformity with generally accepted accounting principles (GAAP). Upon the effective date of the Interpretation, in order for financial statements to be described as being prepared in accordance with GAAP, life insurance companies will be required to adopt all applicable standards promulgated by the FASB in any general purpose financial statements such companies may issue. While GAAP standards have recently been developed for mutual life insurance companies, the Company has not yet completed the complex and extensive historical calculations and thus is unable to quantify the effects of the Interpretation on its financial statements. Thus the accompanying financial statements are presented in accordance with statutory accounting practices prescribed by the Insurance Department of the State of Michigan.

All amounts presented are expressed in U.S. Dollars.

STOCKS

Stocks are carried at market value.

BONDS

Bonds not backed by other loans are carried at amortized cost as computed using the interest method. Loan backed bonds and other structured securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are updated periodically and are accounted for using the prospective method. Gains and losses on sales of bonds are calculated on the specific identification method and recognized into income based on NAIC prescribed formulas. Short-term investments include investments with maturities of less than one year at the date of acquisition. Market values disclosed are based on NAIC quoted values.

POLICY LOANS

Policy loans are reported at unpaid principal balances which approximate fair value.

ASSET VALUATION RESERVE AND INTEREST MAINTENANCE RESERVE

The Asset Valuation Reserve and Interest Maintenance Reserve were determined by NAIC prescribed formulas and are reported as liabilities rather than as valuation allowances or appropriations of surplus.

POLICY AND CONTRACT CLAIMS

Policy and contract claims are determined on an individual case basis for reported losses. Estimates of incurred but not reported losses are developed on the basis of past experience.

              The Manufacturers Life Insurance Company of America

2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SEPARATE ACCOUNTS

Separate account assets and liabilities reported in the accompanying financial statements represent funds that are separately administered, principally for variable annuity and variable life contracts. For the majority of these contracts the contractholder, rather than the Company, bears the investment risk. Separate account assets are recorded at market value. Operations of the separate accounts are not included in the accompanying financial statements.

REVENUE RECOGNITION

Both premium and investment income are recorded when due.

REINSURANCE

Reinsurance premiums and claims are accounted for on a basis consistent with that used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums and claims are reported net of reinsured amounts.

POLICY RESERVES

Certain policy reserves are calculated based on statutorily required interest and mortality assumptions.


3.   INVESTMENTS AND INVESTMENT INCOME

The amortized cost and market value of investments in fixed maturities (bonds) as of September 30, 1996 is summarized as follows:


                                                                                      QUOTED OR
                                                       GROSS          GROSS           ESTIMATED
                                    AMORTIZED       UNREALIZED      UNREALIZE          MARKET
                                      COST             GAINS          LOSSES            VALUE
                                   -----------      -----------     -----------      -----------
                                   <C
U.S. Government                    $23,574,727        $432,425       $(199,428)      $23,807,724
Foreign Government                   9,258,320          75,039         (43,707)        9,289,652
Corporate                           24,930,739         558,435        (335,825)       25,153,349
                                   -----------      ----------      ----------       -----------
                                   $57,763,786      $1,065,899       $(578,960)      $58,250,725
                                   ===========      ==========      ==========       ===========

              The Manufacturers Life Insurance Company of America

3.   INVESTMENTS AND INVESTMENT INCOME (CONTINUED)

Proceeds from sales of investments in debt securities during 1996 were $81,149,600. Gross gains of $1,101,200 and gross losses of $1,615,209 were realized on those sales.

The amortized cost and market value of investments in fixed maturities (bonds) as of December 31, 1995 is summarized as follows:


                                                                                              QUOTED OR
                                                         GROSS               GROSS            ESTIMATED
                                      AMORTIZED        UNREALIZED         UNREALIZED            MARKET
                                          COST           GAINS              LOSSES              VALUE
                                     -----------       ----------         ----------         -----------
United States Government             $15,145,033       $  681,032          $(57,916)         $15,768,149
Foreign Government                     6,071,376          157,635                --            6,229,011
Corporate                             31,046,219        2,508,780                --           33,554,999
Mortgage-backed securities:
      U.S. Government agencies         9,522,771               --                --            9,522,771
Corporate                                971,803               --                --              971,803
                                     -----------       ----------          --------          -----------
                                     $62,757,202       $3,347,447          $(57,916)         $66,046,733
                                     ===========       ==========          ========          ===========



The amortized cost and market value of fixed maturities at September 30, 1996 by contractual maturities, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties.



   YEARS TO MATURITY                 AMORTIZED COST       MARKET VALUE
   -----------------                 --------------       ------------
One year or less                      $ 3,370,562         $ 3,370,561
Greater than 1; up to 5 years           3,177,517           3,207,447
Greater than 5; up to 10 years         27,522,948          27,717,746
Due after 10 years                     23,692,759          23,954,971
                                       -----------         -----------
                                       $57,763,786         $58,250,725
                                       ===========         ===========


At September 30, 1996, $10,644,347 of bonds at amortized cost were on deposit with government insurance departments to satisfy regulatory regulations.

              The Manufacturers Life Insurance Company of America

3.   INVESTMENTS AND INVESTMENT INCOME (CONTINUED)

Major categories of net investment income for the first nine months were as follows:



                                      NET INVESTMENT INCOME
                                     1996               1995
                                  ---------          ----------
Gross investment income:
   Bond Income                   $3,285,074          $3,190,652
   Policy Loans                     434,845             296,205
   Short-term investments           645,903             624,593
   Dividend Income                   95,983               7,848
                                 ----------          ----------
                                  4,461,805           4.119,298
Investment Expenses                (273,161)           (265,106)
                                 ----------          ----------
Net investment income            $4,188,644          $3,854,192
                                 ==========          ==========




4.   RELATED PARTY TRANSACTIONS

Manufacturers Life of America has a formal service agreement with Manulife Financial which can be terminated by either party upon two months' notice. Under the Agreement, Manufacturers Life of America will pay direct operating expenses incurred each year by Manulife Financial on behalf of Manufacturers Life of America. Services provided under the Agreement include legal, actuarial, investment, data processing and certain other administrative services. Costs incurred under this Agreement were $17,090,426 in the first nine months of 1996, and $17,029,106 in 1995. In addition, there was $4,916,476 agents' bonuses in 1996 and $3,697,487 in 1995 which were allocated to the Company and are included in commissions.

In addition, the Company has several reinsurance agreements with Manulife Financial which may be terminated upon the specified notice by either party. These agreements are summarized as follows:

(a) The Company assumes two blocks of insurance from Manulife Financial under coinsurance treaties. The Company's risk is limited to $100,000 of initial face amount per claim plus a pro-rata share of any increase in face amount.

(b) The Company cedes the risk in excess of $25,000 per life to Manulife Financial under the terms of an automatic reinsurance agreement.

(c) The Company cedes a substantial portion of its risk on its Flexible Premium Variable Life policies to Manulife Financial under the terms of a stop loss reinsurance agreement.

              The Manufacturers Life Insurance Company of America

4.   RELATED PARTY TRANSACTIONS (CONTINUED)

(d) Under the terms of an automatic coinsurance agreement, the Company cedes its risk on structured settlements to Manulife Financial.

Selected amounts relating to the above treaties reflected in the financial statements are as follows:


                                             1996             1995
                                           __________       __________

Life and annuity premiums assumed         $ 1,101,533      $ 5,540,618
Other life and annuity
 consideration ceded                         (371,518)        (431,357)
Commissions and expense allowances
 on reinsurance assumed                      (386,701)        (942,979)
Policy reserves assumed                    45,019,396       47,386,235
Policy reserves ceded                       3,853,375        3,833,247




5.   FEDERAL INCOME TAX

The Company joins the Parent, The Manufacturers Life Insurance Co. (USA) and Manulife Reinsurance Limited in filing a U.S. consolidated income tax return as a life insurance group under provisions of the Internal Revenue Code. In accordance with an income tax-sharing agreement dated December 29, 1983, the Company's income tax provision (or benefit) is computed as if the Company filed a separate income tax return. The Company receives no surtax exemption. Tax benefits from operating losses are provided at the U.S. statutory rate plus any tax credits attributable to the Company, provided the consolidated group utilizes such benefits currently. Taxes recoverable in the financial statements represent tax-related amounts receivable from affiliates.

              The Manufacturers Life Insurance Company of America

6.   STATUTORY RESTRICTIONS ON DIVIDENDS

The Company is subject to statutory limitations on the payment of dividends to its Parent. The Company cannot pay dividends during 1996 without the prior approval of insurance regulatory authorities.


7.   INVESTMENT IN SEPARATE ACCOUNTS

The Company markets variable life insurance and variable annuity products through Separate Accounts which use Manulife Series Fund, Inc. as an investment vehicle.

Common stock in the amount of $19,658,787 represents the Company's seed money investment in Manulife Series Fund, Inc..

THE FOLLOWING FINANCIAL STATEMENTS OF THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA FOR THE PERIOD ENDED DECEMBER 31, 1995 ARE AUDITED.

Report of Independent Auditors


The Board of Directors
The Manufacturers Life Insurance
    Company of America


We have audited the accompanying balance sheets of The Manufacturers Life Insurance Company of America as of December 31, 1995 and 1994, and the related statements of operations, changes in capital and surplus, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Manufacturers Life Insurance Company of America at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles and with reporting practices prescribed or permitted by the Insurance Department of the State of Michigan.



                                                       Ernst & Young LLP
Philadelphia, Pennsylvania                             ERNST & YOUNG LLP
February 2, 1996

              The Manufacturers Life Insurance Company of America

                                 Balance Sheets

                                                               DECEMBER 31
                                                           1995          1994
                                                      -----------------------------
ASSETS
Bonds, at amortized cost (market $66,046,733--
  1995 and $51,082,395--1994)                         $ 62,757,202     $ 52,149,080
Stocks                                                  22,584,259       25,629,580
Short-term investments                                          --       10,914,561
Policy loans                                             6,955,292        4,494,390
                                                      ------------     ------------
Total investments                                       92,296,753       93,187,611

Cash                                                     9,674,362        5,069,197
Life insurance premiums deferred and uncollected           504,818           13,646
Accrued investment income                                1,059,536          796,333
Separate account assets                                480,404,450      302,736,198
Funds receivable on reinsurance assumed                         --          880,284
Receivable for undelivered securities                      146,328           69,003
Taxes recoverable                                        3,308,316               --
Investment in subsidiary                                 1,080,184               --
Other assets                                               267,015          333,651
                                                      ------------     ------------
Total assets                                          $588,741,762     $403,085,923
                                                      ============     ============

LIABILITIES, CAPITAL AND SURPLUS
Aggregate policy reserves                              $26,683,090      $29,761,174
Other contract deposits                                  1,238,943        3,938,425
Interest maintenance and asset valuation reserves        4,742,400          111,566
Policy and contract claims                                 582,853           94,346
Provision for policyholder dividends payable             2,346,258        1,385,409
Amounts due to affiliates                                9,049,217        7,377,108
Payable for undelivered securities                          80,821        3,512,459
Accrued liabilities                                      7,315,315        4,773,565
Separate account liabilities                           480,404,450      302,736,198
                                                      ------------     ------------
Total liabilities                                      532,443,347      353,690,250

Capital and surplus:
  Common shares, par value $1.00; authorized,
    5,000,000 shares; issued and outstanding
    4,501,857 shares (4,501,855 shares in 1994)          4,501,857        4,501,855
  Preferred shares, par value $100; authorized
    5,000,000 shares; issued and outstanding
    105,000 shares                                      10,500,000       10,500,000
  Surplus note                                           8,500,000               --
  Capital paid in excess of par value                   63,500,180       49,849,998
  Deficit                                              (30,703,622)     (15,456,180)
                                                      ------------     ------------
Total capital and surplus                               56,298,415       49,395,673
                                                      ------------     ------------
Total liabilities, capital and surplus                $588,741,762     $403,085,923
                                                      ============     ============

See accompanying notes.

              The Manufacturers Life Insurance Company of America

                            Statements of Operations

                                                                    YEAR ENDED DECEMBER 31
                                                             1995             1994            1993
                                                        -----------------------------------------------
Revenues:
  Life and annuity premiums, principally
   reinsurance assumed                                  $  5,956,997      $ 25,385,628     $ 12,745,981
  Other life and annuity considerations                  153,859,957       168,075,003      113,332,974
  Investment income, net of investment
   expenses                                                5,840,560         3,588,629        3,323,962
  Amortization of interest maintenance reserve                23,975            19,527           32,866
  Commission and expense allowance
   on reinsurance ceded                                      147,109           187,694               --
  Foreign exchange (loss) gain                              (284,127)          114,728         (197,971)
  Other revenue                                              211,191            54,763           33,935
                                                        ------------      ------------     ------------
Total revenues                                           165,755,662       197,425,972      129,271,747

Benefits paid or provided:
  (Decrease) increase in aggregate policy reserves        (3,078,084)       16,741,569        5,168,484
  (Decrease) increase in liability for deposit funds      (2,699,482)          654,214        2,820,520
  Transfers to separate accounts, net                     99,807,392       136,896,150       98,601,141
  Death benefits                                           3,981,377           640,875          582,534
  Disability benefits                                        123,786                --               --
  Maturity benefits                                          207,719           580,615           79,253
  Surrender benefits                                      22,028,224         3,701,591        2,319,926
                                                        ------------      ------------     ------------
                                                         120,370,932       159,215,014      109,571,858

Insurance expenses:
  Management fee                                          22,864,000        21,222,310       12,378,288
  Commissions                                             21,411,198        23,416,110       14,742,130
  General expenses                                        15,475,621         8,260,467        5,108,104
  Commissions and expense allowances
   on reinsurance assumed                                  1,014,163           810,252          329,634
                                                        ------------      ------------     ------------
                                                          60,764,982        53,709,139       32,558,156
                                                        ------------      ------------     ------------

Loss before policyholders' dividends
  and federal income tax                                 (15,380,252)      (15,498,181)     (12,858,267)
Dividends to policyholders                                 2,367,002         1,149,719          837,454
                                                        ------------      ------------     ------------
Loss before federal income tax                           (17,747,254)      (16,647,900)     (13,695,721)
Federal income tax benefit                                (4,115,770)               --         (324,643)
                                                        ------------      ------------     ------------

Net loss from operations after policyholders'
  dividends and federal income tax                       (13,631,484)      (16,647,900)     (13,371,078)
Net realized capital gains (net of capital
  gains tax of $807,453 in 1995; $0 in 1994,
  and $236,415 in 1993, and $1,567,770 in
  1995, $(554,000) in 1994, and $347,292 in
  1993 transferred (from) to the interest
  maintenance reserve)                                       (73,343)       (3,012,485)          93,618
                                                        ------------      ------------     ------------
Net loss from operations                                $(13,704,827)     $(19,660,385)    $(13,277,460)
                                                        ============      ============     ============

See accompanying notes.

              The Manufacturers Life Insurance Company of America

                  Statements of Changes in Capital and Surplus


                                                               CAPITAL
                                                               PAID IN
                                                              EXCESS OF           SURPLUS
                                           CAPITAL            PAR VALUE          (DEFICIT)           TOTAL
                                          --------------------------------------------------------------------
Balance, December 31, 1992                $35,001,853        $4,000,000         $16,542,195        $55,544,048

Net loss from operations                                                        (13,277,460)       (13,277,460)
Issuance of preferred shares                        1         5,849,999                              5,850,000
Increase in asset valuation reserve                                                 (13,076)           (13,076)
Increase in nonadmitted assets                                                     (133,575)          (133,575)
Change in net unrealized capital
  losses                                                                         (1,592,242)        (1,592,242)
Change in liability for reinsurance
  in unauthorized companies                                                         (29,905)           (29,905)
Company's share of increase in
  separate account assets, net                                                    4,308,148          4,308,148
                                          -----------       -----------        ------------        -----------
Balance, December 31, 1993                 35,001,854         9,849,999           5,804,085         50,655,938


Net loss from operations                                                        (19,660,385)       (19,660,385)
Issuance of common stocks                           1        19,999,999                             20,000,000
Capital restructuring of preference
  shares                                  (20,000,000)       20,000,000                                     --
Increase in asset valuation reserve                                                 (55,286)           (55,286)
Increase in nonadmitted assets                                                   (1,021,357)        (1,021,357)
Change in net unrealized capital
  losses                                                                           (425,082)          (425,082)
Change in liability for reinsurance
  in unauthorized companies                                                         (98,155)           (98,155)
                                          -----------       -----------        ------------        -----------
Balance, December 31, 1994                 15,001,855        49,849,998         (15,456,180)        49,395,673


Net loss from operations                                                        (13,704,827)       (13,704,827)
Issuance of common shares                           2        12,569,998                             12,570,000
Issuance of surplus note                    8,500,000                                                8,500,000
Contribution of Manufacturers
  Adviser Corporation                                         1,080,184                              1,080,184
Increase in asset valuation reserve                                              (3,285,208)        (3,285,208)
Increase in nonadmitted assets                                                   (1,053,124)        (1,053,124)
Change in net unrealized capital
  losses                                                                          2,921,742          2,921,742
Change in liability for reinsurance
  in unauthorized companies                                                        (126,025)          (126,025)
                                          -----------       -----------        ------------        -----------
Balance, December 31, 1995                $23,501,857       $63,500,180        $(30,703,622)       $56,298,415
                                          ===========       ===========        ============        ===========

See accompanying notes.

              The Manufacturers Life Insurance Company of America

                            Statements of Cash Flows


                                                             YEAR ENDED DECEMBER 31
                                                    1995              1994              1993
                                               -------------------------------------------------
OPERATING ACTIVITIES
Premiums collected, net                        $159,337,079       $193,478,637      $126,075,035
Policy benefits paid, net                       (25,827,767)        (4,982,444)       (2,829,812)
Commissions and other expenses paid             (62,302,890)       (48,141,400)      (35,203,997)
Net investment income                             5,570,951          3,343,515         3,197,892
Other income and expenses                        (3,607,415)        (1,946,063)       (1,592,957)
Transfers to separate accounts, net             (98,031,353)      (136,950,482)      (98,220,292)

Net cash (used in) provided by                 ------------       ------------      ------------
  operating activities                          (24,861,395)         4,801,763        (8,574,131)

INVESTING ACTIVITIES
Sale, maturity, or repayment of investments      74,009,501         73,187,733        28,248,633
Purchase of investments                         (77,607,686)       (91,063,874)      (73,688,735)
                                               ------------       ------------      ------------
Net cash used in investing activities            (3,598,185)       (17,876,141)      (45,440,102)

FINANCING ACTIVITIES
Issuance of shares                               12,570,000         20,000,000         5,850,000
Contribution of Manufacturers Adviser
Corporation                                       1,080,184                 --                --
Issuance of surplus notes                         8,500,000                 --                --
Surplus withdrawn from separate account                  --                 --        48,701,076
                                               ------------       ------------      ------------
Net cash provided by financing activities        22,150,184         20,000,000        54,551,076
                                               ------------       ------------      ------------

Net (decrease) increase in cash and
  short-term investments                         (6,309,396)         6,925,622           536,843
Cash and short-term investments
  at beginning of year                           15,983,758          9,058,136         8,521,293
                                               ------------        -----------      ------------
Cash and short-term investments
  at end of year                               $  9,674,362        $15,983,758      $  9,058,136
                                               ============        ===========      ============

See accompanying notes.

              The Manufacturers Life Insurance Company of America

                         Notes to Financial Statements

                               December 31, 1995


1. ORGANIZATION

ORGANIZATION

The Manufacturers Life Insurance Company of America (Manufacturers Life of America or the Company) is a wholly-owned subsidiary of Manulife Reinsurance Corporation (U.S.A.) (the Parent), (formerly Manufacturers Life Insurance Company of Michigan), which is in turn a wholly-owned subsidiary of The Manufacturers Life Insurance Company (Manulife Financial), a Canadian-based mutual life insurance company (Notes 4 and 5).

The Company issues and sells variable universal life and variable annuity products in the United States. The Company also has a branch operation in Taiwan to develop and market traditional insurance for the Taiwanese market. At December 31, 1995 the Company had assets of $11,234,000 and liabilities of $5,696,000 in the Taiwan branch.

During 1995, the Company's parent contributed $12,570,000 of capital in return for 2 shares of the Company's common stock par value $1 with the remaining $12,569,998 being recorded as contributed surplus. During 1995, the Company's parent transferred 100% of the outstanding stock of Manufacturers Adviser Corporation to the Company which was recorded at book values as contributed surplus. During 1995, the Company's parent also contributed $8,500,000 in return for a 10-year surplus note bearing interest at 6.625%.

Subsequent to the year end, the Parent contributed $15,000,000 capital in return for 1 share of the Company's common stock par value $1 with the remaining $14,999,999 being recorded as contributed surplus.

During 1994, the Company's parent contributed $20,000,000 of capital in return for 1 share of the Company's common stock par value $1 with the remaining $19,999,999 being recorded as contributed surplus. During 1994, the Company restructured its capital by exchanging 230,000 shares of preferred stock with a par value of $23,000,000 for 3,000,000 shares of common stock par value $3,000,000 with the remaining $20,000,000 being recorded as contributed surplus.

The Parent contributed $5,850,000 in capital in return for 1 share of common stock during 1993.

              The Manufacturers Life Insurance Company of America

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying financial statements of Manufacturers Life of America have been prepared in accordance with accounting practices prescribed or permitted by the Insurance Department of Michigan, which are considered generally accepted accounting principles for mutual life insurance companies and their wholly-owned direct and indirect subsidiaries. Such practices differ in certain respects from generally accepted accounting principles followed by stock life insurance companies in determining financial position and results of operations. In general, the differences are: (1) commissions and other costs of acquiring and writing policies are charged to expense in the year incurred rather than being amortized over the related policy term; (2) certain non-admitted assets are excluded from the balance sheet; (3) deferred income taxes are not provided for timing differences in recording certain items for financial statement and tax purposes; (4) certain transactions are reflected directly to surplus rather than reflected in net income from operations (for example, certain transactions related to the separate accounts); and (5) debt securities are carried at amortized cost.

In April 1993, the Financial Accounting Standards Board issued Interpretation No. 40, "Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and Other Enterprises." The Interpretation as amended is effective for 1996 annual financial statements and thereafter, and will no longer allow statutory financial statements to be described as being prepared in conformity with generally accepted accounting principles (GAAP). Upon the effective date of the Interpretation, in order for financial statements to be described as being prepared in accordance with GAAP, life insurance companies will be required to adopt all applicable standards promulgated by the FASB in any general purpose financial statements such companies may issue. While GAAP standards have recently been developed for mutual life insurance companies, the Company has not yet completed the complex and extensive historical calculations and thus is unable to quantify the effects of the Interpretation on its financial statements.

The preparation of financial statements of insurance companies requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Such estimates and assumptions could change in the future as more information becomes known, which could impact the amounts reported and disclosed herein.

All amounts presented are expressed in U.S. Dollars. Certain amounts from prior periods have been reclassified to conform with current-period presentation.

              The Manufacturers Life Insurance Company of America

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCKS

Stocks are carried at market value.

BONDS

Bonds not backed by other loans are carried at amortized cost as computed using the interest method. Loan backed bonds and other structured securities are valued at amortized cost using the interest method including anticipated prepayments. Prepayment assumptions are updated periodically and are accounted for using the prospective method. Gains and losses on sales of bonds are calculated on the specific identification method and recognized into income based on NAIC prescribed formulas. Short-term investments include investments with maturities of less than one year at the date of acquisition. Market values disclosed are based on NAIC quoted values.

POLICY LOANS

Policy loans are reported at unpaid principal balances which approximate fair value.

ASSET VALUATION RESERVE AND INTEREST MAINTENANCE RESERVE

The Asset Valuation Reserve and Interest Maintenance Reserve were determined by NAIC prescribed formulas and are reported as liabilities rather than as valuation allowances or appropriations of surplus.

POLICY AND CONTRACT CLAIMS

Policy and contract claims are determined on an individual case basis for reported losses. Estimates of incurred but not reported losses are developed on the basis of past experience.

              The Manufacturers Life Insurance Company of America

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SEPARATE ACCOUNTS

Separate account assets and liabilities reported in the accompanying financial statements represent funds that are separately administered, principally for variable annuity and variable life contracts. For the majority of these contracts the contractholder, rather than the Company, bears the investment risk. Separate account assets are recorded at market value. Operations of the separate accounts are not included in the accompanying financial statements.

REVENUE RECOGNITION

Both premium and investment income are recorded when due.

INVESTMENT IN SUBSIDIARIES

The investment in Manufacturers Adviser Corporation ("MAC") is carried at net equity of MAC as computed under generally accepted accounting principles. Undistributed income and loss is treated as a component of unrealized gains and losses and applies directly to capital and surplus.

REINSURANCE

Reinsurance premiums and claims are accounted for on a basis consistent with that used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums and claims are reported net of reinsured amounts.

POLICY RESERVES

Certain policy reserves are calculated based on statutorily required interest and mortality assumptions.

              The Manufacturers Life Insurance Company of America

3. INVESTMENTS AND INVESTMENT INCOME

The amortized cost and market value of investments in fixed maturities (bonds) as of December 31, 1995 is summarized as follows:


                                                                            QUOTED OR
                                                GROSS         GROSS         ESTIMATED
                                 AMORTIZED    UNREALIZED    UNREALIZED       MARKET
NAME OF PERSON                     COST         GAINS         LOSSES          VALUE
--------------                   ---------    ----------    ----------      ---------
United States Government       $15,145,033      $681,032    $  (57,916)    $15,768,149
Foreign governments              6,071,376       157,635            --       6,229,011
Corporate                       31,046,219     2,508,780            --      33,554,999
Mortgage-backed securities:
U.S. Government agencies         9,522,771            --            --       9,522,771
Corporate                          971,803            --            --         971,803
                               -----------    ----------    ----------     -----------
                               $62,757,202    $3,347,447    $  (57,916)    $66,046,733
                               ===========    ==========    ==========     ===========

Proceeds from sales of investments in debt securities during 1995 were $67,506,660. Gross gains of $2,630,790 and gross losses of $218,778 were realized on those sales.

The amortized cost and market value of investments in fixed maturities (bonds) as of December 31, 1994 is summarized as follows:


                                                                            QUOTED OR
                                                GROSS         GROSS         ESTIMATED
                                 AMORTIZED    UNREALIZED    UNREALIZED       MARKET
NAME OF PERSON                     COST         GAINS         LOSSES          VALUE
--------------                   ---------    ----------    ----------      ---------
United States Government       $31,784,581    $ 243,971       $(441,592)   $31,586,960
Foreign governments              7,388,458           --        (294,385)     7,094,073
Corporate                        9,986,244        2,457        (577,136)     9,411,565
Mortgage-backed securities:
U.S. Government agencies         2,480,571           --              --      2,480,571
Corporate                          509,226           --              --        509,226
                               -----------    ---------     -----------    -----------
                               $52,149,080    $ 246,428     $(1,313,113)   $51,082,395
                               ===========    =========     ===========    ===========


Proceeds from sales of investments in debt securities during 1994 were $43,175,845. Gross gains of $167,738 and gross losses of $1,006,702 were realized on those sales.

              The Manufacturers Life Insurance Company of America

3. INVESTMENTS AND INVESTMENT INCOME (CONTINUED)

The amortized cost and market value of fixed maturities at December 31, 1995 by contractual maturities, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without prepayment penalties.


      YEARS TO MATURITY           AMORTIZED COST      MARKET VALUE
------------------------------    --------------      ------------
One year or less                      $564,857           $564,857
Greater than 1; up to 5 years        4,079,679          4,181,361
Greater than 5; up to 10 years      14,786,283         15,858,075
Due after 10 years                  32,831,809         34,947,866
Mortgage-backed securities          10,494,574         10,494,574
                                   -----------        -----------
                                   $62,757,202        $66,046,733
                                   ===========        ===========

At December 31, 1995, $6,617,749 of bonds at amortized cost were on deposit with government insurance departments to satisfy regulatory regulations.

Major categories of net investment income for each year were as follows:


                                               NET INVESTMENT INCOME
                                        1995          1994            1993
                                        ----          ----            ----
Gross investment income:
Dividends; Manulife Series Fund,
Inc. (Note 9)                          $645,908     $1,244,794     $1,440,392
Bond income                           4,430,236      1,712,294      1,422,064
Policy loans                            360,406        236,972        166,514
Short-term investments                  754,346        501,477        384,178
                                     ----------     ----------     ----------
                                      6,190,896      3,695,537      3,413,148

Investment expenses                    (350,336)      (106,908)       (89,186)
                                     ----------     ----------     ----------
Net investment income                $5,840,560     $3,588,629     $3,323,962
                                     ==========     ==========     ==========

              The Manufacturers Life Insurance Company of America

4. RELATED PARTY TRANSACTIONS

Manufacturers Life of America has a formal service agreement with Manulife Financial which can be terminated by either party upon two months' notice. Under the Agreement, Manufacturers Life of America will pay direct operating expenses incurred each year by Manulife Financial on behalf of Manufacturers Life of America. Services provided under the Agreement include legal, actuarial, investment, data processing and certain other administrative services. Costs incurred under this Agreement were $23,211,484 in 1995, $21,326,446 in 1994, and $12,467,474 in 1993. In addition, there were $5,052,062 agents' bonuses in 1995, $7,795,184 in 1994, and $5,363,558 in 1993 which were allocated to the Company and are included in commissions.

In addition, the Company has several reinsurance agreements with Manulife Financial which may be terminated upon the specified notice by either party. These agreements are summarized as follows:

(a) The Company assumes two blocks of insurance from Manulife Financial under coinsurance treaties. The Company's risk is limited to $100,000 of initial face amount per claim plus a pro-rata share of any increase in face amount.

(b) The Company cedes the risk in excess of $25,000 per life to Manulife Financial under the terms of an automatic reinsurance agreement.

(c) The Company cedes a substantial portion of its risk on its Flexible Premium Variable Life policies to Manulife Financial under the terms of a stop loss reinsurance agreement.

(d) Under the terms of an automatic coinsurance agreement, the Company cedes its risk on structured settlements to Manulife Financial.

              The Manufacturers Life Insurance Company of America

4. RELATED PARTY TRANSACTIONS (CONTINUED)

Selected amounts relating to the above treaties reflected in the financial statements are as follows:


                                 1995          1994           1993
                                 ----          ----           ----
Life and annuity premiums
  assumed                     $5,956,997    $25,385,628    $12,745,981
Other life and annuity
  considerations ceded          (598,330)      (437,650)      (201,685)
Commissions and expense
  allowances
  on reinsurance assumed      (1,014,163)      (810,252)      (329,634)
Policy reserves assumed       48,714,791     47,672,591     23,070,952
Policy reserves ceded          3,833,247      3,786,647      3,782,156

During 1993, the Company assumed the first $50,000 of initial face amount on two blocks of business. This resulted in transfers of $10,837,000 to establish the initial reserves. In 1994 the treaties were amended to assume the first $100,000 of initial face amount for the same blocks of business. This resulted in a transfer of $21,477,000 to establish the additional reserve. Commissions equal to 17% are charged for all renewed premiums related to these contracts.

During 1994, the Company terminated another treaty resulting in a premium to Manulife Financial to transfer the reserve of $799,874.

Manulife Financial provides a claims paying guarantee to all U.S. policyholders.

5. FEDERAL INCOME TAX

The Company joins the Parent, The Manufacturers Life Insurance Co. (U.S.A.) and Manufacturers Reinsurance Limited in filing a U.S. consolidated income tax return as a life insurance group under provisions of the Internal Revenue Code. In accordance with an income tax-sharing agreement dated December 29, 1983, the Company's income tax provision (or benefit) is computed as if the Company filed a separate income tax return. The Company receives no surtax exemption. Tax benefits from operating losses are provided at the U.S. statutory rate plus any tax credits attributable to the Company, provided the consolidated group utilizes such benefits currently. Taxes recoverable in the financial statements represent tax-related amounts receivable from affiliates.

              The Manufacturers Life Insurance Company of America

5. FEDERAL INCOME TAX

The Company, Parent and The Manufacturers Life Insurance Co. (U.S.A.) have available consolidated net operating losses of approximately $51,400,000 which will expire in the year 2009 and capital loss carryforwards of approximately $102,800,000 which will expire in 1999. The losses of the Company, Parent and the Manufacturers Life Insurance Co. (U.S.A.) may be used to offset the ordinary and capital gain income of Manufacturers Reinsurance Limited.

6. STATUTORY RESTRICTIONS ON DIVIDENDS

The Company is subject to statutory limitations on the payment of dividends to its Parent. The Company cannot pay dividends during 1995 without the prior approval of insurance regulatory authorities.

7. REINSURANCE

The Company cedes reinsurance as a party to several reinsurance treaties with major unrelated insurance companies. The Company remains obligated for amounts ceded in the event reinsurers do not meet their obligations.

Summary financial information related to these reinsurance activities is as follows:


                                    1995        1994        1993
                                    ----        ----        ----
Life insurance premiums ceded     $275,145    $218,767    $130,913

              The Manufacturers Life Insurance Company of America

8. RESERVES

Aggregate policy reserves for life policies including variable life, are based on statutory mortality tables and interest assumptions using either the net level or commissioners' reserve valuation method. The composition of the aggregate policy reserves at December 31, 1995 and 1994 is as follows:


                                 MORTALITY                  INTEREST
     AGGREGATE RESERVES            TABLE                    RATES
     ------------------            -----                    --------
    1995            1994
    ----            ----
$25,561,456     $28,553,885      1980 CSO                   4%
   (173,768)       (189,080)     Reinsurance ceded
  1,295,402       1,396,369      Miscellaneous
-----------     -----------
$26,683,090     $29,761,174
===========     ===========

At December 31, 1995 the Company's annuity reserves and deposit fund liabilities are comprised as follows:


                                                 AMOUNT      PERCENT
                                                 ------      -------
                                               (in 000's)
Subject to discretionary withdrawal:
  With market value adjustment                  $222,994      97.8%
  At book value less current surrender charge      1,239        .5%
Not subject to discretionary withdrawal            3,863       1.7%
                                                --------      -----
Total gross annuity actuarial reserves and
  deposit fund liabilities                      $228,096       100%
                                                ========      =====

9. INVESTMENT IN SEPARATE ACCOUNTS

During 1984, the Company initiated plans to market variable life insurance products through Separate Account One of The Manufacturers Life Insurance Company of America ("Separate Account One") using Manulife Series Fund, Inc. as its investment vehicle. Initial capitalization was $15,000,000. Through 1988, the Company provided an additional capitalization of $6,000,000.

              The Manufacturers Life Insurance Company of America

9. INVESTMENT IN SEPARATE ACCOUNTS (CONTINUED)

In December 1993, the Company transferred all of its shares, related to seed money, in Manulife Series Fund, Inc. out of Separate Account One to the General Account. At December 31, 1995, the $22,584,259 common stock represents the Company's seed money investment in Manulife Series Fund, Inc.

During 1995, 1994, and 1993, the following dividends were received from Manulife Series Fund, Inc.:


                              1995         1994           1993
                              ----         ----           ----
Separate Account One         $24,041       $38,732     $1,610,693
Separate Account Two       3,520,461     4,574,620      7,377,861
Separate Account Three     1,693,796     1,490,374        666,141
Separate Account Four      2,445,127     3,072,376      4,966,559
General Account              645,908     1,244,794      1,440,392

Dividends have been reinvested by the Company in Manulife Series Fund, Inc.

During 1993, the Company withdrew $8,000,000 of its seed money and accumulated earnings from Separate Account One and the Manulife Series Fund, Inc. and utilized these funds to pay down its intercompany debt.

During 1994, the Company withdrew $13,011,137 of its seed money and accumulated earnings from the Manulife Series Fund, Inc. and utilized these funds to pay down its intercompany debt.

During 1995, the Company withdrew $6,500,000 of its seed money and accumulated earnings from the Manulife Series Fund, Inc. and utilized these funds to pay down its intercompany debt.

                                   APPENDIX A

ANNUITY OPTIONS

     The Policyowner may elect one of the following annuity options described below. If no option is specified, annuity payments will be made as a life annuity with a ten year certain period. Treasury or Labor Department regulations may require a different annuity option if no option is specified and may preclude the availability of certain options in connection with Qualified Policies. There may also be state insurance law requirements that limit the availability of certain options. The amounts payable under each option will be no less than amounts determined on the basis of tables contained in each Policy. Such tables are based on the 1983 Individual Annuity Mortality Tables and an assumed interest rate of 3% per year.


OPTION 1:      ANNUITY CERTAIN -- payments in equal installments for a period of not less than five years and not more than twenty years.

OPTION 2(A):   LIFE ANNUITY WITHOUT REFUND -- payments in equal installments during the lifetime of an Annuitant. Upon the death of the Annuitant, payments will cease. Since there is no guarantee that any minimum number of payments will be made, the payee may receive only one payment if he or she dies before the date the second payment is due.

OPTION 2(B):   LIFE ANNUITY WITH CERTAIN PERIOD -- payments in equal
               installments during the lifetime of an Annuitant and if the Annuitant dies before installments have been paid for a designated period, either five, ten or twenty years, payments will continue for the remainder of the period selected.

OPTION 2(C):   LIFE ANNUITY WITH INSTALLMENT REFUND -- payments in equal
               installments during the lifetime of an Annuitant and if the Annuitant dies before the total installments paid equal the Policy Value applied to provide the annuity, payments will continue until the Policy Value has been paid.

OPTION 3(A):   JOINT AND SURVIVOR ANNUITY WITHOUT REFUND -- payments in equal installments during the lifetime of two Annuitants with payments continuing in full amount to the survivor upon death of either.
               Since there is no guarantee that any minimum number of payments will be made, the payees may receive only one payment if they both die before the date the second payment is due.

OPTION 3(B):  JOINT AND SURVIVOR ANNUITY WITH CERTAIN PERIOD -- payments in equal installments during the lifetime of two Annuitants and if both die before installments have been paid for a ten year period, payments will continue for the remainder of the period.


Under Options 2(b), 2(c) and 3(b), upon the death of the Annuitant or second to die of joint Annuitants, the beneficiary may elect to receive the commuted value of any remaining payments. Any such commutation will be at the interest rate used to determine the amount of the annuity payments plus 1/2%.

                                   APPENDIX B

                SAMPLE CALCULATIONS OF MARKET VALUE ADJUSTMENTS
                            AND WITHDRAWAL CHARGES 1


MVA FORMULA

The MVA factor is equal to:

                            (1+G) exp N
                            -----       -1
                            (1+C)

EXAMPLE ONE:  NEGATIVE MVA AND NO WITHDRAWAL CHARGE

Assume the following:

Type of Account:                         Fixed
Type of Transaction:                     Transfer
Time remaining in the Guarantee Period:  30 months, 5 days
Guaranteed Rate:                         6%
Current Rate for new 3-year deposits:    8%
Transfer Requested:                      $10,000
Withdrawal Charge:                       0%
Other Charges:                           $35 transfer charge


In this example,

         N =  30/12 = 2.5
         G = .06
         C = .08


The MVA factor equals:

         1.06 exp 2.5  - 1  =  -0.0457
         1.08


Manufacturers Life of America will deduct a Gross Withdrawal Amount of
$10,000.00.

From this, Manufacturers Life of America will deduct the transfer charge of $35. This will leave $9,965.00.

The amount of the MVA adjustment would be $9,965.00 x -0.0457, or -$455.40.

The cash transferred to another account(s) would be $9,965.00 -$455.40, or $9,509.60.

1 The assumed fixed interest rates used in the examples in this Appendix illustrate the operation of the Market Value Adjustment and are not intended to reflect the levels of interest rates currently offered on the Fixed Accounts.

EXAMPLE TWO:  POSITIVE MVA AND NO WITHDRAWAL CHARGE

Assume the following:


Type of Account:                         Fixed
Type of Transaction:                     Partial Withdrawal
Time remaining in the Guarantee Period:  47 months
Guaranteed Rate:                         6%
Current Rate for new 3-year deposits:    4%
Current Rate for new 4-year deposits:    Not Offered
Current Rate for new 5-year deposits:    6%
Cash Withdrawal Requested:               $10,000
Withdrawal Charge:                       0%
Other Charges:                           None


In this example,

         N = 47/12 = 3.91677
         G = .06
         C = .05


The time remaining in the Guarantee Period, rounded to the next full year, is 4 years. Since the 4-year deposit is not available, interpolate between the 3-year rate and the 5-year rate, to get a rate of 5%.

The MVA factor equals:

     1.06 exp. 3.91677  - 1
     1.05
     = 0.0378

We will take out a Gross Withdrawal Amount of $9,635.77

The amount of the MVA adjustment would be $9,635.77 x 0.0378, or $364.23.

The cash received by the Policyowner would be $9,635.77 + $364.23, or $10,000.


EXAMPLE THREE: WITHDRAWAL CHARGE AND NO MVA

Assume the following:

Type of Account:            Variable
Type of Transaction:        Partial Withdrawal
Cash Withdrawal Requested:  $10,000
Withdrawal Charge:          6%*
Other Charges:              None


The Gross Withdrawal Amount will be $10,638.30.

The withdrawal charge will be $10,638.30 x 6%, or $638.30.

The cash received by the Policyowner would be $10,638.30 -- $638.30, or $10,000.

* In this example, Manufacturers Life of America assumes that a 10% free withdrawal has already been taken earlier in the year, and that the withdrawal charge percentage applies to the total Policy Value. In other situations the withdrawal charge may not apply to the total Policy Value.

EXAMPLE FOUR: NEGATIVE MVA AND WITHDRAWAL CHARGE

Assume the following:

Type of Account:                         Fixed
Type of Transaction:                     Surrender
Time remaining in the Guarantee Period:  30 months, 5 days
Guaranteed Rate:                         6%
Current Rate for new
3-year deposits:                         8%
Policy Value:                            $10,000
Withdrawal Charge:                       6%*
Other Charges:                           $30 record-keeping charge


In this example,

         N = 30/12 = 2.5
         G = .06
         C = .08


The MVA factor equals:

         1.06 exp. 2.5  - 1
         1.08
         = - 0.0457


On a surrender, the Gross Withdrawal Amount is the Policy Value, or $10,000 in this example.

Manufacturers Life of America will deduct the record-keeping charge of $30, leaving $9,970.

The amount of the MVA adjustment would be $9,970 x -0.0457, or $455.63.

This leaves an amount of $9,970.00 - $455.63, or $9,514.37.

The withdrawal charge will be $9,514.37 x 6%, or $570.86.

The cash received by the Policyowner would be $9,514.37 - $570.86, or $8,943.51.

* In this example, Manufacturers Life of America assumes that a 10% free withdrawal has already been taken earlier in the year, and that the withdrawal charge percentage applies to the total Policy Value. In other situations the withdrawal charge may not apply to the total Policy Value.